Exhibit (h)(4)

Table of Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	1
1.1	Intention of the Parties	1
1.2	Separate Agreement	1
1.3	Definitions; Interpretation	2
2.	THE SECURITIES LENDING SERVICES	7
2.1	Appointment; Authority	7
2.2	Loans	8
2.3	Borrowers	9
2.4	Receipt of Collateral; Collateral Substitution	10
2.5	Mark to Market Procedures	11
2.6	Cash Collateral	12
2.7	Distributions	13
2.8	Voting Rights	16
2.9	Sale of a Security on Loan	16
2.10	Recordkeeping; Access to J.P. Morgan's Records	17
2.11	Statements of Account	17
2.12	Notifications	17
2.13	Change Requests	18
2.14	Direction to Custodian	18
3.	OBLIGATIONS OF J.P. MORGAN IN THE CASE OF BORROWER DEFAULT	19
3.1	Default by Borrower with respect to Securities on Loan	19
3.2	Indemnification of Lender in Respect of Securities	19
3.3	Application of Collateral/Assignment of Rights	21
4.	INSTRUCTIONS	22
4.1	Acting on Instructions; Method of Instruction and Unclear Instructions	22
4.2	Verification and Security Procedures	22
4.3	Instructions; Contrary to Law/Market Practice	23
4.4	Cut-Off Times	23
4.5	Electronic Access and Cybersecurity	23
4.6	Recording of Telephone Communications	24
5.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN	24
5.1	Fees and Expenses	24
5.2	Overdrafts	25
5.3	Set-off	26
6.	ADDITIONAL PROVISIONS RELATING TO THE PARTIES	26
6.1	Representations of Lender and J.P. Morgan	26
6.2	Lender to Provide Certain Information to J.P. Morgan	28

Securities Lending Agreement JPMCB New York General

Sept 2020 Version

6.3	Insurance	28
6.4	Confidentiality	28
6.5	Use of J.P. Morgan’s and Lender’s Name	29
7.	WHEN J.P.MORGAN IS LIABLE TO LENDER	29
7.1	Standard of Care; Liability	29
7.2	Force Majeure	30
7.3	J.P. Morgan May Consult With Counsel	31
7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	31
7.5	Responsibility for Certain Third Parties	32
8.	TAXATION	32
8.1	Tax Filings	32
8.2	Tax Treatment	33
9.	TERM AND TERMINATION	33
9.1	Termination for Convenience	33
9.2	Other Grounds for Termination	34
9.3	Exit Procedure	34
10.	MISCELLANEOUS	34
10.1	Notifications	35
10.2	Successors and Assigns	35
10.3	Entire Agreement and Amendments	35
10.4	Governing Law and Jurisdiction	36
10.5	Severability; Waiver; and Survival	36
10.6	AML/Sanctions Requirements	37
10.7	Counterparts	37
10.8	No Third Party Beneficiaries	37
10.9	Stay Legislation	37
10.10	Limitation of Liability	38
	SCHEDULE 1 Investment Guidelines	40
	SCHEDULE 2 JPMorgan Chase Bank, N.A. Securities Lending Approved Borrowers	41
	SCHEDULE 3 Eligible Collateral	45
	SCHEDULE 4 Lending Accounts and Markets	47
	SCHEDULE 5 Persons Authorized To Give Instructions	51
	SCHEDULE 6A Form of Master Securities Lending Agreement (US Borrowers)	52
	SCHEDULE 6B Form of Master Securities Lending Agreement (non-US borrowers)	71
	SCHEDULE 7 Cut-Off Times	133
	SCHEDULE 8 Electronic Access	134
	SCHEDULE 9 Form of Self Investor Addendum	136
	SCHEDULE 10 Applicable Restrictions	140
	SCHEDULE 11 List of Lenders	142

Securities Lending Agreement JPMCB New York General

Sept 2020 Version

2

FORM OF SECURITIES LENDING AGREEMENT

This Agreement, dated June 11, 2021, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 383 Madison Avenue, 11th Floor, New York, NY 10179; and JANUS DETROIT STREET TRUST, on behalf of its series as listed in Schedule 11 (each such series severally and not jointly a “Fund”), a registered management investment company (organized and existing under the laws of Delaware (the “Trust”) at 151 Detroit Street, Denver, CO 80206 (each such series as listed in Schedule 11, a “Lender”).

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

This Agreement sets out the terms on which J.P. Morgan will provide securities lending services to Lender. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement. The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement.

1.2	Separate Agreement

It is understood and agreed that this Agreement shall constitute a separate Agreement between J.P. Morgan and each Lender individually, as if each such Lender had executed a separate Agreement naming only itself as undersigned. With respect to each such Lender, (i) only a transaction between J.P. Morgan and such Lender shall be a transaction under the Agreement between J.P. Morgan and such Lender, and (ii) only obligations between J.P. Morgan and such Lender shall be rights, obligations, remedies or liabilities under the Agreement between J.P. Morgan and such Lender. Without limiting the generality of the foregoing, in no event shall J.P. Morgan have recourse, whether by set-off or otherwise, with respect to any such amounts owed or liabilities incurred in respect of a particular Lender, to or against any assets of any other Lender or any person or entity other than such particular Lender. References to each such Lender and the term “this Agreement” shall be construed accordingly. Provisions herein that apply to the Lender shall be deemed to apply separately to each Lender. Each of the parties agrees that under no circumstances shall any rights, obligations, remedies or liabilities of a particular Lender, or with respect to transactions to which a particular Lender is a party, be deemed to be rights, obligations, remedies or liabilities applicable to any other Lender or to transactions to which any other Lender is a party. All transactions are entered into in reliance on the fact that this Agreement constitutes a separate agreement between J.P. Morgan and each Lender.

Securities Lending Agreement JPMCB New York General

Sept 2020 Version

1.3	Definitions; Interpretation

(a)	Definitions

As used herein, the following terms have the meanings hereinafter stated.

“Affiliate” or “J.P. Morgan Affiliate” with respect to J.P. Morgan means an entity controlling, controlled by, or under common control with J.P. Morgan.

“Allocation Factors” has the meaning set forth in Section 2.2(b) of this Agreement.

“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorist, insider or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such Applicable Law.

“Applicable Law” means any applicable statute, treaty, rule, regulation or law (including common law) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity relating to the provision of the Services or the performance of this Agreement in the jurisdiction in which the services under this Agreement are being provided.

“Authorized Investment” means any type of instrument, security, participation or other property in which Cash Collateral may be invested or reinvested, pursuant to Section 2.6 of this Agreement and the Investment Guidelines.

Authorized Person” means any person set out in Schedule 5 to this Agreement (as such Schedule 5 may be updated by the Lender from time to time). Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives an Instruction from Lender that any such person is no longer an Authorized Person.

“AutoCredit” has the meaning set forth in Section 2.7(a) of this Agreement.

“Borrower” means an entity listed on Schedule 2 to this Agreement other than an entity which J.P. Morgan shall have been instructed to delete from such list in accordance with an Instruction and as such Schedule may be amended in accordance with Section 2.3 of this Agreement.

“Business Day” shall have the meaning assigned in the applicable MSLA, including any applicable Addendum or Exhibit to the applicable MSLA and shall, include, as applicable, a New York Business Day and a Foreign Business Day as defined in the applicable MSLA.

“Cash Account” shall mean an account established under the Custody Agreement in the name of Lender for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of Lender.

“Cash Collateral” means those currencies permitted under Schedule 3 to this Agreement to be accepted as Cash Collateral as may be pledged by a Borrower in connection with a particular Loan.

“Cash Distributions” has the meaning set forth in Section 2.7(a) of this Agreement.

“Change” has the meaning set forth in Section 2.13 of this Agreement.

“Change Request” has the meaning set forth in Section 2.13 of this Agreement.

“Collateral” means the types of collateral acceptable to Lender as set forth in Schedule 3 to this Agreement, together with Cash Collateral.

“Collateral Account” means, as the case may be, an account or accounts maintained by J.P. Morgan with its global custody business, with any Securities Depository or with any Tri-party Institution, and designated as a Collateral Account for the purpose of holding Collateral, Authorized Investments, or proceeds of any of them (as the case may be) in connection with Loans under this Agreement, and shall include any Cash Account holding Cash Collateral.

“Collateral Requirement” with respect to a given Security shall be an amount equal to the then applicable percentage of the Market Value of the applicable Security as set forth in Appendix A to Schedule 3 to this Agreement, as may be amended from time to time by mutual written agreement of both J.P. Morgan and Lender; provided however, J.P. Morgan may modify Appendix A to Schedule 3 from time to time on written notice to the Lender if such modification would result in a more restrictive requirement being placed on Borrower with respect to the Collateral Requirement.

“Confidential Information” means and includes all nonpublic information concerning Lender, the Lending Accounts or the Collateral Accounts which J.P. Morgan receives in the course of providing services under this Agreement, including but not limited to, the portfolio holdings. Nevertheless, the term Confidential Information does not include (i) information that is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement, (ii) information that J.P. Morgan develops independently without using the Lender’s confidential information, (iii) information that J.P. Morgan obtains on a nonconfidential basis from a person who is not known to be subject to any obligation of confidence to the Lender with respect to that information, or (iv) information that the Lender has designated in writing as non-confidential or consented to be disclosed in accordance with Section 6.4 (Confidentiality) of this Agreement.

“Custodian” shall mean JPMorgan Chase Bank, N.A.

“Custody Agreement” means the agreement dated as of January 28, 2021, between J.P. Morgan and Lender, which provides, inter alia, for the safekeeping of Securities received by J.P. Morgan from time to time on behalf of Lender, as that agreement may be amended from time to time.

“Cut -off Time” has the meaning set forth in Section 4.4 of this Agreement.

“Distributions” means all interest, dividends and other distributions (including, but not limited to, payments made by the depositary in connection with American Depositary Receipts and Global Depositary Receipts) made by the issuer with respect to Securities subject to Loans.

“Dollars” means U.S. dollars.

“Event of Default” has the meaning set forth in the applicable MSLA.

“GMSLA” means the global master securities lending agreement (2010).

“Instruction” means an instruction, whether or not in fact authorized, that has been verified in accordance with the Security Procedure or, if for whatever reason, no Security Procedure is applicable, which in any event J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“1nvestment Guidelines” has the meaning set forth in Section 2.6(a) of this Agreement.

“JPM Invest Cash Collateral” has the meaning set forth in Section 2.6(b) of this Agreement.

“J.P. Morgan Indemnitees” means J.P. Morgan and its nominees, directors, officers, employees and agents.

“Lending Account” means each of the Securities Accounts set forth in Schedule 4 to this Agreement, as that Schedule may be modified from time to time by agreement of the parties.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a party’s own income) or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, reasonable attorneys’. accountants’, consultants’ and experts’ fees and disbursements reasonably incurred) and outstanding from time to time.

“Loan” means a loan of Securities under this Agreement and under the applicable MSLA.

“Loan Fee” means the amount payable by a Borrower to J.P. Morgan under the applicable MSLA in connection with Loans collateralized by Collateral other than Cash Collateral.

“Market Value” means the value reasonably determined by J.P. Morgan in accordance with the applicable MSLA, including the computation of Dollar equivalents where Securities on Loan and/or Collateral (and proceeds of Collateral) are denominated in a currency other than Dollars; and in the case of fixed income Securities, including any accrued but unpaid interest thereon. In the case of Cash Collateral, “Market Value” means the value of the cash delivered by Borrower. “Market Value” shall be determined as of the close of trading on the preceding Business Day.

“MIR Tax Declaration” means the manufactured income tax rate confirmation setting out the rates for manufactured income that J.P. Morgan as agent for Lender will claim from Borrowers when making loans of securities from the Lending Account.

“MSLA” means a master securities lending agreement or securities borrowing agreement between J.P. Morgan and a Borrower, under which J.P. Morgan lends Securities on behalf of its customers (including Lender) from time to time. A copy of J.P. Morgan’s standard forms of MSLA, including (as applicable) the international addendum to the MSLA, are annexed to this Agreement (i) as Schedule 6A in the case of Borrowers located in the United States or Canada (or as otherwise agreed by J.P. Morgan and Lender), and (ii) as Schedule 6B in the case of Borrowers located outside the United States. (The location of each Borrower is indicated in Schedule 2.)

“Non-cash Distributions” has the meaning set forth in Section 2.7(b) of this Agreement.

“Rebate” means the amount payable by J.P. Morgan on behalf of Lender to a Borrower (or, in the case of a negative rebate, the amount payable by Borrower to J.P. Morgan on behalf of Lender) in connection with Loans collateralized by Cash Collateral, which shall be a percentage of the Cash Collateral as agreed by Borrower and J.P. Morgan.

“Return Date” has the meaning set forth in Section 3.2(a) of this Agreement.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets.

“Securities Account” means each of the securities accounts established and maintained by J.P. Morgan on behalf of Lender under the Custody Agreement.

“Securities Depository” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities.

“Security Procedure” means the applicable security procedure to be followed by Lender (and its Authorized Persons) and/or by J.P. Morgan, so as to enable J.P. Morgan to verify that an instruction is authorized. The applicable Security Procedure for different types of Instructions in connection with the Services hereunder may be set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement, or in separate documentation, and may be updated by J.P. Morgan from time to time upon notice to the Lender which shall specify therein when such updated will become effective. Where a proposed change to a Security Procedure could reasonably be expected to have an impact on the Lender ‘s procedures, J.P. Morgan will consult with the Lender in advance of implementing any such change. A Security Procedure may, without limitation, involve the use of User Codes, dual-factor authentication, and telephone call backs, or third party utilities. For the avoidance of doubt, a SWIFT message issued in the name of Lender through any third party utility that J.P. Morgan has approved as a utility through which Instructions may be provided hereunder, shall be deemed to have been verified through a Security Procedure.

“Self-Investment Cash Collateral” means Cash Collateral, save JPM Invest Cash Collateral, that is self-invested by Lender in accordance with the terms of the Self Investor Addendum.

“Self Investor Addendum” means the self investor addendum as set out in Schedule 9 (Self Investor Addendum) as may be amended and supplemented by the parties from time to time.

“Term Loan” has the meaning set forth in Section 2.2(c) of this Agreement.

“Tri-party Agreement” means an agreement among J.P. Morgan, a financial institution acting as tri-party custodian, and a particular Borrower providing, among other things, for the holding of Collateral in a Collateral Account at the financial institution in J.P. Morgan’s name on behalf of J.P. Morgan’s lending customers and for the substitution of Collateral, as amended and supplemented from time to time.

“Tri-party Institution” means a financial institution (which may be J.P. Morgan acting in a separate capacity) with which J.P. Morgan shall have entered a Tri-party Agreement.

“User Codes” means a password digital certificate, identifier (including biometric identifier), security device, algorithm, encryption or other similar procedure used by the Lender or an Authorized Person to access J.P. Morgan’s systems, applications or products or to issue Instructions to J.P. Morgan.

(b)	Interpretation

(i)	Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.

(ii)	Unless otherwise expressly stated to the contrary herein, references to Sections are to sections of this Agreement and references to Paragraphs are to paragraphs of the Sections in which they appear.

(iii)	Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa). Use of the term “including” shall be deemed to mean “including but not limited” to, and references to appendices and numbered sections shall be to such addenda and provisions herein.

(iv)	Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time to time modified to the extent such modification applies to any service provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

(v)	The Schedules, Appendices and Annexes to the Agreement are incorporated herein by reference and form part of the Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement. If and to the extent that there is an inconsistency between the terms of the body of the Agreement and its Schedules, Appendices and Annexes, the terms of the body of the Agreement shall prevail unless expressly stated otherwise.

2.	THE SECURITIES LENDING SERVICES

2.1	Appointment; Authority

(a)	Lender hereby appoints J.P. Morgan as its agent to lend Securities in each of the Lending Accounts on Lender’s behalf to Borrowers from time to time in accordance with the terms of this Agreement. J.P. Morgan hereby accepts appointment as such agent.

(b)	Lender hereby authorizes and empowers J.P. Morgan to execute in Lender’s name and on its behalf and at its risk all agreements and documents as may be necessary to carry out any of the powers herein granted to J.P. Morgan. In this regard, Lender hereby acknowledges receipt of the forms of MSLA and authorizes J.P. Morgan to lend Securities in the Lending Accounts to Borrowers under agreements substantially in the forms of the MSLA; it being understood and agreed, however, that J.P. Morgan shall notify Lender in writing at least ten (10) days prior to any material change to the MSLA entered into with any Borrower. Lender agrees that, J.P. Morgan may lend Securities in the Lending Accounts to U.S. Borrowers under agreements substantially in the form of Schedule 6A and to non-U.S. Borrowers under agreements substantially in the form annexed to Schedule 6B (the “GMSLA”). J.P. Morgan may exercise all rights and powers provided under any MSLA as may be incidental to that MSLA.

2.2	Loans

(a)	From time to time, J.P. Morgan may lend to Borrowers Securities held in the Lending Accounts, except those Securities which Lender specifically identifies by written notice to J.P. Morgan as not being available Securities to lend (taking into account that J.P. Morgan shall need a reasonable period of time from receipt of such notice in order to process such notification and Lender agrees that any such notice shall only take effect from such time), and shall deliver such Securities against receipt of Collateral in accordance with the applicable MSLA. All Securities of Lender held by J.P. Morgan that are issued, settled or traded in the markets listed on Schedule 4 to this Agreement may be lent to Borrowers from time to time without the consent of any Authorized Person. All Loans shall be made on a fully disclosed basis. J.P. Morgan may suspend lending activity in one or more markets from time to time if it determines that lending in those markets is impracticable or uneconomical. J.P. Morgan shall, as soon as reasonably practicable and to the extent permissible by applicable laws and regulations, notify Lender of any such suspension.

(b)	J.P. Morgan shall seek to assure that Lender receives a fair and reasonable allocation of lending opportunities vis-à-vis other lenders, taking into account the demand for and availability of Securities, types of Collateral, eligibility of Borrowers, Borrower’s requested Rebate rate, limitations on investments of Cash Collateral, tax treatment, liquidity and other similar commercial factors (the “Allocation Factors”). The Allocation Factors may also include consideration of the cost to J.P. Morgan in the allocation of the aforementioned lending opportunities, including, but not limited to, the capital cost of indemnification by J.P. Morgan. The Allocation Factors may improve or reduce such allocation opportunities and, in some instances, may result in non-participation in a loan opportunity at all. The Allocation Factors are the basis for determining which clients, on a case by case basis, will be eligible for an objective allocation of a loan opportunity. J.P. Morgan is under no obligation to enter into a transaction if the cost to J.P. Morgan will exceed its revenue for that given transaction, however, reserves the right to enter into any such transaction based on certain factors that have intrinsic value to J.P. Morgan.

(c)	Loans shall generally be terminable on demand. With the prior approval of Lender, however, Loans may be made on the basis of a specified termination date (each a “Term Loan”), with or without providing for the right of Lender to terminate or substitute equivalent Securities.

(d)	J.P. Morgan shall terminate any Loan of Securities to a Borrower as soon as practicable after: (i) receipt by J.P. Morgan of a notice of termination of the respective MSLA by the Borrower; (ii) receipt by J.P. Morgan of Instructions directing it to terminate a Loan; (iii) receipt by J.P. Morgan of Instructions instructing it to delete from Schedule 2 to this Agreement the Borrower to which such Loan was made; (iv) receipt by J.P. Morgan of Instructions advising that the Security subject to a Loan is no longer subject to the representations contained in Section 6.1 of this Agreement; (v) receipt by J.P. Morgan of notice advising that an Event of Default has occurred and is continuing beyond any grace period that may be afforded by J.P. Morgan; (vi) J.P. Morgan elects, in its sole discretion, to terminate a Loan other than a Term Loan; or (vii) termination of this Agreement. Termination of a Term Loan prior to its anticipated termination date by either Lender or Borrower may result in the terminating party having to pay the non-terminating party damages based on the cost of obtaining a replacement loan. The Borrower shall be required to return any Security within the relevant standard settlement period for such Security, but in no case more than seven (7) Business Days (the “Recall Period”) following receipt of the termination notice by Borrower from J.P. Morgan. In the event of Borrower’s failure to return the applicable Securities upon termination of a Loan, J.P. Morgan shall take the steps specified in Section 3.1 of this Agreement.

(e)	Lender shall not engage in any security lending activity with regard to Securities held in any Lending Account during the term of this Agreement, except for Loans made by J.P. Morgan as lending agent under this Agreement.

2.3	Borrowers

(a)	Securities may be lent to any Borrower listed in Schedule 2 to this Agreement, in J.P. Morgan’s sole discretion. Schedule 2 to this Agreement may be updated from time to time upon written notice by J.P. Morgan to delete entities that have ceased to be potential Borrowers and upon written agreement of Lender to add new Borrowers. Lender may at any time provide Instructions to J.P. Morgan to delete a Borrower from Schedule 2 to this Agreement. Promptly following receipt of those Instructions J.P. Morgan will cease making Loans to that Borrower and promptly take the steps set forth in Section 2.2(d) of this Agreement. J.P. Morgan shall have the right to decline to make any Loans to any Borrower and to discontinue lending to any Borrower in its sole discretion. J.P. Morgan shall as soon as reasonably practicable notify Lender of any Borrower with respect to which it has discontinued lending save that J.P. Morgan does not have to provide: (i) a reason for such discontinuation of lending to a Borrower; and (ii) such notification where the Lender is prevented from providing such notification by any applicable law and regulation.

(b)	J.P. Morgan may assume (unless its personnel directly responsible for the performance of the services under this Agreement have actual knowledge to the contrary) that any representations made by a Borrower in connection with any Loan are true, that no event which is or may become an Event of Default has occurred and that Borrower is in compliance with its obligations under the applicable MSLA.

(c)	J.P. Morgan shall have no responsibility for the accuracy or completeness of any information supplied by any Borrower. If J.P. Morgan receives any information from a Borrower that is so manifestly wrong that no reasonable provider of agency lending services could reasonably act upon this information (taking into account the circumstances pursuant to which that information was obtained and the applicable market conditions), then nothing within the preceding sentence is intended to impede any right that the Lender may otherwise have pursuant to clause 7.1 (Liability) against J.P. Morgan. Notwithstanding the above, Lender agrees that J.P. Morgan shall otherwise have no duty to review or question the accuracy, completeness or reasonableness of any information supplied by any Borrower.

2.4	Receipt of Collateral; Collateral Substitution

(a)	For each Loan, J.P. Morgan or a Tri-party Institution shall receive and hold all Collateral required by the applicable MSLA in a Collateral Account. A given Loan may be collateralized by more than one type of Collateral. J.P. Morgan shall credit, or where applicable shall have a Tri-party Institution credit, all Collateral, Cash Collateral investments and proceeds to a Collateral Account and J.P. Morgan shall mark its books and records to identify Lender’s interest therein. In this regard, J.P. Morgan shall segregate assets held in each Collateral Account maintained from J.P. Morgan’s proprietary assets. J.P. Morgan shall accept substitutions of Collateral in accordance with the applicable MSLA or Tri-party Agreement, and shall credit, or where applicable shall have a Triparty Institution credit, all such substitutions to a Collateral Account. J.P. Morgan and Lender agree that all securities Collateral shall constitute a Financial Asset (as such term is defined and used in the Uniform Commercial Code as in effect in the State of New York from time to time (“UCC”)) over which Lender or J.P. Morgan, on Lender’s behalf, shall have “control” pursuant to Section 8-106 of the UCC. J.P. Morgan and Lender further agree that all Cash Collateral placed in a Collateral Account shall be deemed to be held in a Deposit Account (as such term is defined and used in the UCC) over which Lender or J.P. Morgan, on Lender’s behalf, shall have “control” pursuant to Section 9-104 of the UCC.

2.5	Mark to Market Procedures

(a)	J.P. Morgan shall require initial Collateral from Borrower for a Loan in an amount determined by applying the then applicable Collateral Requirement to the Market Value of the Security that is the subject of the Loan.

(b)	J.P. Morgan shall calculate the Market Value of the Collateral on each Business Day. If the Market Value of the Collateral held by J.P. Morgan on behalf of Lender for a Loan on any Business Day is less than the Collateral Requirement set forth on Appendix A to Schedule 3 to this Agreement, J.P. Morgan shall demand on behalf of Lender that the applicable Borrower deliver additional Collateral in accordance with the applicable MSLA. J.P. Morgan also may from time to time establish de minimis guidelines with respect to Collateral under which a demand for additional Collateral from a Borrower would not be made even where otherwise required under this Agreement. J.P. Morgan will notify the Lender as soon as practicable in the event that there are any changes to the latest version of the de minimis guidelines provided by J.P. Morgan to Lender. Further details of the applicability of the de minimis guidelines is set out in Schedule 3 (Eligible Collateral).

(c)	J.P. Morgan is authorized to return excess Collateral to the Borrower upon demand, in accordance with the terms of the applicable MSLA.

(d)	J.P. Morgan may modify the Collateral procedures set forth on Appendix A to Schedule 3 to this Agreement from time to time based on general market conditions (including volatility of Securities on Loan and of Securities Collateral), the Market Value of Securities on Loan to a given Borrower, and in accordance with general market practice and regulatory requirements by mutual written agreement of both J.P. Morgan and Lender; provided however, J.P. Morgan may modify Appendix A to Schedule 3 from time to time on written notice to the Lender if such modification would result in a more restrictive requirement being placed on Borrower with respect to the Collateral Requirement. J.P. Morgan shall promptly notify Lender of material revisions to the Collateral Requirement and the foregoing procedures.

2.6	Cash Collateral

(a)	J.P. Morgan shall transfer and Lender shall invest Self Investment Cash Collateral in accordance with the terms of the Self-Investor Addendum.

(b)	If Cash Collateral is received by J.P. Morgan after 2 pm EST, J.P. Morgan shall reinvest such Cash Collateral in accordance with the investment guidelines set out in Schedule 1 of this Agreement (the “Investment Guidelines”) unless otherwise instructed by Lender (and such Cash Collateral shall be referred to as “JPM Invest Cash Collateral”). The Investment Guidelines may be amended from time to time by written agreement of the parties. Authorized Investments are not guaranteed by J.P. Morgan, and involve risk, including possible loss of principal. Lender assumes all risk of loss resulting from an Authorized Investment. J.P. Morgan is authorized to buy or sell Cash Collateral investments through bulk trades in which its other customers participate. JPM Invest Cash Collateral received after the market closes shall not be invested until the next Business Day.

(c)	J.P. Morgan may from time to time advance to Lender its share of accrued earnings from JPM Invest Cash Collateral. By the same token, except as may be expressly set forth in the Investment Guidelines, earnings received from JPM Invest Cash Collateral shall not be invested on behalf of Lender pending distribution under this Agreement (e.g., as Rebates to Borrowers and as lending income under Section 5.1 of this Agreement) and, therefore, no income shall be paid thereon to Lender. J.P. Morgan anticipates earning interest on such earnings pending such distribution in an amount approximately equal to the fed funds rate in effect from time to time.

(d)	J.P. Morgan may, in its sole discretion, liquidate any JPM Invest Cash Collateral investment and credit the net proceeds to the Lender's Cash Account.

(e)	If: (i) J.P. Morgan determines that a Cash Collateral investment either is unlikely to be redeemed in accordance with its terms (as in effect at the time such Cash Collateral investment was acquired) or will need to be sold at a loss in order to raise cash to return to a Borrower upon the present or future maturity of a Loan or (ii) J.P. Morgan otherwise reasonably requires the replenishment of Cash Collateral, J.P. Morgan may require that Lender transfer to it cash in an amount at least equal to the difference between the amortized cost and the fair market value of the applicable Cash Collateral investment (as determined by J.P. Morgan in its reasonable discretion). Lender shall promptly comply with any such request.

2.7	Distributions

(a)	The following procedures shall apply to Cash Distributions:

(i)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on Securities on Loan. J.P. Morgan shall credit Lender’s Cash Account on the anticipated payment date with the amount of all Cash Distributions (but for purposes of this Section 2.7(a), the term “Cash Distributions” shall not include any principal payment, whether paid upon the maturity of any debt Security or prior to its maturity), net of any taxes that are withheld by J.P. Morgan or any third party in accordance with the MIR Tax Declaration as notified to Lender by J.P. Morgan (such service hereinafter defined as “AutoCredit”) with respect to Securities on Loan over their Record Date that Lender would have received under the Custody Agreement had such Securities not been on Loan over Record Date. AutoCredit is limited to those Securities and/or markets as to which J.P. Morgan customarily offers an AutoCredit service. Upon request, J.P. Morgan shall provide Lender with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Lender that is reasonable in the circumstances. J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Lender shall promptly return any amount credited to Lender’s Cash Account upon written notification from J.P. Morgan that: (i) such amount has not been paid by the issuer or the paying agent of the Securities (as applicable) in the ordinary course of business or (ii) such amount was incorrectly credited. If Lender does not promptly return any amount upon such notification, J.P. Morgan shall be entitled, upon written notification to Lender identifying the amount, to reverse the applicable credit by debiting Lender’s Cash Account for the amount previously credited. When the AutoCredit service is not available (including for the avoidance of doubt, when cash is paid pursuant to a corporate action), such Cash Distributions, net of any taxes withheld by J.P. Morgan or any third party in accordance with the MIR Tax Declaration as notified to Lender by J.P. Morgan, will be credited only after actual receipt and reconciliation by J.P. Morgan.

(ii)	Notwithstanding the foregoing, Lender acknowledges that Cash Distributions shall be processed in accordance with general market practice, subject to the following:

(A)	If the market is a tracked market, Cash Distributions shall be automatically settled by the relevant Securities Depository against Borrower and transferred directly to Custodian by such Securities Depository. In such case, notwithstanding anything to the contrary herein, J.P. Morgan shall be under no obligation to forward Cash Distributions with respect to such Securities to Custodian, or

(B)	If the market is not a tracked market, Cash Distributions shall be either: (x) forwarded directly to Custodian by Borrower upon instructions from J.P. Morgan (in such case, notwithstanding anything to the contrary herein, J.P. Morgan shall be under no obligation to forward Cash Distributions with respect to such Securities to Custodian); or (y) paid by J.P. Morgan to Custodian in accordance with 2.7(a)(i) above.

(iii)	Subject to sub-paragraphs (iii) and (iv) below, J.P. Morgan agrees that if a Borrower fails to return any Securities on the Return Date and the entitlement date of any Cash Distribution to a Borrower falls prior to the date Lender has received replacement securities in full of the same issue, type, class and series as the Securities on Loan (or its cash equivalent) in accordance with clause 3.2 (Indemnification of Lender in respect of Securities) (such date being the “Securities Replacement Date”), then J.P. Morgan’s obligation to indemnify Lender under clause 3.2 shall include all such Cash Distributions.

(iv)	With respect to an AutoCredit market, if J.P. Morgan indemnifies Lender for a Cash Distribution pursuant to clause (iii) above and the relevant issuer fails to pay the Borrower that Cash Distribution in part or in full, then Lender agrees to repay on demand the amount of that unpaid Cash Distribution to J.P. Morgan.

(v)	With respect to a non-AutoCredit market, J.P. Morgan’s obligation to indemnify Lender pursuant to clause 2.7(a)(iii) above shall only apply to the extent a Borrower has actually received the Cash Distribution from the relevant issuer. For the avoidance of doubt, for a non-AutoCredit market, if a Cash Distribution is paid by an issuer following the Securities Replacement Date but the entitlement date occurs prior to the Securities Replacement Date, then Lender shall be entitled to receive that Cash Distribution.

(b)	The following procedures shall apply to Distributions which are not Cash Distributions (“Non-cash Distributions”):

(i)	Any Non-cash Distribution which is in the nature of a stock split or a stock dividend shall at the option of J.P. Morgan: (A) be added to the existing Loan to which that Distribution relates as of the date that Non-cash Distribution is payable and shall be subject to the provisions of this Agreement and the applicable MSLA; or (B) be delivered by Borrower to J.P. Morgan, and J.P. Morgan shall credit that Non-cash Distribution to the applicable Lending Account.

(ii)	Any Non-cash Distribution which is in the nature of warrants or rights to purchase shares made with respect to any Securities on Loan shall be deemed to be a new Loan made by Lender to Borrower (and shall be considered to constitute Securities on Loan) as of the date that Non-cash Distribution is payable and shall be subject to the provisions of this Agreement; provided that Lender may give J.P. Morgan Instructions, prior to the applicable Cut-off Time directing it to request that Borrower deliver that Non-cash Distribution to J.P. Morgan under the applicable MSLA, in which case J.P. Morgan shall credit that Non-cash Distribution to the applicable Lending Account. If Lender wishes to exercise any such warrants or rights while they are on Loan, Lender shall instruct J.P. Morgan prior to the applicable Cut-off Time to direct the Borrower to deliver the applicable Security or other property to the applicable Lending Account in exchange for the price specified in the warrant or right.

(iii)	If Lender requests that J.P. Morgan instruct Borrower to deliver a Non-cash Distribution on its payable date, and Borrower fails so to deliver the Non-cash Distribution on such date and any reasonable and customary grace period has expired, J.P. Morgan, at its option, but subject to Section 3.2(b) of this Agreement, shall credit such Non-cash Distribution to the applicable Lending Account, or credit to Lender’s Cash Account an amount equivalent to the Market Value of such Non-cash Distribution as of the close of business on the day prior to the credit date. In addition, the assignment and subrogation provisions and corresponding rights and obligations set forth in Section 3.3 of this Agreement shall apply.

(iv)	J.P. Morgan agrees that if a Borrower fails to return any Securities on the Return Date and the entitlement date of any Non-cash Distribution to a Borrower falls prior to the Securities Replacement Date, then J.P. Morgan’s obligation to indemnify Lender under clause 3.2 shall include all such Non-cash Distributions. J.P. Morgan’s obligation under clause 2.7(b)(iii) shall not apply if an issuer of a Security on Loan does not pay the Non-Cash Distribution for any reason whatsoever.

2.8	Voting Rights

During the term of any Loan, J.P. Morgan shall permit the Securities on Loan to be transferred into the name of Borrower. Securities on Loan shall not ordinarily be available to Lender for voting while they are on Loan on the applicable Record Date. Lender shall be entitled to vote proxies with respect to Securities that are eligible for Loan (but not actually on Loan) as of the applicable Record Date for those Securities, except in those markets where it is not practical or permissible to do so. Notwithstanding anything to the contrary in this clause 2.8, Lender may give Instructions to J.P. Morgan to terminate any Loan in accordance with Section 2.2(d). Where the Lender wishes to vote a given proxy with respect to U.S. Securities which are on Loan, Lender may either provide specific Instructions to J.P. Morgan to terminate the specific U.S. Securities Loan or provide standing instructions to J.P. Morgan to automatically terminate all U.S. Securities Loans in time for the Lender to vote the applicable U.S. Securities and J.P. Morgan to continue such automatic termination until J.P. Morgan receives an Instruction to cease such automatic termination. Where the Lender wishes to vote a given proxy with respect to non-U.S. Securities which are on Loan, Lender may only provide specific Instructions to J.P. Morgan to terminate the specific Loan. Where the Lender provides J.P. Morgan with specific Instructions to vote in accordance with the above, the Lender to provide such Instructions to J.P. Morgan with at least fourteen (14) days notice prior to the relevant Record Date or with a shorter prior notice agreed between J.P. Morgan and Lender to ensure that J.P. Morgan has a sufficient amount of time to process such Instructions.

2.9	Sale of a Security on Loan

Lender shall advise J.P. Morgan of the sale of Securities in the Lending Account (including Securities on Loan) no later than the applicable Cut-off Time and Lender shall bear the risk of any Liabilities attributable to its failure to provide notice in accordance with these deadlines. J.P. Morgan shall promptly give the Borrower notice of termination of the applicable Loan (other than a Term Loan). If the Borrower fails to return any loaned Securities in a timely fashion, J.P. Morgan shall promptly take action as provided in Section 3.1 of this Agreement. Lender acknowledges, however, that in the case of a Borrower’s failure to return Securities where some, but not all, of the Securities being sold are subject to the applicable Loan, neither Borrower nor J.P. Morgan will be liable for any Liability associated with the failure of the sale of securities because partial settlement of the sale was not permitted or Lender withheld any consent necessary for a partial settlement.

2.10	Recordkeeping; Access to J.P. Morgan’s Records

(a)	J.P. Morgan shall establish and maintain those records as are reasonably necessary to account for Loans that are made and the income derived from the Loans. Each party shall comply with reasonable requests of the other party for information necessary to the requester’s performance of its duties under this Agreement.

(b)	J.P. Morgan will, upon reasonable written notice, allow Lender (and/or Lender’s auditors and independent public accountants if required for examination of its books and records) reasonable access during normal working hours to the records of J.P. Morgan relating to the services provided under this Agreement.

(c)	J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of the access, and the scope of the records made available. Lender shall reimburse J.P. Morgan for the reasonable cost of copying, collating and researching archived information.

2.11	Statements of Account

(a)	J.P. Morgan shall provide Lender with periodic statements (as agreed by the parties from time to time) or electronic access to account information (“Information”) that will enable Lender to generate or receive reports and statements describing the Loans made, the investments made with Cash Collateral, and the income derived from Loans, during the period covered by the statement. All prices included in such statements shall either be based on amortized cost or be indicative fair market value as reported by third party vendors. Lender will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) Lender’s inability to access any such Information. Lender will provide J.P. Morgan such notice within a reasonable time after (x) Information is made available to Lender or (y) Lender discovers that it is unable to access Information, as the case may be.

(b)	Lender acknowledges that Information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating account records, and other causes. J.P. Morgan will not be liable for any Liabilities arising out of any such Information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.12	Notifications

Subject to Section 9 and 10.1 of this Agreement, Lender agrees to receive statements, confirmations, information concerning the services provided under this Agreement and other communications as required by Applicable Law with respect to J.P. Morgan’s securities lending program either in writing via J.P. Morgan’s relevant online portal to which the Lender has access provided that Lender has elected to receive notifications via such portal or by way of email communication to the email address(es) of an Authorized Person set out in Schedule 5 hereto or such other email address(es) agreed to by the parties from time to time.

2.13	Change Requests

(a)	If either party wishes to propose any amendment or modification to, or variation of, the services under this Agreement (including the scope or details of the services) (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the party, specifying in as much detail as is reasonably practicable the nature of the Change.

(b)	Promptly following the receipt of a Change Request the parties shall agree whether to implement the Change Request, whether implementation of the Change Request should result in a modification of the fees contemplated by Section 5.1 of this Agreement, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request, in any event such modification and basis subject to agreement between the parties to this Agreement.

(c)	If a change to Applicable Law requires a Change, the parties shall follow the processes set forth in this Section to initiate a Change Request. If the change in Applicable Law results in a Change, or an increase in J.P. Morgan’s costs or risk associated with provision of its services contemplated by this Agreement, J.P. Morgan shall be entitled to an appropriate increase in the fees contemplated by Section 5.1 of this Agreement subject to agreement between the parties to this Agreement. J.P. Morgan shall bear its own costs with respect to implementing a Change Request based upon a change in Applicable Law except that:

(i)	J.P. Morgan shall be entitled to charge the Lender for any changes to software that has been developed or customized for the Lender; and

(ii)	J.P. Morgan shall be entitled to charge the Lender for any changes required as a result of the change in Applicable Law affecting the Lender in a materially different way than it affects J.P. Morgan’s other lenders, or which the Lender wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for other lenders.

2.14	Direction to Custodian

When giving lending instructions to Custodian, J.P. Morgan shall: (i) with respect to instructions relating to corporate actions, use reasonable efforts to adhere to the cut-off times of the Custodian; and (ii) with respect to all other lending instructions to the Custodian, adhere to the transaction cutoff times of the Custodian.

3.	OBLIGATIONS OF J.P. MORGAN IN THE CASE OF BORROWER DEFAULT

3.1	Default by Borrower with respect to Securities on Loan

If any Borrower fails to return any Securities on Loan when due under the applicable MSLA, J.P. Morgan shall take action as appropriate in accordance with general market practice and J.P. Morgan’s reasonable judgment, including, but not necessarily limited to, claiming compensation from that Borrower on behalf of Lender in the event a trade executed by Lender fails on account of that Borrower’s failure to have returned Securities on Loan in a timely manner or, where J.P. Morgan deems it necessary, other action as may be permitted by the applicable MSLA (including but not limited to collecting any penalties or fines).

3.2	Indemnification of Lender in Respect of Securities

(a)	In addition to the actions described in Section 3.1, subject to the terms of the Self Investor Addendum and after the expiration of a customary period not to exceed three Business Days (or such longer period as may be agreed between the parties and both parties shall act reasonably with respect to any request to extend this time period), except in cases relating to the solvency of a Borrower, if any Borrower with respect to any Loan effected under this Agreement fails to return any Securities on Loan when due under the applicable MSLA which is the date an Event of Default shall have occurred under the applicable MSLA (the “Return Date ), then J.P. Morgan shall, as soon as practicable, liquidate the Collateral on behalf of the Lender pursuant to the Lende’s rights under the applicable MSLA and implement the following steps to ensure that the Lender is returned its Securities or the Market Value thereof:

(i)	J.P. Morgan shall, as soon as practicable, purchase replacement Securities of the same issue, type, class, series which shall be an equivalent number of those unreturned Securities (unless there has been a stock split or other comparable corporate event with respect to that Security) and deposit such Securities to the applicable Lending Account. J.P. Morgan shall effect such purchase (A) on the Lender’s behalf, by applying the proceeds from the liquidation of Collateral and any Cash Collateral to the settlement of such purchase and (B) at its own expense, only to the extent the proceeds from the liquidation of Collateral and the Cash Collateral are insufficient or unavailable to settle such purchase of replacement Securities;

(ii)	J.P. Morgan shall, to the extent that J.P. Morgan is unable to successfully place an order to purchase replacement Securities after making an effort in a reasonable manner to do so for two Business Days, credit the Lender’s Cash Account in Dollars with an amount equal to the Market Value of the unreplaced Securities as of the Return Date. J.P. Morgan may effect such crediting: (A) by transfer of any remaining proceeds from the liquidation of Collateral and any Cash Collateral, or (B) at its own expense, to the extent the remaining proceeds from the liquidation of Collateral and Cash Collateral are less than the Market Value of the unreplaced Securities as of the Return Date.

(b)	Notwithstanding any other provision of this Section 3.2, J.P. Morgan’s obligation to, at its own expense, credit Lender’s Cash Account with cash or the Lending Account with replacement Securities shall be reduced by an amount equal to the extent of any shortfall in the Collateral which is attributable to one or more of the following:

(i)	a decrease in the market value of Authorized Investments;

(ii)	the act or omission or insolvency of any Securities Depository or Tri-party Institution (other than in the case of insolvency of J.P. Morgan or any of its Affiliates); or

(iii)	J.P. Morgan’s reliance on incorrect prices of the lent Securities or Collateral provided by a pricing vendor selected and retained in accordance with Section 7.5 of this Agreement, provided, however, that J.P. Morgan shall have met its standard of care as described in Section 7.1(a). J.P. Morgan’s obligations hereunder shall not be reduced to the extent the price that J.P. Morgan has used from a pricing vendor is so manifestly wrong that no reasonable provider of agency securities lending services could reasonably view such price as not being erroneous, (taking into account the circumstances pursuant to which the price was obtained). Subject to the above, Lender acknowledges that J.P. Morgan shall otherwise have no duty to review the reasonableness of any such price.

(c)	For the avoidance of doubt, the amounts set forth in Section 2.7 and 3.2 hereof, include, (i) an amount equal to any interest expense incurred by Lender which is directly and reasonably attributable to the failure of a Borrower to return any Loaned Securities or Distributions when required, (ii) an amount equal to any buy-in costs or buy-in expenses actually incurred and directly attributable to the failure of a Borrower to return any Loaned Securities and Distribution then due when required, and (iii) subject to the consequential damages disclaimer in Section 7.1(b), an amount equal to the Liabilities incurred by Lender on any cancelled sale of Securities on Loan directly attributable to the failure of a Borrower to return such Securities, unless such amounts in (i), (ii) and (iii) above arise from the negligence or willful default of the Lender.

3.3	Application of Collateral/Assignment of Rights

(a)	In the case of an Event of Default, the Lender agrees that any Collateral and any proceeds of Collateral, Authorized Investments or proceeds of Authorized Investments shall be applied as follows:

(i)	First, to reimburse J.P. Morgan for any and all amounts expended in complying with its obligations under Section 3.2;

(ii)	second, to reimburse J.P. Morgan for any and all amounts advanced by it under Section 2.7 or otherwise advanced by J.P. Morgan on behalf of the affected Borrower; and

(iii)	third, to any other amounts owed by the affected Borrower to Lender under the applicable MSLA.

For the avoidance of doubt, nothing within the waterfall set out above will entitle J.P. Morgan to reduce the amount of the indemnification it provides to Lender pursuant to Section 3.2 (Indemnification of Lender in respect of Securities) and/or Section 2.7 (Distributions) if a Borrower fails to return Securities on Loan on the Return Date. In such circumstances, any amount payable to J.P. Morgan pursuant to this Section 3.3 shall only be paid once Lender has received all amounts that it is entitled to receive pursuant to Section 3.2.

(b)	If J.P. Morgan is required to perform or make any payment under Section 3.2 above in connection with a Loan, Lender agrees that J.P. Morgan shall be subrogated to and that Lender shall assign and be deemed to have assigned to J.P. Morgan, all of Lende’s rights in, to and against Borrower (i) in respect of such Loan to the extent of any payment or purchase made by J.P. Morgan under Sections 2.7 or 3.2 (or otherwise made to Lender by J.P. Morgan on behalf of the affected Borrower under the applicable MSLA), and (ii) subject to Lender’s rights under Section 3.3(a), any Collateral pledged by Borrower in respect of such Loan, and all proceeds of such Collateral, including any Collateral and proceeds remaining after the application process set forth in Section 3.3(a). If Lender receives or is credited with any payment, benefit or value from or on behalf of Borrower in respect of the rights to which J.P. Morgan becomes subrogated as provided herein, Lender shall promptly remit or pay to J.P. Morgan the same (or, where applicable, its Dollar equivalent). Lender agrees that the express entitlement to subrogation contained in this Section shall be in addition and without prejudice to all and any equitable rights of subrogation which J.P. Morgan may have or acquire on making any payment or effecting any repurchase as a result of the occurrence of any event involving a Borrower as aforesaid.

4.	INSTRUCTIONS

4.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)	Subject to Section 4.1(c) below, Lender authorizes J.P. Morgan to accept and act upon any Instructions received by it without inquiry. Lender is solely responsible for the accuracy and completeness of Instructions, proper delivery of Instructions to J.P. Morgan, for updating Instructions as may be necessary to ensure their continued accuracy and completeness, and for monitoring their status. J.P. Morgan will not be responsible for any Liabilities resulting from Lender’s failure to perform these responsibilities. Subject to Section 7.1(d) below, Lender will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction, except to the extent that such Liabilities are caused by the fraud, negligence or willful misconduct of any J.P. Morgan Indemnitees in the manner in which it carries out the Instruction.

(b)	To the extent possible, Instructions to J.P. Morgan shall be sent via an encrypted, electronic means using technology consistent with industry standards, or a trade information system confirmed as acceptable to J.P. Morgan.

(c)	J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive missing information, clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any Liabilities arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive such missing information, clarification or confirmation satisfactory to it.

4.2	Verification and Security Procedures

(a)	J.P. Morgan and Lender shall comply with any applicable Security Procedures to permit J.P. Morgan to verify the authenticity of Instructions.

(b)	The Lender acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, Instructions.

(c)	The Lender and its Authorized Persons are solely responsible for ensuring that the User Codes are reasonably safeguarded and known to and used by only the respective Authorized Persons to whom such User Codes apply. If (i) the User Codes are (or the Lender or its relevant Authorized Person reasonably suspects that the User Codes may be) lost, stolen, damaged, altered, unduly disclosed, known in a manner inconsistent with its purposes or compromised, (ii) the Lender’s or any Authorized Persons’ access to J.P. Morgan’s systems, applications or products, or any third party messaging platform through which the Instructions are transmitted, is revoked or suspended, or (iii) the Lender or an Authorized Person reasonably suspects any technical or security failure relating to any systems, applications or products of J.P. Morgan or any third party messaging platform through which the Instructions are transmitted, the Lender shall immediately cease using such system, application, product or platform and promptly notify J.P. Morgan.

4.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan shall not be required to act upon Instructions which it reasonably believes to be contrary to Applicable Law or market practice, and will not be responsible for any Liabilities resulting from not acting upon such Instruction. J.P. Morgan will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Lender where reasonably practicable.

4.4	Cut-Off Times

J.P. Morgan has established deadlines for receipt of Instructions (each a “Cut-off Time ). If J.P. Morgan receives an Instruction after its established Cut-off Time, J.P. Morgan will attempt to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after the day on which the Instruction is received. J.P. Morgan’s current Cut-off Times are set forth in Schedule 7 to this Agreement which may be updated from time to time by agreement between the parties to this Agreement.

4.5	Electronic Access and Cybersecurity

(a)	Access by Lender to certain systems, applications or products of J.P. Morgan shall be governed by this Agreement and the terms and conditions set forth in Schedule 8 Electronic Access. The Lender and its Authorized Persons shall use User Codes to access J.P. Morgan’s systems, applications or products unless otherwise agreed by J.P. Morgan.

(b)	Each of Lender and J.P. Morgan will maintain written cybersecurity policies and procedures which implement commercially reasonable administrative, technical, and physical safeguards that are aligned with industry security standards and that, among other things, protect against any anticipated threats or hazards to the security or integrity of their respective systems and data. J.P. Morgan may in its discretion provide training or information on best practices to Lender from time to time but in so doing it will not be considered a consultant or advisor with respect to cybersecurity.

(c)	Each of Lender and J.P. Morgan will be responsible for the obtaining, proper functioning, maintenance and security of its own services, software, connectivity and other equipment.

4.6	Recording of Telephone Communications

Either party may record any of their telephone communications.

5.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

5.1	Fees and Expenses

(a)	In connection with each Loan under this Agreement, Lender hereby authorizes J.P. Morgan to retain a fee in an amount equal to 8% of the sum of (i) earnings derived from Authorized Investments under this Agreement or earnings derived from investments made pursuant to the terms of the Self Investor Addendum (in each case, as adjusted for any Rebate paid or received by J.P. Morgan) in connection with Loans collateralized by cash; (ii) any fee, paid or payable by Borrower with respect to Loans not collateralized by cash (including any Loan Fee but excluding any compensation payable by Borrower under any Tri-party Agreement); and (iii) any other amounts payable by Borrower under the MSLA in connection with a Loan (net, however, of any other amount payable by Lender in connection with such Loan). For the avoidance of doubt, Lender shall be entitled to the remaining 92% of any such fee or other amount. In the event that the sum of (i), (ii) and (iii) above is negative (as a result of the amount in (i) being negative), the Lender will be required to pay an amount equivalent to 92% of such negative sum and J.P. Morgan will be required to pay an amount equivalent of 8% of such negative sum.

(b)	Fees shall be accrued or charged daily, as appropriate, and shall be payable monthly in arrears. Gains and losses on Cash Collateral investments shall not be taken into account in calculating earnings for the purposes of J.P. Morgan’s fee. Earnings shall be subject to adjustment as necessary to correct variances and late items.

(c)	J.P. Morgan may execute foreign exchange transactions in order to convert earnings received in other currencies into Lender’s base currency.

(d)	With prior written consent of the Lender, J.P. Morgan may make reasonable amendments to the above fees at any time should either (i) Lender’s actual investment guidelines or portfolio differ significantly from the assumptions used to develop J.P. Morgan’s fee proposal, (ii) Lender imposes material restrictions on the lending of Securities under this Agreement or the classes of Collateral that can be received, (iii) Lender’s service requirements change, (iv) Lender’s use of any other products that were included in J.P. Morgan’s pricing proposal to the Lender is discontinued or modified in any respect material to J.P. Morgan’s pricing proposal, or (v) the volume of Loans is materially and adversely affected due to a change in Applicable Law.

(e)	J.P. Morgan may retain its share of earnings and fees under this Agreement and shall credit Lender monthly with Lender’s share of earnings and Loan Fees. J.P. Morgan may reverse a credit to Lender of earnings and Loan Fees upon prior notification by J.P. Morgan to Lender that such amount was incorrectly credited.

(f)	Invoices (if any) will be payable within thirty (30) days of the date of the invoice. If Lender disputes an invoice it shall nevertheless pay, or allow J.P. Morgan to deduct, such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts provided that the overdue amount is not subject to a bona fide dispute by the Lender.

(g)	J.P. Morgan agrees to pay those transaction costs presented by the Lender’s custodian which have been: (i) reasonably incurred in connection with the Loans; and (ii) represent transaction costs customarily incurred by such custodian in respect of securities lending transactions; provided always that the Lender’s custodian can provide suitable evidence of such transaction costs.

5.2	Overdrafts

J.P. Morgan may, in its sole discretion, advance funds on behalf of Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled under the applicable MSLA. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Lender, payable either on demand or automatically upon the occurrence of any event with respect to the Lender that is specified in either section 9.2(a)(ii) of this Agreement or section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time. Any such advance will bear interest at the applicable rate charged by J.P. Morgan from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part will be asserted by Lender against J.P. Morgan for J.P. Morgan’s refusal to make advances to under this Agreement or to settle any transaction for which Lender does not have sufficient available funds in the applicable currency in its Cash Account. The Lender acknowledges that any advance made under this Agreement is intended to be treated as a “securities contract” for purposes of the U.S. Bankruptcy Code to the maximum extent permitted by that Code, as amended from time to time.

5.3	Set-off

Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any amount owing by Lender to J.P. Morgan in connection with the services provided under this Agreement any amount in any currency (i) standing to the credit of such Lender’s accounts (whether deposit or otherwise) with J.P. Morgan under this Agreement, or (ii) owed to the Lender by J.P. Morgan under this Agreement. For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits which J.P. Morgan has invested Cash Collateral pursuant to Section 2.6(b) of this Agreement and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

6.	ADDITIONAL PROVISIONS RELATING TO THE PARTIES

6.1	Representations of Lender and J.P. Morgan

(a)	Lender represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to enter into and perform its obligations under this Agreement, and to incur overdrafts as contemplated by this Agreement, and grant a lien over assets as contemplated by Section 5.3; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is Lender’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) there is no administrative, civil or criminal proceeding pending or, to the knowledge of the Lender, threatened against the Lender that would affect Lender’s ability to comply with its obligations under this Agreement; (iv) except as set forth in this Agreement, it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (v) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (vi) its execution, delivery, and performance of this Agreement shall at all times comply with Applicable Law, (vii) each Loan shall be, legally and validly entered into, and does not and shall not violate Applicable Law or judgment binding on Lender, or any provision of Lender’s charter or by-laws, or any agreement binding on Lender or affecting its property; (viii) it is lending Securities as principal and shall not transfer, assign or encumber its interest in, or rights with respect to, any Securities available for Loan under this Agreement, except for rights granted to J.P. Morgan under the Custody Agreement; (ix) it is the beneficial owner of all Securities or otherwise has the right to lend Securities; (x) it is entitled to receive all Distributions on Securities eligible for lending under this Agreement; (xi) the representations and warranties to be given by J.P. Morgan on Lender’s behalf as set out in the MSLAs are true and will continue to be true at all times until termination of J.P. Morgan’s authority to act as Lender’s agent as provided in this Agreement; (xii) it has obtained and will duly renew and maintain one or more LEI codes. Lender will immediately inform J.P. Morgan in writing of any changes to such LEI codes and of any new LEI codes issued to it.”LEI code” means a validated and issued legal entity identifier code the length and construction of which are compliant with the ISO 17442 standard and which is included in the Global LEI database maintained by the Central Operating Unit appointed by The Legal Entity Identifier Regulatory Oversight Committee; and (xiii) information provided by Lender to J.P. Morgan is true, accurate, complete and up-to-date. Lender will immediately inform J.P. Morgan in writing of any changes to such information. Lender shall promptly identify to J.P. Morgan by notice, which notice may be oral, any Securities that are no longer subject to the foregoing representations and if any representations and warranties as are set out in the MSLA cease to be true at any time.

J.P. Morgan may rely upon the representations or certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and Lender shall indemnify J.P. Morgan against all Liabilities arising directly or indirectly from any such certifications.

(b)	J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Lender, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution and performance of this Agreement.

6.2	Lender to Provide Certain Information to J.P. Morgan

Upon reasonable request of J.P. Morgan, Lender will promptly provide to J.P. Morgan such information about itself and its financial status necessary for the provision of the services by J.P. Morgan under this Agreement, including Lender’s organizational documents and its most recent audited and unaudited financial statements.

6.3	Insurance

Lender acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Lender. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Lender upon written request.

6.4	Confidentiality

(a)	Subject to Section 6.4(b) of this Agreement J.P. Morgan will hold all Confidential Information in confidence and will not disclose or use for its own benefit any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of Lender.

(b)	Lender authorizes J.P. Morgan to disclose Confidential Information to:

(i)	any of its branches, any J.P. Morgan Affiliate, any subcontractor, agent, Securities Depository, securities exchange, Tri-party Institution, Borrower, broker, third party agent, proxy solicitor, issuer, and, on an anonymous basis, industry benchmarking/analytics service providers or any other person, in each case, that J.P. Morgan reasonably believes it is reasonably required to disclose such Confidential Information to in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants; and

(iii)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)	The confidentiality obligation of each party will survive for one year after the termination of this Agreement.

6.5	Use of J.P. Morgan’s and Lender’s Name

The Lender agrees not to use (or permit the use of) J.P. Morgan’s name in any document, publication or publicity material relating to the Lender, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of J.P. Morgan (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as lending agent to the Lender. J.P. Morgan agrees not to use (or permit the use of) Lender’s name in any document, publication or publicity material relating to J.P. Morgan, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of Lender.

7.	WHEN J.P.MORGAN IS LIABLE TO LENDER

7.1	Standard of Care; Liability

(a)	J.P. Morgan shall comply with all Applicable Laws and will use reasonable care in performing its obligations under this Agreement consistent with that exercised by banks generally in the performance of their duties arising from acting as agent for clients in securities lending.

(b)	Without prejudice to the provisions of Section 3.2, J.P. Morgan will only be liable for Lender’s direct Liabilities and only to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement. Under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as lending agent.

(c)	Lender will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities (which, for the avoidance of doubt, includes third party claims) that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of J.P. Morgan’s proper performance of its obligations under this Agreement and/or enforcing Lender’s rights under the applicable MSLA, provided J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question. Nothing in this clause, shall derogate from the indemnities provided by J.P. Morgan under Sections 3.2 and 2.7.

(d)	Subject to its obligations under Section 7.1(c) to indemnify J.P. Morgan against third party claims, under no circumstances shall Lender be liable to any J.P. Morgan Indemnitee for any indirect, incidental, consequential or special damages (including, without limitation, loss of profits) of any form incurred by any J.P. Morgan Indeminitee, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Lending Accounts, J.P. Morgan’s performance or non-performance under this Agreement, or J.P. Morgan’s role as securities lending agent.

(e)	Lender agrees that J.P. Morgan provides no service in relation to, and therefore, subject to Section 4 of this Agreement, has no duty or responsibility to question Instructions or make any suggestions to Lender or an Authorized Person regarding such Instructions.

(f)	J.P. Morgan may refrain from bringing any legal action or proceeding arising out of or in connection with any Loan until it shall have received such security as it may require for all costs, expenses (including legal fees) and Liabilities which it shall or may expend or incur in relation to that Loan. For the avoidance of doubt, this paragraph will not prejudice the indemnity provided in Section 3.2 and 2.7 of this Agreement.

(g)	Subject to Section 7.1(a) of this Agreement and J.P. Morgan’s express obligations under Sections 2.7 and 3.2 of this Agreement, J.P. Morgan shall not be liable for any Liabilities arising out of the failure of any Borrower to fulfill the terms of any Loan or MSLA.

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its securities lending business that is appropriate for the nature of the services provided under this Agreement. J.P. Morgan will not be liable, however, for any Liabilities of any nature that Lender or any third party may suffer or incur, caused by any cause beyond J.P. Morgan’s reasonable control, including without limitation the following force majeure events: act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud, theft or forgery (other than on the part of J.P. Morgan, an Affiliate of J.P. Morgan or any of their employees), cyber-attack, malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan's or a J.P. Morgan Affiliate’s negligence, fraud or willful misconduct in maintaining the equipment or software), currency re-denominations, currency restrictions, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain (or interruption of) external communications or interruption of external communications facilities, power failures, or the non-availability of appropriate foreign exchange. J.P. Morgan shall promptly notify the Lender of the occurrence of any such event.

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Potential conflicts of interest may arise whenever J.P. Morgan has an actual or perceived economic or other incentive as securities lending agent to act in a way that benefits J.P. Morgan because of relationships that J.P. Morgan has with other clients or when J.P. Morgan acts for its own account. Potential conflicts may arise, for example (to the extent the following activities are permitted in Lender’s account(s)) when: (1) J.P. Morgan enters into Loans or Authorized Investments in the form of repurchase agreement transactions where an Affiliate is the counterparty; (2) J.P. Morgan makes an Authorized Investment in an investment product, such as, without limitation, mutual fund, managed by J.P. Morgan or an Affiliate; (3) a J.P. Morgan entity obtains services, including trade execution and trade clearing, from an Affiliate such as, without limitation, J.P. Morgan Securities LLC, J.P. Morgan Securities plc or J.P. Morgan Clearing Corp; (4) J.P. Morgan receives payment as a result of purchasing an investment product for a client’s account; or (5) J.P. Morgan or an Affiliate receives payment for providing services (including shareholder servicing, recordkeeping or custody) with respect to investment products purchased or held as collateral for a client’s portfolio. Other potential conflicts may arise because of relationships that J.P. Morgan has with other clients or when J.P. Morgan acts for its own account.

Lender hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that J.P. Morgan or an Affiliate may have a potential conflict of duty or interest in a transaction. In addition to the potential conflicts described above, this includes the fact that J.P. Morgan may: (a) in its individual capacity or acting in a fiduciary capacity for other accounts, have transactions with the same institutions to which J.P. Morgan may be lending Securities, or in which J.P. Morgan may invest Cash Collateral, under this Agreement; (b) use EquiLend, a securities lending platform in which J.P. Morgan has an equity interest (and therefore a financial interest in its success), to transact certain Loans with Borrowers that are EquiLend participants (it being understood that EquiLend will neither act as principal in, nor guarantee, any such Loan); (c) when making Authorized Investments as agent for Lender, enter into repurchase agreement transactions under which collateral and/or margin posted by the repurchase transaction seller is held by J.P. Morgan, as custodian for such seller; (d) act as custodian for certain Borrowers, and hold Collateral in the form of Securities posted for Loans by such Borrower; and (e) act as a counterparty to Lender in currency exchange transactions. J.P. Morgan or its Affiliates may earn fees and profits from any of the above-listed activities. Lender acknowledges that such fees are separate from, and in addition to, the fees that J.P. Morgan earns under this Agreement. In connection with the foregoing, J.P. Morgan shall not be bound to: (i) account to Lender for any fee or other sum received or profit made by J.P. Morgan for its own account or the account of any other person or (ii) disclose any information concerning the specifics of any given transaction or arrangement listed above; provided that, as respects (i) above, J.P. Morgan shall, upon request, promptly inform Lender of the relevant facts as the same relate to J.P. Morgan’s fees as securities lending agent for Lender hereunder.

7.5	Responsibility for Certain Third Parties

(a)	J.P. Morgan may use third party delivery services and providers of information regarding matters such as pricing, and credit ratings. Although J.P. Morgan will use reasonable care in the selection and retention of such third party providers, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(b)	Notwithstanding anything contained in the Custody Agreement relating to J.P. Morgan’s liability for subcustodians, J.P. Morgan shall have no obligation under this Agreement for any Liabilities relating to custody and safekeeping which are sustained or incurred by Lender by reason of any action or inaction by any Securities Depository or a Tri-party Institution or their respective agents, assigns, successors or nominees. If Lender is damaged by the failure of a Securities Depository or a Tri-party Institution to properly fulfill its obligations with respect to Collateral or Securities, J.P. Morgan shall provide reasonable cooperation with respect to any claim that Lender may choose to assert against the Securities Depository or Tri-party Institution in the matter. In the event that J.P. Morgan acts as a Tri-Party Institution to the Lender, J.P. Morgan’s liability as Tri- Party Institution will not be outlined in this Agreement but will be included in a separate agreement entered into between J.P. Morgan, as Tri-Party Institution, and the Lender.

8.	TAXATION

8.1	Tax Filings

Lender shall be responsible for all filings, tax returns and reports arising from any Loans undertaken by J.P. Morgan on Lender’s behalf which are to be made to any authority whether governmental or otherwise and for the payment of all unpaid calls, taxes (including, without limitation, any value added tax), imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with any Securities or any Collateral, and insofar as J.P. Morgan is under any obligation (whether of a governmental nature or otherwise) to pay the same on Lender’s behalf, J.P. Morgan may do so out of any cash received or credited to the Cash Account.

The Lender shall provide to J.P. Morgan such certifications, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. The Lender undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan shall provide no service of controlling or monitoring, and accordingly has no duty in respect of, or liability for, any taxes, penalties, interest or additions to tax, payable or paid which result from (A) inaccurate completion of documents by the Lender or any third party; (B) provision to J.P. Morgan or a third party of inaccurate or misleading information by the Lender or any third party; (C) withholding of material information by the Lender or any third party; or (D) as a result of any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Securities lent (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

8.2	Tax Treatment

Lender acknowledges that: (i) the tax treatment of the payments made by a Borrower to Lender in lieu of Distributions (including, by way of illustration and not of limitation, with respect to any dividends received deduction and amounts paid by the depositary on American Depositary Receipts and Global Depositary Receipts) may differ from the tax treatment of the Distribution to which such payments relate; and (ii) it has made its own determination as to the tax treatment of any Loan made under this Agreement, of any payments made by a Borrower and of any remuneration and any other amounts that may be received by it under this Agreement.

9.	TERM AND TERMINATION

9.1	Termination for Convenience

Subject to Section 9.2 below, Lender and J.P. Morgan may terminate this Agreement at any time by giving not less than sixty (60) days prior written notice to the other party.

9.2	Other Grounds for Termination

(a)	Either party may terminate this Agreement immediately on written notice to the other party upon the occurrence of any of the following:

(i)	if the other party commits any material breach of this Agreement and fails to remedy such breach (if capable of remedy) within thirty (30) days’ of the party in breach being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach; or

(ii)	the other (A) admits in writing its inability or is generally unable to pay its debts as they become due; (B) institutes, consents to or is otherwise subject to the institution of any proceeding under title 11 of the United States Code, as in effect from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, composition with creditors, wind-down, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect and affecting the rights of creditors, generally; (C) is subject to an involuntary order for the transfer of all or part of its business by a statutory authority; (D) has any of its issued shares suspended from trading on any exchange on which they are listed (if applicable) or (E) is the subject of a measure similar to any of the foregoing;

(b)	J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to Lender if J.P. Morgan reasonably determines, in its sole discretion, that Lender has ceased to satisfy J.P. Morgan’s customary credit requirements or that providing services to Lender raises reputational or regulatory concerns.

9.3	Exit Procedure

Following the delivery of the notice of termination, the parties shall cooperate in the termination of Loans and the disposition of investments of Cash Collateral in a manner to minimize the risk to the parties. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	MISCELLANEOUS

10.1	Notifications

Notices under Section 9 of this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless at least two (2) days’ prior written notice of a new address is given to the other party in writing. Notice under Section 9 will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns. The parties agree that neither party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned. Nevertheless, the foregoing restriction on transfer shall not apply to any assignment or transfer by J.P. Morgan (i) to any J.P. Morgan Affiliate or (ii) to another person pursuant to a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s securities lending business, provided, in each case that: (a) such successor entity is capable of performing its obligations under this Agreement and of a similar financial standing to J.P. Morgan; and (b) the Lender has obtained board of trustee approval in respect of the relevant successor entity.

Notwithstanding anything to the contrary in the Agreement, in the event J.P. Morgan becomes subject to a resolution proceeding under the Federal Deposit Insurance Act (12 U.S.C. 1811 1835a) or Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381 5394) and regulations promulgated under those statutes (each, a “U.S. Special Resolution Regime”) the transfer of this Agreement (and any interest and obligation in or under, and any property securing, the Agreement) from J.P. Morgan will be effective to the extent effective under the U.S. Special Resolution Regime.

10.3	Entire Agreement and Amendments

This Agreement, including any Schedules, Exhibits, Annexes and Appendices, sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement, or representation relating to securities lending, whether oral or written. The parties may enter into one or more non-binding service level documents on terms agreed by the parties and may vary any service level document by agreement at any time. The service level document will not form part of this Agreement. To the extent inconsistent with this Agreement, J.P. Morgan’s electronic access terms and conditions shall not apply to matters arising under this Agreement. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan or Lender, signed by both parties. Notwithstanding the foregoing, Schedule 2 (Securities Lending Approved Borrowers), Schedule 4 (Lending Accounts and Markets), Schedule 5 (Persons authorized to give instructions), Schedule 7 (Cut-off times) and Schedule 11 (List of Lenders) to this Agreement can be amended at any time in writing by an Authorized Person of Lender and J.P. Morgan.

10.4	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum; provided, however, that Section 10.11(a) shall be governed by the laws of Massachusetts and Section 10.11(b) by Delaware law. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Lender shall not claim, and it hereby irrevocably waives, such immunity.

10.5	Severability; Waiver; and Survival

(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.6	AML/Sanctions Requirements

The Lender hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any of its Affiliates reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Lender shall cooperate with J.P. Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Lender agrees that (i) J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Lender’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to J.P. Morgan’s discretion. Furthermore, J.P. Morgan shall not be obliged to hold any “penny stock” (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset. For the purposes of this section, “Beneficial Owner” means any person, other than the Lender, who has a direct or indirect beneficial ownership interest in any assets held in any of the Accounts.

10.7	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.8	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.9	Stay Legislation

For the purpose of complying with regulations applicable to qualified financial contracts, any potential bail-in of liabilities and analogous regulations, laws and rules put in place in relevant jurisdictions (“Stay Legislation”), J.P. Morgan may, on the Lender’s behalf: (1) agree to amend any master securities loan agreement, master repurchase agreement and any other agreement entered into by J.P. Morgan on the Lender’s behalf pursuant to this Agreement, whether in the form of industry standard or bespoke agreements including, but not limited to, agreeing to contractually acknowledge stays and analogous overrides of default rights that would be applicable under such Stay Legislation; (2) adhere to any protocols published by the International Swaps and Derivatives Association, Inc. (“ISDA”) on the Lender’s behalf, including the ISDA Resolution Stay Protocol and any Jurisdictional Modules thereto; and/or (3) take any other action on the Lender’s behalf that J.P. Morgan, in its sole discretion, deems to be necessary to comply with the Stay Legislation.

10.10	Limitation of Liability

Janus Detroit Street Trust (the “DST Trust”) is a Delaware statutory trust organized in series of which each Fund constitutes one such series, and the DST Trust is executing this Agreement with respect to each Fund only. Pursuant to the Declaration of Trust of the DST Trust and Section 3804(a) of the Act, there is a limitation on liabilities of each series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund are enforceable against the assets of that Fund only, and not against the assets of the DST Trust generally or the assets of any other series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the DST Trust generally or any other series thereof are enforceable against the assets of the Fund.

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

JANUS DETROIT STREET TRUST, on behalf of its series as listed in Schedule 11		JPMORGAN CHASE BANK, N.A.

By:		By:

Name:	Jesper Nergaard	Name:	George Rennick

Title:	VP. Treasurer & Chief Financial Officer	Title:	Managing Director

Date:		Date:

Securities Lending Agreement

SCHEDULE 1

Investment Guidelines

Schedule 1

JPMorgan Chase Bank, N.A. - Securities Lending Investment Guidelines

Janus Detroit Street Trust on behalf of its series as listed in Schedule 11 of the Agreement, (each such series severally and not jointly a “Fund”), a registered management investment company organised and existing under the laws of Delaware ( a “Trust”) at 151 Detroit Street, Denver, CO 80206 (each such series as listed in Schedule 11, a “Lender”)

A.	PERMISSIBLE INVESTMENTS: Both fixed-income securities and other instruments with debt-like characteristics on a fixed rate[7] and floating rate[8] basis are permitted, including:

1.	Instruments
(a)	U.S. Treasury Securities [15]
[ ]	U.S. Treasury Bills, Notes, and Bonds [15]a
[ ]	U.S. Treasury Inflation Protected Securities (TIPS) [15]c
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(b)	Non-U.S. Sovereign Government Securities [11]
[ ]	Government Bills, Notes and Bonds
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(c)	U.S. Government Sponsored Securities or Obligations [14]
[ ]	U.S. Government Callable Debt [14]a
[ ]	U.S. Government Non-Callable Debt [14]b
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(d)	Non-US Sovereign Agency Securities or Obligations [11]a
[ ]	Commercial Paper
[ ]	Certificates of Deposit and Promissory Notes
[ ]	Medium-Term Notes
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(e)	Corporate Securities or Obligations, not subordinated [1]
[ ]	Commercial Paper

[ ]	Promissory Notes
[ ]	Corporate Bonds, Medium Term Notes, Investment Agreements, Funding Agreements and Guaranteed Investment Contracts issued by Corporations
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(f)	Debt Securities or Obligations issued by Financial Institutions [2]

[ ]	Commercial Paper

[ ]	Certificates of Deposit
[X]	Time Deposits
[ ]	Notes, Banker’s Acceptances, Bank Notes (Bank Bills), Deposit Notes, and Promissory Notes issued by Financial Institutions, not subordinated.
[ ]	Bonds and Medium Term Notes
[X]	Refer to Appendix A for non-standard clauses pertaining to this category
[ ]	CATEGORY NOT APPROVED FOR INVESTMENT

(g)	Structured Credit Securities issued by SPVs, Conduits or under similar structures backed by U.S.

Government Agencies or U.S. Government-Sponsored Enterprises, not subordinated 10

*	(where approved, this asset class requires specific agreement from the clients’ Chief Investment Officer or equivalent)
[ ]	GNMA Mortgage Backed Securities (MBS) [10]a
[ ]	GNMA Collateralized Mortgage Obligations (CMOs) [10]b
[ ]	Mortgage Backed Securities (MBS), non-GNMA [10]c
[ ]	Collateralized Mortgage Obligations (CMOS), non-GNMA [10]d
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(h)	Structured Credit Securities issued by SPVs, Conduits or under similar structures, not subordinated [12]
*	(where approved, this asset class requires specific agreement from the clients’ Chief Investment Officer or equivalent)
[ ]	Asset Backed Commercial Paper [12]c
[ ]	Asset Backed Securities (ABSS) [12]b
[ ]	Asset Backed Securities (ABSS) Home Equity loans [12]a
[ ]	Secured Master Notes [12] d
[ ]	Corporate Structured Notes [12]e
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(i)	Debt Securities issued by Supranational issuers, not subordinated [3]
[ ]	CATEGORY APPROVED FOR INVESTMENT
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(j)	Reverse Repurchase Agreements (Reverse Repos) [9]
[ ]	CATEGORY APPROVED FOR INVESTMENT
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

(k)	Money Market Mutual Funds
[ ]	Shares of a U.S. SEC-Regulated Money Market Fund [16]

(where approved, MUST select la-7 money market funds, non la-7 funds or both)

[ ]	2a-7 money market mutual funds
[ ]	Non-2a-7 money market mutual funds
[ ]	Shares of a Short Term Money Market Fund as defined by the European Securities and Markets Authority [17]
[ ]	Shares of a money market managed investment scheme registered by the Australian Securities and Investments Commission (ASIC) [18]
[X]	CATEGORY NOT APPROVED FOR INVESTMENT

2.	Currency

Reverse Repurchase Agreement Collateral Currency

[ ]	Collateral must be denominated in the same currency as the investment
[ ]	Collateral may be denominated in a different currency to the investment

See Appendix A-XCCY for Cross Currency Reverse Repurchase Agreement Collateral Categories

Investment Currency

All investments must be denominated in the currency of the cash collateral received.

3.	J.P. Morgan or any of its Affiliates
[ ]	Permissible investments are approved to be acquired through J.P. Morgan or any of its affiliates
[ ]	Shares of a Money Market Mutual Fund managed by J.P. Morgan or any of its affiliates are permissible
[ ]	Reverse Repurchase agreements with J.P. Morgan or any of its affiliates as a counterparty are permissible
[ ]	Securities issued by J.P. Morgan or any of its affiliates are not permissible
[X]	J.P. Morgan or any of its affiliates are not permissible for any of the above options in A.3.

J.P. Morgan or its Affiliates may earn fees and profits from any of the above-listed activities. Lender acknowledges that such fees and profits are separate from, and in addition to, the fees that J.P. Morgan earns under the Agreement and Lender hereby consents to the receipt by J.P. Morgan or its Affiliates of such fees and profits.

B.	CONCENTRATION GUIDELINES
1.	There shall be no concentration limitation on (f). See section A.1.

C.	MATURITY GUIDELINES

Fixed Rate Instruments and Floating Rate Instruments (including U.S. Government Securities) shall have a Final Maturity6 equal to the business day following the settlement date.

D.	RATINGS GUIDELINES - all ratings referred to in Section D refer to the rating defined at the time of purchase.

1.	Ratings

Except with respect to permitted collateral for reverse repurchase agreements, U.S. Treasury Securities, U.S Government Agency Debentures, U.S. Government Sponsored Securities or Obligations and as noted below, a permissible investment must have a minimum rating as provided by a Nationally Recognized Statistical Rating Organization (“NRSRO”) as follows:

Short Term Ratings designated below will be applied to investments maturing in 13 months or less from time of purchase.

In the event that an NRSRO, as designated below, does not provide a Short Term rating for an investment maturing in 13 months or less, a Tier One Long Term Credit Rating21 from that NRSRO will be deemed to have satisfied that NRSRO’s Short Term rating criteria.

2.	An investment without its own rating shall be considered to be rated if the issuer thereof is rated with respect to: (i) a class of short-term debt obligations, in the case of short-term ratings, or (ii) a class of long-term debt obligations, in the case of long-term ratings and in that case shall be deemed to bear the rating of the corresponding rated obligation.

3.	Ratings Downgrades: In the event that a rating is downgraded by an NRSRO below the minimum requirement as indicated in section D: Ratings Guidelines, JPMorgan shall notify the Lender and await instructions as to whether the affected security or instrument should be sold. In the absence of a contrary instruction, JPMorgan shall take no action with respect to the downgraded security or instrument. In no event shall JPMorgan be liable for any consequences of a rating downgrade, including, but not limited to, retention of the affected security or instrument in the absence of a sale instruction from the Lender.

4.	Some ratings may contain an annotation alongside the rating (for example: AAAm (S&P), Aaa-mf (Moody’s), or AAAmmf (Fitch) for Money Market Mutual Funds) to denote the relevant rating agency has assigned the rating according to its specific criteria for the instrument.

(a)	U.S. Treasury Securities [15]
[X]	‘CATEGORY NOT APPROVED FOR INVESTMENT’

(b)	Non-US Sovereign Government Securities [11]
[X]	‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:
S&P Moody’s Fitch	[ ] A-1 [ ] P-1 [ ] F-1	[ ] NA [ ] NA [ ] NA			Minimum Ratings Based On [ ] Any one [ ] Any two of three [ ] All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:
S&P	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] Any one
Moody’s	[ ] Aaa	[ ] Aa3	[ ] A3	[ ] NA	[ ] Any two of three
Fitch	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] All selected ratings

(c)	U.S. Government Sponsored Securities or Obligations [14]
[X]	‘CATEGORY NOT APPROVED FOR INVESTMENT’

(d)	Non-US Sovereign Agency Securities or Obligations [11]a
[X]	‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:
S&P	[ ] A-1	[ ] NA			[ ] Any one
Moody’s	[ ] P-1	[ ] NA			[ ] Any two of three
Fitch	[ ] F-1	[ ] NA			[ ] All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:
S&P	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] Any one
Moody’s	[ ] Aaa	[ ] Aa3	[ ] A3	[ ] NA	[ ] Any two of three
Fitch	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] All selected ratings

(e)	Corporate Securities or Obligations, not subordinated [1]
[X]	‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:
S&P	[ ] A-1	[ ] NA			[ ] Any one
Moody’s	[ ] P-1	[ ] NA			[ ] Any two of three
Fitch	[ ] F-1	[ ] NA			[ ] All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:
S&P	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] Any one
Moody’s	[ ] Aaa	[ ] Aa3	[ ] A3	[ ] NA	[ ] Any two of three
Fitch	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] All selected ratings

(f)	Debt Securities issued by Financial Institutions or Obligations of Financial Institutions [2]
[ ]	'CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:
S&P	[ ] A-1	[X] NA			[ ] Any one
Moody’s	[ ] P-1	[X] NA			[ ] Any two of three
Fitch	[ ] F-1	[X] NA			[ ] All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:
S&P	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] Any one
Moody’s	[ ] Aaa	[ ] Aa3	[ ] A3	[ ] NA	[ ] Any two of three
Fitch	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] All selected ratings

(g)	Structured Credit Securities issued by SPVs, conduits or under similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises [10]

Ratings Requirement: AAA for all available ratings provided by S&P, Moody’s, and Fitch

[X]	‘CATEGORY NOT APPROVED FOR INVESTMENT’

(h)	Structured Credit Securities issued by SPVs, conduits or under similar structures, not subordinated [12]

‘CATEGORY NOT APPROVED FOR INVESTMENT’

Asset Backed Securities (ABSs) 12a

Asset Backed Securities (ABSs) Home Equity loans 12b

Corporate Structured Notes 12e

Ratings Requirement: AAA for all available ratings provided by S&P, Moody’s, and Fitch

Asset Backed Commercial Paper 12 c             Secured Master Notes 12 d

Minimum Short Term Ratings:					Minimum Ratings Based On:
S&P	[ ] A-1	[ ] NA			[ ] Any one
Moody’s	[ ] P-1	[ ] NA			[ ] Any two of three
Fitch	[ ] F-1	[ ] NA			[ ] All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:
S&P	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] Any one
Moody’s	[ ] Aaa	[ ] Aa3	[ ] A3	[ ] NA	[ ] Any two of three
Fitch	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] All selected ratings

(i)	Debt Securities issued by Supranational Entities, not subordinated [3]

‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:
S&P	[ ] A-1	[ ] NA			[ ] Any one
Moody’s	[ ] P-1	[ ] NA			[ ] Any two of three
Fitch	[ ] F-1	[ ] NA			[ ] All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:
S&P	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] Any one
Moody’s	[ ] Aaa	[ ] Aa3	[ ] A3	[ ] NA	[ ] Any two of three
Fitch	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] All selected ratings

(j)	Reverse Repurchase Agreements [9] (Reverse Repos)

‘CATEGORY NOT APPROVED FOR INVESTMENT’

Reverse Repurchase Agreements 9 (Reverse Repos) are subject to the reverse repurchase agreement collateral schedule list in Appendix A. Refer to Appendix A for a specific description of collateral types.

(k)	Money Market Mutual Funds

‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:
S&P	[ ] A-1	[ ] NA			[ ] Any one
Moody’s	[ ] P-1	[ ] NA			[ ] Any two of three
Fitch	[ ] F-1	[ ] NA			[ ] All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:
S&P	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] Any one
Moody’s	[ ] Aaa	[ ] Aa3	[ ] A3	[ ]	[ ] Any two of three
Fitch	[ ] AAA	[ ] AA-	[ ] A-	[ ] NA	[ ] All selected ratings

46

J.P. Morgan aims to manage securities lending cash collateral in order to provide preservation of principal and maintain portfolio liquidity, while maximizing income in support of securities lending activities.

While J.P. Morgan’s investment approach is a buy-and-hold strategy, under certain circumstances J.P. Morgan may sell out of a position. If J.P. Morgan were to sell out of a position, the client would receive 100% of any realized gain. Positions will not be sold before maturity at a loss unless specifically instructed to do so by the client or in the normal course of operating the securities lending portfolio. Investments are not guaranteed by J.P. Morgan, and involve risk, including possible loss of principal. Lender assumes all risk of loss resulting from an investment. In the event of conflict between these investment guidelines and the Securities Lending Agreement, these investment guidelines shall govern.

Lender should regularly analyze these guidelines to determine their continued appropriateness, recogmzmg that all investments bear risk and that return of principal is not assured. Please indicate your acceptance of these guidelines by signing in the space provided below.

By signing this document, the client representative certifies that he/she is authorized to do so.

JPMorgan Chase Bank, N.A.

Name:	George Rennick

Title:	Managing Director

Date:

Signed:

Janus Detroit Street Trust on behalf of its series as listed in Schedule 11 of the Agreement

Name	Jesper Nergaard

Title:	VP, Treasurer & Chief Financial Officer

Date:

Signed:

47

APPENDIX A: Non-Standard Clauses

Instrument F:

LIST OF APPROVED TIME DEPOSITS

On each Business Day on which Cash Collateral is received after 2pm EST time, J.P. Morgan shall invest such Cash Collateral on such Business Day as follows unless otherwise instructed by Lender:

Overnight cash time deposits issued by any of the following banks:

Canadian Imperial Bank of Commerce Branch - Toronto

Royal Bank of Canada

Skandinaviska Enskilda Banken Branch - New York

Cooperatieve Rabobank UA Branch - New York

Janus Detroit Street Trust on behalf of its series as listed in Schedule 11 of the Agreement		JPMorgan Chase Bank, N.A.

Name:	Jesper Nergaard	Name:	George Rennick

Title:	VP, Treasurer & Chief Financial Officer	Title:	Managing Director

Date:		Date:

Signed:		Signed:

48

GLOSSARY

1  Corporate Securities or Obligations include: unsecured debt issued or guaranteed by a corporation defined as i) a legal personality used to conduct business that has legal independence from the people who create it and has legal rights and responsibilities and ii) an entity that has underlying operations, revenues, and cash flows that are expected to support the repayment of its debt.

■	Short Term Unsecured Debt: Commercial Paper issued by Corporations, including both registered and exempt (pursuant to Sections 3(a)(3) or 4(2) of the Securities Act of 1933) with a maturity less than 270 days.
■	Term Unsecured Debt: Corporate Bonds, Medium Term Notes (“MTNs”) and Promissory Notes (“PNs”) issued by Corporations.
■	Term Unsecured Debt: Investment Agreements (“IAs”), Funding Agreements (“FAs”) and Guaranteed Investment Contracts (“GICs”) issued by Corporations.

2  Debt Securities issued by Financial Institutions or Obligations of Financial Institutions include: unsecured debt issued or guaranteed by a financial institution defined as i) an entity that provides financial services for its clients or members or ii) an entity that is under financial regulation from a government authority or iii) an entity that operates as a bank or broker-dealer or iv) an insurance company.

■	Short Term Unsecured Debt: Commercial Paper issued by Financial Institutions, including both registered and exempt (pursuant to Sections 3(a)(3) or 4(2) of the Securities Act of 1933).
■	Term Unsecured Debt: Bonds, Notes, Banker’s Acceptances (“BAs”), Bank Notes (“BNs”), Certificates of Deposit (“CDs”), Deposit Notes (“DNs”) Medium Term Notes (“MTNs”), Promissory Notes (“PNs”) and Time Deposits (“TDs”) issued by Financial Institutions, not subordinated.

3  Debt Securities issued by Supranational issuers include: Non-subordinated notes and bonds issued by specified Multilateral Development Banks (MDBs) that are institutions created by a group of countries that provide financing and professional advising for the purpose of development. MDBs have large memberships including both developed donor countries and developing borrower countries.

4  Equity: Equity shares registered on an exchange or exchanges.

5  Expected Maturity: The time period before which, based on the cash flows expected from assets transferred to the issuer, the particular security being acquired is expected to be fully paid off. The expected maturity is not the legal final maturity as the rating of the transaction is not based on repayment by the expected maturity. It should be noted that the actual maturity could be prior to or after the expected maturity noted at the time of purchase.

6  Final Maturity: for instruments with a specific maturity and for purposes of these guidelines, “final maturity” means the earliest/earlier of: (i) the date noted on the face of the instrument as the date on which the principal amount must be paid or (ii) in the case of an instrument with an unconditional put or unconditional demand feature, the date on which the principal amount of the instrument can be recovered by demand.

7  Fixed Rate Instruments: instruments (other than Structured Products) with an interest rate that will remain at a predetermined rate for the entire term of the loan.

8  Floating Rate Instruments: instruments (other than Structured Products) with a variable interest rate. The adjustments to the interest rate are usually made no less frequently than three months and are tied to a certain money-market index. These instruments are also referred to as a “floater”.

9  Reverse Repurchase Agreements (Reverse Repos) include: a transaction under which a lender (buyer / cash provider) agrees to purchase a security from a seller / cash receiver with a simultaneous agreement to resell the asset on a given date and at a pre-specified price. The result is simply a loan at a prescribed rate for a predetermined period while holding the asset as collateral. Reverse repos have their collateral defined either in Master Repo Agreements or in trade confirmations. Haircut levels are determined by the collateral type.

49

10  Structured Credit Securities issued by SPVs, conduits or under similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises include:

10a GNMA Mortgage Backed Securities (MBS) include pass-through certificates (GNMA Certificates) in book-entry form backed by residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association. This category excludes Real Estate Mortgage Investment Conduit (REMIC), Collateralized Mortgage Obligations (CMOs), securities paying interest or principal only and similar derivative securities.

10b GNMA Collateralized Mortgage Obligations (CMOs) and Real Estate Mortgage Investment Conduits (REMICs) may include Sequential-Pay Classes, Planned Amortization Classes (PACs), Targeted Amortization Classes (TACs), Support Classes (“Companions”), Z-Bonds, Very Accurately Defined Maturity (VADMs), Floaters, Inverse Floaters, Interest Only, Principal Only, and Accrued Classes.

10c  Mortgage Backed Securities (MBS) mortgage participation certificates (FNMA Certificates, FHLMC Certificates) in book-entry form backed residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association of the Federal Home Loan Mortgage Corporation. This category excludes Real Estate Mortgage Investment Conduit (REMIC), Collateralized Mortgage Obligations (CMOs), securities paying interest or principal only and similar derivative securities).

10d  Collateralized Mortgage Obligations (CMOs) and Real Estate Mortgage Investment Conduits (REMICs) issued by FNMA and FHLMC. Types include, sequential-Pay Classes, Planned Amortization Classes (PACs), Targeted Amortization Classes (TACs), Support Classes (“Companions”), Z-Bonds, Very Accurately Defined Maturity (VADMs), Floaters, Inverse Floaters, Interest Only, Principal Only and Accrued Classes.

11  Sovereign Government Securities include: full faith and credit Sovereign obligations of any country other than the U.S. that is a member of the Organization for Economic Co-operation and Development or any country that is a member of the European Union, which shall include securities issued or guaranteed as to principal and interest by such a sovereign, or by its agencies, instrumentalities, establishments or the like. This includes bills, notes, and bonds.

11a Non-US Sovereign Agency Securities or Obligations include: Sovereign obligations of any country other than the U.S. that is a member of the Organization for Economic Co-operation and Development or any country that is a member of the European Union, which shall include securities issued by such a sovereign, or by its agencies, instrumentalities, establishments or the like. This includes Commercial Paper, Certificates of Deposit and Medium Term Notes that need to be defined by country.

12  Structured Credit Securities issued by SPVs, conduits or under similar structures include: debt securities that result from asset securitizations and are either based on pools of assets or collateralized by the cash flows from a specified pool of underlying assets.

12a  Asset Backed Securities (ABSs) defined in Form S-3 of the U.S. Securities Exchange Commission (SEC) as a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the security holders. Underlying assets must be: a) Aircraft equipment financing, b) Automobile financing, c) Credit card receivables, d) Student loans, e) Equipment leases.

12b  Asset Backed Securities (ABSs) Home Equity loans defined in Form S-3 of the U.S. Securities Exchange Commission (SEC) as a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, which may be either stand-alone items or extensions under a line of credit, that by the terms of the receivable assets or other financial assets convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the security holders. Underlying assets must be residential mortgage related and can be either senior or subordinated obligations.

50

12c  Asset Backed Commercial Paper (ABCPs): include programs composed of a bankruptcy-remote special purpose vehicle (SPV), or conduit, that issues commercial paper (CP) and uses the proceeds of such issuance primarily to obtain interests in various types of assets, either through asset purchase or secured lending transactions. An ABCP program includes key parties that perform various services for the conduit, credit enhancement that provides loss protection, and liquidity facilities provided by banks that assist in the timely repayment of CP. The repayment of CP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and a conduit’s ability to issue new CP. ABCPs can be registered and exempt (pursuant to Sections 3(a) (3) or 4(2) of the Securities Act of 1933). Underlying assets can be but are not limited to a) Aircraft equipment financing, b) Automobile financing, c) Credit card receivables, d) Student loans, e) Equipment leases and f) Trade receivables.

12d  secured Master Notes represent debt issued by Corporations or Financial Institutions secured by assets. They may include put options that accelerate their repayment.

12e  corporate Structured Notes are hybrid securities that represent a corporate debt obligation, usually issued by a financial institution, but also contains embedded derivatives component with characteristics that adjust the security’s risk/return profile. The return of a structured note is driven by underlying debt obligation and the derivatives embedded within it. Some structured notes are tailored to an investor’s risk and return expectations. Embedded derivatives include futures, options and swaps. SEC Rule 434 (Reg. § 230.434.) covering prospectus delivery requirements defines structured securities as “securities whose cash flow characteristics depend upon one or more indices or that have embedded forwards or options or securities where an investor’s investment return and the issuer’s payment obligations are contingent on, or highly sensitive to, changes in the value of underlying assets, indices, interest rates or cash flows.”

13  Structured Products are asset backed securities authorized for investment under these guidelines, including Structured Credit Securities issued by SPVs, conduits or similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises and Structured Credit Securities issued by SPVs, conduits or similar structures.

14  U.S. Government Sponsored Securities or Obligations include: fixed and floating rate senior debt securities issued by the Federal Home Loan Mortgage Corporation (FHLMC or Freddie Mac), the Federal National Mortgage Association (FNMA or Fannie Mae), Federal Farm Credit Banks (FFCB) or the Federal Home Loan Bank (FHLB) of the U.S. Government.

14a  u.s. Government Callable Debt includes,

(a) Non-amortizing U.S. Dollar-denominated senior debt securities of fixed maturity in book entry form

(b) U.S. Dollar-denominated discount senior notes sold at a discount from their principal amount payable at maturity with an original maturity of 360 days or less in book entry form

14b  u.s. Government Non-Callable Debt includes,

(a) Non-amortizing U.S. Dollar-denominated senior debt securities of fixed maturity in book entry form

(b) U.S. Dollar-denominated discount senior notes sold at a discount from their principal amount payable at maturity with an original maturity of 360 days or less in book entry form

15  U.S. Treasury Securities: include book-entry securities issued by the U.S. Treasury.

15a  u.s. Treasury Bills, Notes, and Bonds include negotiable debt obligations issued pursuant to USC Title 31, Chapter 31, Section 3104 by the Department of the Treasury backed by the credit of the United States of America.

15b  U.S. Treasury Strips include securities issued by the Department of the Treasury backed by the credit of the United States of America that represent either interest components or principal components stripped from underlying US treasury obligations under the program of the Department of the Treasury called “Separate Trading of Registered Interest and Principal Securities”.

51

15c  u.s. Treasury Inflation Protected Securities (TIPS)issued by the Department of the Treasury backed by the credit of the United States of America where the principal is changed based on changes in the consumer price index.

16  U.S. SEC-Regulated Money Market Mutual Funds: include money market funds registered with the U.S. Securities and Exchange Commission as an investment company regulated by the Investment Company Act of 1940, as amended.

A money market fund is a type of mutual fund that is required by law to invest in low-risk securities. These funds have relatively low risks compared to other mutual funds and pay dividends that generally reflect short-term interest rates. Unlike a “money market deposit account” at a bank, money market funds are not federally insured.

17 Short Term Money Market Mutual Funds: include money market funds authorized and regulated as a UCITS, conforming to the European Securities and Markets Authority (“ESMA”, previously known as the Committee of the European Securities Regulators) established definition of a Short Term Money Market Fund.

18  Australian-Regulated Money Market Mutual Funds: include money market funds registered with Australian Securities and Investments Commission (“ASIC”).

A money market fund is a type of mutual fund that is required by law to invest in low-risk securities. These funds have relatively low risks compared to other mutual funds and pay dividends that generally reflect short-term interest rates. Unlike a “money market deposit account” at a bank, money market funds are not insured.

All Money market mutual funds typically invest in government securities, certificates of deposits, commercial paper of companies, and other highly liquid and low-risk securities. They attempt to keep their net asset value (NAV) at a constant $1.00 per share and expect only the yield to go up and down. But a money market’s per share NAV may fall below $1.00 if the investments perform poorly. While investor losses in money market funds have been rare, they are possible.

19  Weighted Average Maturity (WAM) to Final: The average time it takes for securities in a portfolio to mature, weighted in proportion to the dollar amount that is invested in the portfolio. The calculation for Weighted Average Maturity to Final will be based on Final Maturity for both Fixed and Floating Rate Instruments except in the case of Structured Products, which will use Expected Maturity.

20  Weighted Average Maturity (WAM) to Reset: The average time it takes for securities in a portfolio to mature, weighted in proportion to the dollar amount that is invested in the portfolio. The calculation for Weighted Average Maturity by Reset will be based on Final Maturity for Fixed Rate Instruments or the Interest Reset date for Floating Rate Instruments.

21  Tier One Long Term Credit Rating: A credit rating within the highest Long Term rating category of a Nationally Recognized Statistical Rating Organization (“NRSRO”).

Tier One Long Term Ratings consist of the following:

S&P: AAA, AA+, AA, AA-, A+, A, A-;

Moody’s: Aaa, Aa1, Aa2, Aa3, A1, A2, A3;

Fitch: AAA, AA+, AA, AA-, A+, A, A-;

52

Securities Lending Agreement

SCHEDULE 2

JPMorgan Chase Bank, N.A.

Securities Lending Approved Borrowers

Borrower Name	Domicile	Lender Approves (Check all that apply)*
ABN AMRO Securities (USA) LLC	US
Altegris/AACA Opportunistic Real Estate Fund	US
Australia and New Zealand Banking Group Limited	Australia
Banco Santander, S.A.	Spain
Bank of Montreal London Branch	UK
Bank of Montreal - Chicago and NY Branch	US
Barclays Bank PLC	UK	✓
Barclays Capital Securities Limited	UK	✓
Barclays Capital, Inc.	US	✓
BMO Capital Markets Corp.	US	✓
BMO Capital Markets Limited	UK	✓
BMO Nesbitt Burns Inc.	Canada
BNP Paribas Arbitrage SNC	France	✓
BNP Paribas Prime Brokerage International Limited	Ireland	✓
BNP Paribas S.A.	France	✓
BNP Paribas Securities Corp.	US	✓
BofA Securities, Inc.	US	✓
Canadian Imperial Bank of Commerce (London Branch)	UK	✓
Cantor Fitzgerald & Co	US
CF Secured, LLC	US
CIBC World Markets Corp.	US	✓
CIBC World Markets Inc.	Canada	✓
Citadel Clearing LLC	US	✓
Citadel Securities LLC	US	✓
Citigroup Global Markets Australia PTY Limited	Australia
Citigroup Global Markets Inc.	US	✓
Citigroup Global Markets Europe	Germany
Citigroup Global Markets Limited	UK	✓
Commerzbank AG	Germany
Commonwealth Bank of Australia	Australia	✓
Cowen and Company LLC	US	✓
Credit Suisse International	UK	✓
Credit Suisse AG, Dublin Branch	Ireland	✓
Credit Suisse AG, New York Branch	US	✓

53

Borrower Name	Domicile	Lender Approves (Check all that apply)*
Credit Suisse AG, Singapore Branch	Singapore	✓
Credit Suisse Equities (Australia) Limited	Australia	✓
Credit Suisse Securities (Europe) Limited	UK	✓
Credit Suisse Securities (USA) LLC	US	✓
Danske Bank A/S	Denmark
Deutsche Bank AG London Branch	UK	✓
Deutsche Bank Securities Incorporated	US	✓
Deutsche Securities Australia Limited	Australia
First Horizon Bank	US
Goldman Sachs & Co. LLC	US	✓
Goldman Sachs International	UK	✓
Guggenheim Securities, LLC	US	✓
Healthcare of Ontario Pension Plan Trust Fund	Canada	✓
HSBC Bank PLC	UK	✓
HSBC Securities (USA), Inc.	US	✓
Industrial & Commercial Bank of China Financial Services LLC	US
ING Bank N.V.	Netherlands
ING Bank NV London Branch	UK
ING Financial Markets LLC	US	✓
Interactive Brokers LLC	US
J.P. Morgan Securities Australia Limited**	Australia
J.P. Morgan Securities LLC **	US	✓
J.P. Morgan Securities PLC **	UK	✓
Janney Montgomery Scott LLC	US
Jefferies LLC	US
Lloyds Bank Corporate Markets Plc	UK
Lloyds Bank PLC	UK	✓
Macquarie Bank Limited	Australia	✓
Macquarie Bank Limited (London Branch)	UK
Macquarie Capital (USA) Inc.	US
Merrill Lynch Equities (Australia) Limited	Australia
Merrill Lynch International	UK	✓
Mirae Asset Securities (USA) Inc.	US
Mizuho Securities USA LLC	US	✓
Morgan Stanley & Co. International PLC	UK	✓
Morgan Stanley & Co., LLC	US	✓
Morgan Stanley Australia Securities Limited	Australia	✓
Morgan Stanley Europe SE	Germany	✓
MUFG Securities Americas Inc.	US	✓
MUFG Securities EMEA PLC	UK	✓
National Australia Bank Limited	Australia

54

Borrower Name	Domicile	Lender Approves (Check all that apply)*
National Bank Financial Inc.	Canada	✓
National Financial Services LLC	US
NatWest Markets Plc	UK
NatWest Markets Securities Inc.	US
Natixis SA	France	✓
NBC Global Finance Limited	Ireland	✓
Nomura International PLC	UK	✓
Nomura Securities International, Inc.	US	✓
Pershing LLC	US
RBC Capital Markets LLC	US	✓
Royal Bank of Canada - Sydney Branch	Australia
Royal Bank of Canada - NY Branch	US
Santander UK plc	UK	✓
Scotia Capital (USA) Inc.	US
SG Americas Securities, LLC	US	✓
Skandinaviska Enskilda Banken AB (publ)	Sweden	✓
Societe Generale - New York Branch	US	✓
Societe Generale London Branch	UK	✓
Societe Generale S.A.	France	✓
Standard Chartered Bank	UK	✓
State Street Bank and Trust Company	US
Svenska Handelsbanken AB (publ)	Sweden
TD Prime Services LLC	US
TD Securities (USA) LLC	US	✓
The Bank of Nova Scotia	UK	✓
The Bank of Nova Scotia NY & Houston Branch	US
UBS AG Sydney Branch	Australia
UBS AG London Branch	UK	✓
UBS Europe SE	Germany
UBS Securities Australia Ltd	Australia
UBS Securities LLC	US	✓
Virtu Americas LLC	US
Wells Fargo Bank, National Association	US
Wells Fargo Clearing Services, LLC	US
Wells Fargo Securities, LLC	US	✓
Zürcher Kantonalbank	Switzerland

55

113 Borrowers

Last updated: Sept 2020

If Lender is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), Lender hereby represents that none of the Borrowers on the above listed schedule is an (A) “affiliated person” of the Lender as defined in Section 2(a)(3) of the 1940 Act, (B) a “promoter” of the Lender as defined in Section 2(a)(30) of the 1940 Act, (C ) the “principal underwriter” of the Lender as defined in Section 2(a)(29) of the 1940 Act or (D) an affiliated person of any such person.

*	Lender confirms that none of the approved borrowers is an affiliate of Lender.

**	Affiliate of J.P. Morgan: This Borrower is not approved for ERISA Lenders unless specifically authorized in this Agreement, an amendment to this Agreement or separate letter pursuant to Prohibited Transaction Exemption 2009-11 or Prohibited Transaction Exemption 1999-34 from the U.S. Department of Labor. Note that all non-US borrowers in this Schedule satisfy the foreign borrower conditions established under Prohibited Transaction Exemption 2006-16 from the U.S. Department of Labor.

56

Securities Lending Agreement

SCHEDULE 3

Eligible Collateral

The following forms of collateral are acceptable under the terms of this Agreement.

1. Cash. The following are acceptable currencies:

US Dollar (USD)

57

Appendix A

Collateral Requirements

I.	Collateral Requirement

The following Collateral Requirements shall apply to Loans as indicated, subject however, to the market conventions listed in Section II below:

Type of Loan	Minimum Collateral Requirement
Dollar denominated Securities secured by Cash Collateral	102%
Non-Dollar denominated Securities secured by Cash Collateral	105%

J.P. Morgan may from time to time establish de minimis guidelines under which additional Collateral will not be demanded on a Loan made behalf of a Lender to a Borrower. J.P. Morgan will notify the Lender as soon as practicable in the event that there are any changes to the latest version of the de minimis guidelines provided by J.P. Morgan to Lender.

II.	Market Conventions

With respect to Loans of fixed income Securities settled outside of the United States, demands for additional collateral can settle up to two Business Days after the Business Day on which the demand was made.

Loans are designated as pending returns when Borrowers notify J.P. Morgan of their intent to return the lent Securities on a Business Day. Pending returns of Loans collateralized by Cash may not be marked for up to seven Business Days without Lender’s consent, provided that the Market Value of all Collateral held for all Loans to such Borrower exceeds the Market Value of all Securities lent to such Borrower on each Business Day.

Securities Lending Agreement

SCHEDULE4

Lending Accounts and Markets

Lender Accounts

The following Securities Accounts shall be Lending Accounts:

Fund Account Name	Account Number (GTI)	Account Number (TITAN)
Janus Henderson Mortgage Backed Securities ETF	NIA	G 29212
Janus Henderson Short Duration Income ETF	EWU65	G 29221
Janus Henderson Small Cap Growth Alpha ETF	NIA	G 29210
Janus Henderson Small/Mid Cap Growth Alpha ETF	NIA	G 29211
The Long-Term Care ETF	EWU64	G 29220
Janus Henderson AAA CLO ETF	NIA	G 29213
Janus Henderson US Real Estate ETF	EXZ67	G 32669

II.	Eligible Markets

J.P. Morgan may lend Securities in the following markets:

Number	Lending Markets	Additional Market Requirements
1	Australia	Yes - refer to Addendum (I) below
2	Austria
3	Belgium
4	Canada
5	Czech Republic
6	Denmark
8	Finland
9	France	Yes - refer to Addendum (II) below
10	Germany
12	Hong Kong
13	Hungary	Yes - refer to Addendum (III) below
14	Ireland
15	Israel

16	Italy
17	Japan	Yes - refer to Addendum (III) below
18	Mexico	Yes - refer to Addendum (III) below
19	Netherlands
20	New Zealand
21	Norway
23	Portugal
24	Singapore	Yes - refer to Addendum (III) below
25	South Africa
26	Spain
27	Sweden
28	Switzerland
31	United Kingdom
32	United States

Market Terms Schedule

I.	Australia

Lender acknowledges and accepts that:

a)	with regards to any Institutional Share Offering (“ISO”) offered by an Australian issuer to Lender, Lender shall be solely responsible for informing J.P. Morgan that Lender has (a) been invited to participate in such ISO and (b) intends to, or otherwise, exercise any rights in relation to Securities on Loan;

b)	due to the nature of an ISO, J.P. Morgan will be unaware of such ISO arising and will therefore rely solely on Lender’s notification provided in (a) above;

c)	subject to Clause 4 hereof (Instructions), Lender must provide election Instructions to J.P. Morgan:

i.	prior to market expiry where the timing of the ISO announcement makes it reasonably practicable to permit election Instructions to be given prior to such market expiry; and

ii.	in all other cases, prior to the applicable Cut-Off Time.

Such election Instructions must specify whether Lender wishes to (i) take up the ISO; (ii) lapse the ISO; or (iii) lapse and take up any available cashbook build. Upon receipt, J.P. Morgan shall use reasonable endeavours to forward such election Instructions to Borrower;

d)	J.P. Morgan shall not be liable to Lender in the event that:

iii.	Lender does not provide to J.P. Morgan any election Instructions; or

iv.	Lender fails to provide J.P. Morgan with timely election Instructions with respect to such an ISO, and J.P. Morgan in its sole discretion does not take any action in relation to such election Instructions; or

v.	election Instructions were received by Borrower after market expiry of the ISO and Borrower is unable to accept such election Instructions.

II.	France

Lender acknowledges and accepts that when lending Securities issued by French issuers (“French Securities”), any additional tax credits (including, but not limited to, Credit d Impot) that may be due to the holder of such French Securities had they not been on Loan over record date, will not form part of the manufactured Income (as defined in the applicable MSLA) that is collected from a Borrower on behalf of the Lender.

III.	Hungary, Japan, Mexico, Singapore

To the extent that Lender has approved in this Schedule that the following jurisdictions are eligible markets, Lender represents and warrants that it does not have a “permanent establishment” in:

a)	Hungary

b)	Japan

c)	Mexico

d)	Singapore

Securities Lending Agreement

Janus Detroit Street Trust

SCHEDULE 5

Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature
David Spilsted	By e-mail	N/A	+13033367817	/s/ David Spilsted
Garrett Strum	By e-mail	N/A	+13033947679	/s/ Garrett Strum
Jamie Goforth	By e-mail	N/A	+13033165528	/s/ Jamie Goforth
Jesper Neergard	By e-mail	N/A	+13033947624	/s/ Jesper Neergard
Jo Coles	By e-mail	N/A	+442078185147	/s/ Jo Coles
Steve Loizou	By e-mail	N/A	+442078185856	/s/ Steve Loizou

Signed for and on behalf of JANUS DETROIT STREET TRUST, on behalf of its series as listed in Schedule 11 by:

Signature:

Name:	Jesper Nergaard

Position:	VP, Treasurer & Chief Financial Officer

*	i.e. writing, telephone or facsimile
**	“All”, “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

Securities Lending Agreement

Janus Detroit Street Trust

SCHEDULE 6A

Form of Master Securities Lending Agreement (US Borrowers)

MASTER SECURITIES LENDING AGREEMENT

This MASTER SECURITIES LENDING AGREEMENT dated as of ______________201_ by and between ______________ (“Borrower”) and JPMORGAN CHASE BANK, N.A., as trustee or managing agent for those certain trusts and accounts (including accounts subject to ERISA, as hereinafter defined) from time to time approved in accordance with paragraph 12(b) hereto (JPMorgan Chase Bank, N.A., acting in its capacity as trustee or managing agent for each such trust or account, and not in its individual capacity, is hereinafter referred to as “Trustee”).

W I T N E S S E T H T H A T:

WHEREAS, Borrower desires to borrow, from time to time, certain securities from the Accounts, as hereinafter defined, on the terms and conditions hereinafter set forth; and

WHEREAS, Trustee is willing, subject to mutual agreement as to each loan in the manner hereinafter set forth, to lend such securities to Borrower from time to time on behalf of the Accounts on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.  Definitions. As used in this Agreement the following words and terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

a)	“Account” shall mean each trust or account approved in accordance with paragraph 12(b) hereto, as the same may be amended from time to time in accordance with paragraph 12 hereof.

b)	“Account Information” shall have the meaning assigned thereto in paragraph 12(a) hereof.

c)	“Agreed Format” shall have the meaning assigned thereto in paragraph 12(a) hereof.

d)	“Approved Account” and “Approved Accounts” shall have the respective meanings assigned thereto in paragraph 12(b) hereof.

e)	“Approved Securities” shall mean book-entry securities issued by the U.S. Treasury (as defined in Subpart O of Treasury Department Circular No. 300 and any successor provisions) and any other securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the U.S. government, ( U.S. Government Securities ) or any other securities, in each case including, without limitation, securities commonly known as “Ginnie Maes”, “Sally Maes”, “Fannie Maes” and “Freddie Maes”, and any other securities as agreed to by Borrower and Trustee from time to time, which are acceptable to Trustee in its sole discretion.

f)	“Business Day” shall mean any day on which banks and the NYSE are open for business in New York City.

g)	“Collateral” shall mean, collectively, all (a) Pledged Cash from time to time held by Trustee hereunder, any property in which such Pledged Cash may from time to time be invested or reinvested by Trustee or an Account and held by it (but not the income or distributions thereon or gains therefrom), and any amounts or other proceeds arising in connection with the sale, exchange, collection or other disposition of any of the foregoing, (b) Approved Securities or International Securities from time to time delivered by Borrower and held by Trustee hereunder, the interest or other income therefrom and the proceeds thereof, and (c) Letters of Credit from time to time held by Trustee hereunder and the proceeds thereof, in each case regardless of whether the same has been allocated at any time or from time to time to any particular Loan. Trustee shall provide Borrower upon the written request of Borrower with a list of Accounts which are investing or reinvesting Collateral.

h)	“Dollar Equivalent” shall mean, as of any date of determination thereof, in respect of any International Securities or Collateral denominated or issued in an International Currency or otherwise, the equivalent thereof in United States dollars calculated by Trustee on the basis of the most current spot rate of exchange quoted by JPMorgan Chase Bank, N.A., or other source selected by Trustee in its sole discretion, for selling the relevant International Currency for United States dollars in a recognized foreign exchange market selected by Trustee in its sole discretion.

i)	“Equivalent Securities” shall mean securities of an identical type, nominal value, description and number, of the same issuer and of the same class, as the Loaned Securities.

j)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

k)	“Foreign Business Dav” shall mean (unless otherwise agreed) with respect to: (i) International Securities (whether comprising Loaned Securities or Collateral consisting of Approved Securities), any day on which banks are open for business in the country in which the principal market for such Securities is located and on which regular trading therein occurs in such Securities in such market, and (ii) cash Collateral denominated in other than U.S. dollars, any day on which banks are open for business in the country of issuance of such cash.

l)	“International Currency” shall mean a currency other than United States dollars which is freely transferable and freely convertible into United States dollars.

m)	“International Securities” shall mean, with respect to a Loan, securities denominated or issued in an International Currency which are acceptable to Trustee in its sole discretion.

n)	“Letter of Credit” shall mean an irrevocable performance letter of credit issued by a bank acceptable to Trustee for the account of Borrower or any other person acceptable to Trustee, which letter of credit (a) expires not earlier than such time as shall be agreed between Borrower and Trustee, (b) names as beneficiary JPMorgan Chase Bank, N.A., as trustee or managing agent, (c) is payable to the beneficiary upon presentation of a draft in the amount of any drawing and a statement of the beneficiary that the amount being drawn thereunder represents money owed to the beneficiary in connection with a loan or loans of securities, (d) permits any number of partial drawings (which pro tanto reduce the amount available under the Letter of Credit), and (e) otherwise contains such terms and provisions and is payable in such currency or currencies as are required by or acceptable to Trustee in its sole discretion.

o)	“Loan” shall mean each securities loan made pursuant to paragraph 2 hereof.

p)	“Loaned Securities shall mean all securities loaned to Borrower hereunder or an equal principal amount of the same issue or series and any securities issued in exchange therefor.

q)	“Market Value” shall mean, with respect to any security, as of any date of determination thereof, (a) the closing price of such security on the NYSE on the trading day next preceding such date of determination, or (b) if such security is not listed on the NYSE, the closing price of such security on any foreign or domestic securities exchange selected by Trustee on which such security is listed on the trading day next preceding such date of determination, or (c) if such security is not listed on any such securities exchange, the asked price of such security as quoted by a recognized pricing service selected by Trustee (including as evidenced by quotations available through Bloomberg’s Financial Service and any pricing service provided to or by JPMorgan Chase Bank, N.A., or any affiliate thereof), at or as nearly as practicable at the close of business on the last trading day during which such security was traded next preceding such date of determination, or (d) with respect to a marketable United States government obligation, the price of such security as quoted by a recognized pricing service selected by Trustee (including as evidenced by quotations available through Bloomberg’s Financial Service and any pricing service provided to or by JPMorgan Chase Bank, N.A., or any affiliate thereof), or if Trustee so chooses the dealer asked price quoted by a recognized dealer in such security (which may be JPMorgan Chase Bank, N.A., or any affiliate thereof) at or as nearly as practicable at the close of business on the last New York Business Day preceding such date of determination; provided, that the market value of any security determined in clause (a)-(d) hereinabove shall include accrued interest, and the market value of any security held as Collateral as to which the issuer of such security is in default or as to which any third party has asserted an interest shall be zero for purposes hereof. In addition, the term “Market Value , shall mean, as of any date of determination thereof, (y) with respect to any Pledged Cash or Collateral in which such Pledged Cash is invested, the amount of such Pledged Cash originally paid to Trustee, as reduced by any payments of such Pledged Cash to or for the account of Borrower, and (z) with respect to any Letter of Credit, the undrawn balance thereof which Trustee may at any such time prior to the expiration of such Letter of Credit, draw thereunder; provided, however, that the market value of any Letter of Credit as to which the issuing bank has defaulted in honoring any draft drawn thereunder or has indicated its intention not to honor any such draft or as to which any judicial or similar restraint on payments thereunder exists shall be zero for all purposes hereof. In all cases involving International Securities or Collateral denominated or issued in an International Currency, Market Value shall be adjusted by Trustee to a Dollar Equivalent.

r)	“New York Business Day” shall mean (unless otherwise agreed) with respect to (i) Loaned Securities other than International Securities and (ii) Collateral comprising Letters of Credit, and U.S. dollar-denominated Approved Securities and cash, any day on which national banks and the NYSE are open for business in New York City.

s)	“NYSE” shall mean the New York Stock Exchange, Inc.

t)	Pledged Cash” shall mean the aggregate amount of cash paid to Trustee from time to time as Collateral with respect to any Loan, as reduced to reflect any amounts thereof paid to or for the account of Borrower and any increases or decreases resulting from mark to market adjustments.

u)	“Required Value” shall mean at any date, with respect to any Loan, an amount equal to at least 102% of the then current Market Value of the relevant Loaned Securities which are the subject of that Loan as of the close of trading on the preceding Business Day, except in the case of certain discounted securities at or approaching maturity, for which “Required Value” shall mean, with respect to any Loan, an amount equal to at least 100% of the par value of the relevant Loaned Securities.

v)	“SEC” shall mean the Securities and Exchange Commission.

w)	“Tri-Party Agreement” shall mean an agreement among Trustee, a financial institution acting as triparty custodian, and Borrower providing, among other things, for the holding of Collateral in an account at the financial institution in Trustees’ name on behalf of Borrower (which account may also be on behalf of other of Trustee’s lending clients).

x)	“Tri-Party Institution” shall mean a financial institution (which may be JPMorgan Chase Bank, N.A. acting as tri-party custodian) with which Trustee and Borrower shall have entered into a Tri-Party Agreement.

2.	Loans of Securities.

(a)  The Loans. From time to time, upon the request of Borrower, Trustee may, in its sole discretion, lend securities to Borrower from one or more of the Approved Accounts. Each such Loan shall be made on the terms and subject to the conditions hereinafter set forth, except as may be otherwise expressly agreed in writing by the parties hereto at the time such Loan is made. Borrower hereby unconditionally agrees that it will punctually return all Loaned Securities to Trustee at the times when the Loan of such Loaned Securities is terminated hereunder or when such Loaned Securities are otherwise required to be returned to Trustee in accordance with the terms hereof, and that it will punctually pay, or cause to be paid, when due, all other amounts at any time payable by it hereunder or in connection herewith.

(b)  Obligations to be Separate. Each and every obligation, liability or undertaking of Trustee or an Approved Account with respect to any Loan (i) shall be solely an obligation, liability or undertaking of, and binding upon, the Approved Account by which such Loan is made and Trustee acting for such Approved Account in its capacity as such and (ii) shall be payable solely from the available assets of such Approved Account. No such obligation, liability or undertaking shall be binding upon or affect any other Approved Account, Trustee acting in any other capacity or JPMorgan Chase Bank, N.A., in its individual capacity.

3.  Method of Making the Loans.

(a)  Delivery of Loaned Securities. Each Loan hereunder shall be made by Trustee delivering to Borrower the Loaned Securities that are the subject of such Loan against prior or contemporaneous receipt by Trustee of the Collateral required to secure such Loan. Trustee may deliver Loaned Securities to Borrower either by (i) delivering to Borrower certificates representing the Loaned Securities, duly endorsed in blank or accompanied by duly executed stock or bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the NYSE, in which event Trustee shall list the Loaned Securities on a schedule and receipt, which Borrower shall execute and return when the Loaned Securities are received, (ii) causing the Loaned Securities to be credited to Borrower’s account or Borrower’s agent’s account at the Depository Trust Company (or any other depository or clearing agency agreed by Borrower and Trustee), including the Federal Reserve/Treasury Book Entry System or (iii) with respect to International Securities, in the manner agreed to by Trustee and Borrower, as evidenced in the relevant Loan booking documentation. Borrower agrees that the completion of a delivery of Loaned Securities to it as provided in this paragraph 3 shall constitute its acceptance and receipt thereof and that each such acceptance and receipt shall be deemed to constitute, and shall constitute, a representation by Borrower that as of the date of such acceptance and receipt (x) all representations and warranties by Borrower herein are true and correct, as if made on and as of such date, (y) no default hereunder has occurred and is continuing, and (z) except as otherwise theretofore disclosed to Trustee in writing, there has been no material adverse change in the financial condition or business of Borrower since the date of the most recent financial statements of Borrower provided to Trustee in accordance with subparagraph 7(c) or 8(a) hereof.

(b)  Delivery of Collateral. Borrower hereby agrees that, as a condition precedent to the making of any Loan, or, in Trustee’s sole discretion, simultaneously with the making of any Loan, it shall deliver to Trustee Collateral consisting of (i) cash, (ii) Approved Securities, (iii) International Securities and/or (iv) Letters of Credit having an aggregate Market Value on the date of such Loan at least equal to the Required Value with respect to such Loan on such date. Collateral at any time delivered to Trustee under this paragraph or paragraph 6 hereof shall be of such type or types listed above as are then acceptable to Trustee in its sole discretion.

(c) Manner of Collateral Delivery. Unless otherwise agreed by Trustee and Borrower, the delivery of Pledged Cash shall be made by (i) Borrower transferring funds by Fedwire, (ii) Borrower causing Borrower’s account or Borrower’s agent’s account at a depository to be debited and Trustee’s account to be credited in a corresponding amount, (iii) if agreed to, at the time, by the parties hereto, causing Borrower’s account at JPMorgan Chase Bank, N.A., to be charged or (iv) any combination of any of the foregoing. Delivery of Approved Securities shall be effected for purposes hereof by normal and customary delivery procedures satisfactory, at the time, to Trustee. Such procedures shall include, but are not limited to, delivery through book entry transfer pursuant to the rules and procedures of the Depository Trust Company (or any other clearing agency registered by the SEC) or the Federal Reserve/Treasury Book Entry System, as the case may be. All such deliveries shall be deemed to have been effected for purposes hereof when final, irreversible, credit has been made to the account of the party entitled to the receipt of such credit under the rules of such clearing agency or book entry system. All deliveries provided for in this Agreement may be made by or to a Tri-Party Institution on behalf of Trustee, and (x) all such deliveries shall have the same effect as if made directly by or to Trustee and (y) all Collateral delivered to a Tri-Party Institution on behalf of Trustee shall be deemed delivered to and held by Trustee for all purposes of this Agreement. In connection with any delivery of Approved Securities by a Tri-Party Institution as part of a Loan, Pledged Cash may initially be paid by Borrower to Trustee, on an interim basis, and the Tri-Party Institution may simultaneously or subsequently substitute the Approved Securities for such Pledged Cash.

(d)  Delivery of Letters of Credit. The delivery of a Letter of Credit shall be effected for the purposes of this Agreement by (i) physical delivery of the original executed Letter of Credit or (ii) tested telex by the issuing, confirming or advising bank to Trustee. Unless Trustee otherwise agrees to same day delivery of a Letter of Credit, no such delivery shall be effective until one New York Business Day after the receipt of a Letter of Credit by Trustee, during which period Trustee may reject such Letter of Credit, by oral notice to Borrower, if such Letter of Credit is not in the form approved by Trustee.

4.  The Collateral.

(a)  Pledge. As security for the prompt payment and performance of any and all obligations of Borrower at any time or from time to time existing hereunder, or in connection with any Loan, Borrower hereby pledges to Trustee, and grants to Trustee a security interest in, all Collateral (other than Letters of Credit) whether now owned or hereafter acquired, and whenever delivered to Trustee (except insofar as greater rights are provided in subparagraph 4(b) hereof) and agrees that such pledge and grant of a security interest shall be effective immediately as to any Collateral upon delivery thereof to Trustee. Borrower hereby agrees that Trustee shall have all right, title and interest in and to the Letters of Credit delivered as Collateral hereunder. Trustee shall not be obligated to release Collateral, or take any other action with respect thereto, except as expressly provided herein.

(b)  Pledged Cash. Trustee shall have the unrestricted right to use and invest Collateral consisting of Pledged Cash, and any Collateral in which Pledged Cash is invested and reinvested, as it may elect, for the sole account of the Approved Accounts. So long as appropriate records allocating such Pledged Cash or other Collateral are maintained, Trustee may commingle such Pledged Cash or other Collateral with any other Collateral or other funds or assets, including funds or assets held by JPMorgan Chase Bank, N.A., acting in any capacity as collateral agent under other lending agreements, and may hold the same in its own name or the name of its nominee. Trustee shall be entitled to collect and retain, for the account of the affected Approved Account or Approved Accounts, any income on such Collateral and any net gains realized upon the sale, maturity, payment, retirement or other disposition of such investments or reinvestments. The Approved Accounts shall bear the risk of all losses in value of the principal amount of any Collateral in which Pledged Cash is invested or reinvested. The sole obligation of Trustee with respect to Pledged Cash is to repay such Pledged Cash to Borrower as required by paragraphs 6, 9, and 10 hereof.

(c)  Approved Securities. Trustee may commingle any Approved Securities or International Securities held by it with other Collateral or other assets, including assets held by JPMorgan Chase Bank, N.A., acting in any capacity as collateral agent under other lending agreements, and may hold the same in its own name or the name of its nominee. Unless a default by Borrower hereunder shall have occurred and be continuing, Borrower shall be entitled to receive all interest payments or other distributions on Approved Securities or International Securities held as Collateral that are received by Trustee (if any). The parties hereto shall deliver such suitable assignments, orders and other instruments as may be required in order to effectuate the provisions of the preceding sentence. If any interest or other distribution on any Approved Securities or International Securities is paid to Borrower or to Trustee, as the case may be, in respect of a time when the recipient thereof is not entitled to receive such distribution, such recipient shall forthwith pay or deliver such distribution, or the equivalent thereof, to the party entitled to receive the same. Borrower shall bear the risk of all losses in value of the principal amount of Approved Securities or International Securities held as Collateral. The sole obligation of Trustee with respect to Approved Securities or International Securities held as Collateral, except as provided in this paragraph, is to deliver such Approved Securities to Borrower as required by paragraphs 6, 9 and 10 hereof.

(d)  Substitutions of Approved Securities. Prior to the maturity of any Approved Securities, Borrower may substitute other securities for the Approved Securities if (i) such substituted securities, together with all Collateral then held by Trustee for such Loan, shall equal no less than the Required Value for such Loan, and (ii) such substituted securities Collateral is reasonably acceptable to Trustee and the Approved Account. In addition, Trustee shall have the right to request that other securities be substituted by Borrower for the Approved Securities if for any reason the Approved Securities are not at any time reasonably acceptable to Trustee or the Approved Account.

5.  Rights of Borrower and Trustee with Respect to Loaned Securities.

(a)  Borrower’s Rights. Until a Loan is terminated in accordance with the provisions hereof, Borrower shall have all the incidents of ownership of the relevant Loaned Securities, including, without limitation, the right to transfer such Loaned Securities or any part thereof to others, free and clear of any right, title or interest of Trustee, and to vote or otherwise consent as holder thereof, subject, however, to all rights of Trustee and all obligations of Borrower hereunder, including the provisions of subparagraph 5(b) hereof.

(b)  Trustee’s Rights. Trustee shall be entitled to receive all interest, dividends and other distributions of any kind whatsoever on or with respect to the Loaned Securities made during the period of the relevant Loan or for which the record date occurs during the period of the relevant Loan. Upon the payment or distribution of any of the foregoing to any person other than Trustee, Borrower shall, on the due date for payment or distribution thereof (and such date shall be a New York Business Day with respect to interest, dividends and distributions denominated in U.S. dollars or otherwise paid or issued in respect of Loaned Securities other than International Securities and shall be a Foreign Business Day in respect of all other interest, dividends and distributions), pay and deliver the same or identical property (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to Trustee, for the account of the relevant Approved Account, irrespective of whether Borrower received the same; provided, however, that (i) any distribution of securities made in exchange for Loaned Securities shall be considered as substituted for such Loaned Securities and need not be delivered to Trustee until the relevant Loan is terminated hereunder, (ii) any dividend payable solely in shares of stock which is distributed with respect to any Loaned Securities shall become a new Loan (and shall constitute Loaned Securities, on the same terms as the Loaned Securities in respect of which they were distributed, for all purposes hereof) and need not be delivered to Trustee until such new Loan is terminated hereunder, if at or before the delivery of such dividend Borrower shall have delivered such additional Collateral for such new Loan to Trustee as shall be necessary to make the aggregate Market Value of the Collateral for such Loan, determined on the date of such distribution, at least equal to the Required Value with respect to such Loan determined on such date, and (iii) any distribution of warrants or rights to purchase shares made with respect to any Loaned Securities shall be deemed to be, and shall be, a new Loan made to Borrower from the Approved Account which loaned Borrower the Loaned Securities with respect to which such distribution is made (and shall be treated as Loaned Securities, and as a separate Loan, for all purposes hereof) and need not be delivered to Trustee until such new Loan is terminated in accordance herewith, if at or before the delivery of such distribution Borrower and Trustee shall have agreed upon the Required Value for such new Loan and Borrower shall have delivered to Trustee Collateral for such new Loan having a Market Value acceptable to Trustee.

6.  Allocation and Adjustment of Collateral.

(a)  Allocation of Collateral. Except as provided in the following sentence, upon receipt of Collateral for a Loan, such Collateral shall be allocated to such Loan; provided that, if Collateral is received on the same day for more than one Loan, Trustee shall allocate such Collateral to each Loan then being made so that each such Loan is secured by not less than the Required Value of Collateral as specified herein. Any Collateral received by Trustee with respect to a Loan in excess of the Required Value for such Loan may be held by Trustee as collateral security for all Loans made to Borrower at any time without being allocated to any one Loan or, in the sole discretion of Trustee, may be allocated at any time to any Loan or Loans then outstanding hereunder. All allocations of Collateral shall be marked in Trustee’s books, which shall be conclusive evidence of such allocations.

(b)  Marking to Market. If at any time the aggregate Market Value of the Collateral allocated to any Loan exceeds the Required Value for such Loan, then Trustee shall, upon oral demand, redeliver to Borrower Collateral having an aggregate Market Value equal to such excess by the close of business on such Business Day or as otherwise agreed. If at any time the aggregate Market Value of the Collateral allocated to any Loan is less than the Required Value for such Loan, then Borrower shall, upon oral demand by Trustee, deliver to Trustee additional Collateral having a Market Value at least equal to such deficiency. Borrower unconditionally agrees to deliver such additional Collateral to Trustee in the manner specified herein before the close of business on the date of such demand, and such business day shall be a New York Business Day with respect to Collateral denominated in U.S. dollars or delivered to Trustee in New York and shall be a Foreign Business Day in respect of all other Collateral or as otherwise agreed.

(c)  Reallocation of Collateral. Trustee shall have the right, at its sole election, at any time and from time to time, to allocate and/or reallocate any Collateral held by it hereunder to or among any outstanding Loan or Loans.

(d)  Partial Returns of Collateral. If, at the time, less than all of the Collateral held by Trustee which has been allocated to any Loan or which is unallocated is required to be returned by Trustee to Borrower, the selection of the portion of such Collateral to be returned shall be solely at the election of Trustee. If at any time Trustee is required, or desires, to return a portion of any Approved Security or International Security held by it as Collateral to Borrower pursuant to this Agreement, Borrower shall, at the oral request of Trustee, take all such action as is necessary to cause such Approved Security or International Security to be reissued in such denominations as are required to permit such a partial return and in such case Trustee shall not be obligated to return Collateral hereunder unless and until such action has been taken and may thereafter make required returns of Collateral hereunder by returning Approved Securities or International Securities, as the case may be, in such amounts as are, as nearly as practicable, equal to but not greater than the required return. The return to Borrower of Approved Securities or International Securities, as the case may be, the Market Value of which on the day on which the requirement to return the same was established was then sufficient to comply with such requirement of return shall be in full compliance with this Agreement and a full discharge of Trustee’s obligation to make such return, notwithstanding the fact that at the date of such return the Market Value of any such Approved Securities may have declined. Whenever a Letter of Credit is to be returned in part, such return shall be effected by Trustee’s consent to a reduction equivalent to such part in the amount available for drawings under such Letter of Credit.

7.  Representations and Warranties of Borrower. Borrower hereby represents and warrants to Trustee that:

(a)  Due Authorization, etc. The making and performance by Borrower of this Agreement and the transactions contemplated hereby have been duly authorized by Borrower; Borrower has the requisite power and authority to make and perform the same; and such making and performance will not violate any applicable provision of law or regulation or result in the breach of or constitute a default or result in the creation of any lien or encumbrance under any agreement or other instrument to which Borrower is a party or by which Borrower or its property may be bound or affected. This Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms. At any time that any Collateral is delivered to Trustee hereunder Borrower shall have the absolute right to transfer title to, and dispose of, such Collateral to Trustee, and Trustee shall at all times have a perfected security interest in all such Collateral, except that in the case of Letters of Credit Trustee shall have all right, title and interest therein, in each case subject to no equal, prior or other liens, charges, encumbrances or other claims of any kind (except, in the case of Approved Securities, those in favor of JPMorgan Chase Bank, N.A., or the Federal Reserve Bank).

(b)  Borrower’s Status. Borrower is either a bank or a broker- dealer registered under the Securities Exchange Act of 1934, as amended. Neither Borrower nor any affiliate (as defined in Department of Labor Prohibited Transaction Exemption 2006-16) of Borrower has discretionary authority or control with respect to investment of any plan assets held in any Approved Account to which this Agreement is applicable or renders investment advice (within the meaning of 29 CFR 2510.3-21(c)) with respect to such assets, and Borrower will promptly notify Trustee of any change which would make the foregoing representation untrue. In connection with the foregoing, Trustee acknowledges that such representation and warranty shall not take effect until Borrower has been furnished with a list of Accounts and has been given a reasonable opportunity to review the same (but in no event later than when an Account is designated by Borrower as an Approved Account). Borrower shall advise Trustee as soon as possible, but in no event later than the time referred to in the preceding sentence of the identity of any Account(s) as to which Borrower cannot make the representation and warranty referred to in this subparagraph (b), in which event any such Account(s) shall not be an Approved Account. If Borrower does not so notify Trustee, such representation and warranty shall be considered to be in effect with respect to the affected Approved Account.

(c)  Financial statements. Borrower has heretofore delivered to Trustee a copy of the most recent annual consolidated financial statements of Borrower and its consolidated subsidiaries, duly audited by independent certified public accountants, including a balance sheet as at the end of the fiscal year, and a copy of the most recent unaudited consolidated financial statements of Borrower and its consolidated subsidiaries, including a balance sheet as at the end of the period covered thereby, and each of said statements and the related notes thereto are complete and correct and fairly present the consolidated financial condition and results of operations of Borrower and its consolidated subsidiaries, all in conformity with generally accepted accounting principles consistently applied.

7A.  Representations and Warranties of Trustee on Behalf of Each Account. Trustee represents and warrants that each Account has represented and warranted to Trustee that it: (i) has authorized Trustee to execute and deliver an agreement substantially in the form hereof, to enter into the transactions contemplated hereby, and to perform Trustee’s obligations hereunder; (ii) is the beneficial owner of all securities lent by it hereunder or otherwise has the right to lend such securities; and (iii) is entitled to receive all interest, dividends and other distributions made by the issuer with respect to such securities.

8.  Covenants of Borrower. Borrower hereby covenants and agrees with Trustee as follows:

(a)  Delivery of Financial Statements, etc. Borrower will furnish to Trustee, (i) as soon as available, a copy of the annual consolidated financial statements of Borrower and its consolidated subsidiaries duly audited by independent certified public accountants, including a balance sheet as at the end of such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, (ii) as soon as available for each quarter, a copy of the consolidated financial statements of Borrower and its consolidated subsidiaries for the period then ended, including a balance sheet as at the end of such period, prepared in accordance with generally accepted accounting principles on a basis consistent with that used in the preparation of the financial statements referred to in clause (i) above and certified by an appropriate officer of Borrower, (iii) promptly after the filing thereof, a copy of each report or other instrument filed by Borrower with the SEC, (iv) promptly after the occurrence of any default under this Agreement, a written notice setting forth the nature of such default and the steps being taken by Borrower to remedy such default, and (v) from time to time such further information (whether or not of the kind mentioned above) regarding the business, affairs and financial condition of Borrower as Trustee may reasonably request.

(b)  Notice of Certain Actions. Borrower will give Trustee immediate notice (i) if at any time there is entered against Borrower any order, decree, determination or instruction issued on the authority of any rule, regulation or proceeding of any governmental commission, bureau or other administrative agency or self-regulatory organization, including the SEC and the NYSE, which could have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or which would prohibit expansion or require reduction of the business of Borrower as conducted at the date of this Agreement or which might adversely affect the borrowing of securities by Borrower, (ii) if at any time any litigation, arbitration or similar proceeding against or affecting Borrower is commenced which could have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or which would prohibit expansion or require reduction of the business of Borrower as conducted at the date of this Agreement or which might adversely affect the borrowing of securities by Borrower, (iii) if at any time there is commenced any investigation or proceeding which may result in the expulsion of Borrower from any stock exchange, including the NYSE, or from the National Association of Securities Dealers, Inc., or from any self-regulatory organization, or a suspension of Borrower’s power under Federal or state law to transact business as a broker or dealer in securities or if Borrower is so expelled or suspended, (iv) if at any time any communication is received by Borrower from the SEC or any stock exchange, including the NYSE, constituting a warning to Borrower of the violation, or threatened violation, of any rule of the SEC or of such exchange a failure to comply with which could have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or result in a prohibition on expansion or a requirement for reduction of the business of Borrower as conducted at the date of this Agreement or adversely affect the borrowing of securities by Borrower, (v) if at any time Borrower shall receive information that Borrower is under special surveillance by any stock exchange, including the NYSE, or by any other self-regulatory organization, (vi) if at any time Borrower shall receive information that the SEC or any self-regulatory organization, including the NYSE, has notified the Securities Investor Protection Corporation (“SIPC”) pursuant to Section 5(a)(1) of the Securities Investor Protection Act of 1970 (“SIPC Act”) of facts which indicate that Borrower is in or is approaching financial difficulty, or (vii) if at any time SIPC shall file an application for a protective decree with respect to Borrower under Section 5(a)(3) of the SIPC Act. Any such notice shall set forth in reasonable detail a description of the event which has occurred and of the action, if any, which Borrower proposes to take with respect thereto. Borrower will forward to Trustee a copy of any order, decree, determination, instruction or other written evidence received by it of or with respect to any matter referred to in the first sentence of this subparagraph (b) with respect to which notice is required to be given to Trustee by such sentence. Borrower will comply with any such order, decree, determination or instruction within the time required for such compliance and with any changes of rules or regulations of the SEC or the NYSE or any other self-regulatory organization by the effective date thereof or the time for compliance specified therein or, within the time required for compliance, shall cause the same to be revoked, reversed or modified to the satisfaction of Trustee.

(c)  Further Acts. Borrower will, from time to time, do and perform any and all acts and execute any and all further instruments required or reasonably requested by Trustee more fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder, including, without limitation, the execution and filing of financing statements and continuation statements relating to the Collateral under the provisions of the New York State Uniform Commercial Code.

9.  Termination of Loans without a Default.

(a)  Termination by Borrower. Borrower may at any time terminate any Loan by (unless otherwise agreed) giving Trustee oral notice of such termination and delivering the Loaned Securities or Equivalent Securities with respect to such Loan to Trustee on the date specified in such oral notice. The date so specified shall be as agreed by Borrower and Trustee. In the event that Borrower terminates any term loan prior to the expiration of the agreed term, Borrower may be liable for any costs or expenses incurred as a result thereof and whether such business days shall be New York Business Days or Foreign Business Days shall be determined by reference to the location of the principal trading market for the Loaned Securities which are the subject of the Loan being terminated.

(b)  Termination by Trustee. Each Loan made hereunder shall be a demand loan. Trustee may at any time terminate any Loan, in whole or in part, by giving Borrower oral notice of such termination, whereupon such Loan, or the portion thereof being terminated, shall become due on the date specified in such notice unless it shall become due sooner pursuant to paragraph 10 hereof. The date so specified shall be not less than: (i) in the case of a Loan of U. S. Government Securities, one New York Business Day subsequent to the giving of such notice; and (ii) in the case of a Loan of any other Loaned Securities (unless otherwise agreed by the parties hereto as evidenced in the confirmation relating to a Loan), the lesser of five days or the standard market settlement time in the principal market in which the Loaned Securities are traded. For purposes of clause (ii), if there is a difference between the settlement time for sales and purchases in the applicable market, the standard market settlement time for such market for purposes of this paragraph 9(b) shall be the shorter of the two times. Borrower hereby unconditionally promises to redeliver the Loaned Securities that are the subject of any Loan so terminated to Trustee through the same delivery means as the Loaned Securities were delivered by Trustee to Borrower, on the date so specified with respect to such Loan, which shall be within the same timeframe as applicable to the delivery of the Loaned Securities by Trustee to Borrower.

(c)  Return of Collateral. Upon the termination of any Loan in accordance with this paragraph 9 and the return of the Loaned Securities with respect to such Loan to Trustee, Trustee shall, unless otherwise directed by Borrower, deliver the Collateral then allocated to such Loan to Borrower; provided, however, that if any default hereunder shall have occurred and be continuing Trustee shall not be obligated to return any such Collateral until such default shall have been cured, and that if a record date for any distribution with respect to the Loaned Securities occurred during the period of such Loan and such distribution has not been paid or delivered to Trustee, Trustee may retain a portion of the Collateral for such Loan sufficient to satisfy Borrower’s obligation with respect to such distribution until such obligation has been satisfied in accordance with paragraph 5(b) hereof. Such delivery of Collateral shall occur on the date of the return of the relevant Loaned Securities where the Loaned Securities are not International Securities. Where the Loaned Securities are International Securities, return of Collateral shall occur on or before the New York Business Day next succeeding the Foreign Business Day on which the Loaned Securities were returned. In connection with any delivery of Approved Securities by a Tri-Party Institution to effect a return of Collateral allocated to a Loan, Trustee may pay cash to Borrower versus the Loaned Securities on an interim basis (in which case Borrower shall be obligated to return such cash in exchange for such Approved Securities), and the Tri-Party Institution may deliver such Approved Securities to Borrower versus such cash; provided that, if there is an Event of Default prior to the completion of such delivery of approved Securities, Trustee’s security interest in such Approved Securities pursuant to paragraph 4(a) shall Secure Borrower’s obligation to repay or deliver the Loaned Securities or such cash, as the case may be. Trustee acknowledges that, if at the election of Borrower, upon the termination in accordance with this paragraph 9 of any Loan which is secured by a Letter of Credit, or a portion thereof, and the return of the Loaned Securities with respect to such Loan, such Letter of Credit, or portion thereof, is not returned to Borrower, Trustee shall have no further right to draw under such Letter of Credit with respect to such Loan to the extent that the obligations of Borrower with respect to such Loan have been fully discharged and the payments and deliveries of Loaned Securities made in respect of such obligations are not subsequently recovered from Trustee in any bankruptcy, insolvency or similar proceeding.

10.  Defaults.

(a)  Events of Default. Any one or more of the following events shall constitute an “Event of Default hereunder:

(i)  A failure by Borrower to deliver any Loaned Securities on the date specified for such delivery in accordance with subparagraph 9(a) or (b) hereof or any other default by Borrower in the due performance or observance of any covenant or agreement contained herein; or

(ii)  Any representation or warranty made by Borrower herein or in connection herewith or with any borrowing hereunder shall be breached or prove to have been untrue when made; or

(iii)  A violation by Borrower, in connection with any Loaned Securities or the holding or disposition thereof by Borrower, of any applicable law, regulation or rule of the United States, or any foreign jurisdiction any state or any instrumentality of either thereof, the NYSE or any other securities exchange to the requirements of which Borrower may be subject, or the Board of Governors of the Federal Reserve System or the National Association of Securities Dealers, Inc.; or

(iv)  A violation by Borrower of any rule limiting its aggregate indebtedness or requiring a minimum net capital imposed under the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or imposed by any stock exchange, or the imposition, under any such rule, of a prohibition against expansion, or a requirement of any reduction, of the business of Borrower; or

(v)  The occurrence of any event of which Borrower is required to notify Trustee pursuant to clause (i), (iii), (vi), or (vii) of subparagraph 8(b) hereof; or

(vi)  Borrower or any bank which has issued a Letter of Credit held as Collateral shall (1) apply for or consent to the appointment of or the taking of possession by a trustee, receiver, custodian, liquidator, conservator or the like of itself or of all or any substantial part of its property, (2) admit in writing its inability, or be generally unable, to pay its debts as such debts become due or voluntarily suspend payment of its obligations, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or, in the case of any such bank, under the analogous law pertaining to it, (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code or analogous law, or (7) take any corporate action or effect any process under the laws of any jurisdiction for the purpose of effecting any of the foregoing; or

(vii)  A proceeding or case shall be commenced, without the application or consent of Borrower or any bank which has issued a Letter of Credit held as Collateral, as the case may be, before any court, agency or supervisory authority having jurisdiction in the premises, seeking (1) the liquidation, reorganization, dissolution, winding-up, marshaling of assets or composition or adjustment of debts of Borrower or such bank, (2) the appointment of a trustee, receiver, custodian, liquidator, conservator or the like of Borrower or such bank or of all or any substantial part of its assets or (3) similar relief in respect of Borrower or such bank under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 days; or any action shall be taken by any agency or supervisory authority having jurisdiction which results in the occurrence of any of the events specified in clauses (1) through (3) above; or any order for relief against Borrower or any such bank shall be entered in an involuntary proceeding or case under such Bankruptcy Code or, in the case of any such bank, under the analogous law pertaining to it.

(b)  Automatic Termination. Upon the occurrence of any Event of Default, all outstanding Loans shall terminate and become immediately due, without any notice or other action on the part of Trustee, and Borrower shall immediately deliver all Loaned Securities to Trustee.

(c)  Trustees Remedies. If an Event of Default shall have occurred and be continuing, Trustee may take whatever action at law or in equity may appear necessary or desirable to collect any and all amounts due and thereafter to become due hereunder and to enforce the performance or observance by Borrower of any and all obligations, covenants and agreements of Borrower under or in connection with this Agreement. Without in any way limiting the foregoing, if Borrower shall fail to immediately deliver any Loaned Securities to Trustee in accordance with subparagraph 10(b) hereof, Trustee may in its sole discretion either (i) purchase securities equivalent to the Loaned Securities which have not been delivered, or any part thereof, in any principal market for such securities and apply the Market Value of such purchased securities against the Market Value of the Loaned Securities on the date of such purchase, or (ii) by oral notice to Borrower (confirmed in writing), and without purchasing equivalent securities, hold Borrower liable for an amount equal to the Market Value (including for this purpose accrued interest to the date of such oral notice) of the Loaned Securities which have not been delivered, or any part thereof as specified in such notice, determined as of the date of such oral notice, whereupon Borrower’s obligation to deliver such Loaned Securities to Trustee hereunder (to the extent equivalent securities have been purchased or Trustee has given an oral notice with respect thereto pursuant to clause (ii) above) shall terminate for all purposes and Borrower shall thereafter be obligated to Trustee hereunder for, and hereby agrees to pay to Trustee, the full amount of the purchase price of such securities or the Market Value (including accrued interest as provided above) thereof, as the case may be. In addition, upon the occurrence of an Event of Default hereunder, Trustee shall have the right, in addition to any other remedies provided herein, to apply and set off the Collateral posted with respect to any Loan, any amounts owed to the Trustee under this Agreement with respect to any Loan (and any proceeds thereof, including any amounts drawn under a letter of credit supporting any Loan), the cash equivalent of any Collateral and/or any obligation of the Trustee to transfer or return the Collateral against Borrower’s obligation to Trustee under the immediately preceding sentence and any other amounts due to Trustee under this Agreement.

If Borrower fails to return Loaned Securities when due (at a time when the Approved Account is obligated to deliver the Loaned Securities to settle a sale to third party (“Approved Account Counterparty”)) and this results in a buy-in of equivalent securities by the Approved Account Counterparty, Borrower shall, promptly upon demand therefor, reimburse Trustee for any loss, including interest and/or penalties, incurred by Trustee and the Approved Account arising from or relating to such buy-in.

(d)  Application of Collateral. Trustee shall have all of the rights, powers and remedies with respect to the Collateral of a secured party, or, in the case of Letters of Credit, a beneficiary, under the New York State Uniform Commercial Code as in effect from time to time. Without in any way limiting the foregoing, upon the occurrence of any Event of Default Trustee may draw upon any Letters of Credit then held as Collateral and liquidate any or all other Collateral then held by it. The proceeds of the foregoing, together with any Pledged Cash then held, may be applied by Trustee to the payment of any and all amounts due and to become due to it hereunder, including without limitation amounts due to Trustee in accordance with subparagraph 10(c) hereof. In addition to and without limiting the foregoing, Trustee may sell or cause to be sold all or any of the Collateral in the Borough of Manhattan, New York City, or elsewhere, in one or more sales, at such price as Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and Trustee or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Borrower, any such demand, notice or right and equity being hereby expressly waived and released. It is expressly understood and agreed by the parties hereto that any allocation of Collateral to any Loan or liabilities due to any Approved Account pursuant to the terms hereof shall in no way affect the ability of Trustee to apply such Collateral to the satisfaction of any obligation of Borrower hereunder upon any default hereunder, regardless of the Loan or Approved Account to which such obligation relates, and that all Collateral at any time given hereunder shall constitute collateral security for all Borrowers obligations to Trustee hereunder without distinction of any kind and upon any default hereunder may be applied to any such obligation or obligations as Trustee in its sole discretion may elect.

(e)  Borrower’s Remedies. If at any time any Lender Default (as such term is hereinafter defined) shall have occurred and be continuing with respect to any Approved Account, Borrower may, by oral notice to Trustee, declare all outstanding Loans made by such Approved Account (the “Defaulted Loans”) to be terminated and to be immediately due, whereupon the same shall terminate and become immediately due without any further notice or other action on the part of Borrower, and Trustee shall immediately deliver all Collateral for such Defaulted Loans to Borrower in accordance with subparagraph 9(c) hereof against receipt of the Loaned Securities which are the subject of such Defaulted Loans; provided, however, that upon the occurrence of any Lender Default referred to in clause (iv) of the definition of Lender Default below with respect to any Approved Account all outstanding Loans made by such Approved Account shall automatically terminate and become immediately due, without any notice or other action on the part of Borrower, and Trustee shall immediately deliver all Collateral for such Defaulted Loans to Borrower in accordance with subparagraph 9(c) after tender to Trustee of the Loaned Securities which are the subject of such Defaulted Loans. If Trustee shall fail to deliver any such Collateral to Borrower in accordance with this subparagraph 10(e) after tender to Trustee of the Loaned Securities which are the subject of the Loan secured by such Collateral, Borrower shall have the right, in addition to any other remedies which may be available at law or in equity, after oral notice (confirmed in writing) to Trustee, to sell in a commercially reasonable manner, the Loaned Securities then held by it which are the subject of the Loan secured by such Collateral, for the account of the Approved Account which made such Loan, and apply the proceeds of such sale in accordance with this subparagraph 10(e). Upon receipt by Trustee of any such notice of sale, Trustee’s obligation to return any Pledged Cash or Approved Securities allocated to the Loan with respect to which such notice was given which have not theretofore been returned to Borrower shall terminate for all purposes and Trustee shall thereafter be obligated, on behalf of the Approved Account, to Borrower hereunder, with respect to such Loan, for, and hereby agrees to pay to Borrower, an amount equal to such Pledged Cash and the Market Value (including for this purpose accrued interest to the date of the relevant Lender Default) of such Approved Securities, determined as of the date of the relevant Lender Default. The proceeds of any sale of Loaned Securities under this subparagraph 10(e) shall be automatically applied to the payment of any and all amounts due to Borrower hereunder from the Approved Account which loaned such Loaned Securities to Borrower, including without limitation amounts due to Borrower in accordance with this subparagraph 10(e). Except as otherwise provided in this subparagraph 10(e), if a Lender Default has occurred with respect to any Approved Account and the Loans made by such Approved Account have been terminated pursuant to this subparagraph 10(e), Borrower shall not be obligated to (i) return any Loaned Securities which are the subject of any Defaulted Loan made by such Approved Account, or the proceeds of any sale thereof, or (ii) pay or deliver to Trustee pursuant to subparagraph 5(b) hereof any interest, dividends or other distributions with respect to the Loaned Securities which are the subject of any Defaulted Loan made by such Approved Account until all of the obligations hereunder of such Approved Account have been satisfied; provided, however, that upon satisfaction of all obligations of such Approved Account hereunder any and all such Loaned Securities, proceeds, interest, dividends and other distributions which have not been applied to the satisfaction of such obligations shall be returned to Trustee for the account of such Approved Account. As used herein, the term “Lender Default” shall mean, with respect to any Approved Account, any one or more of the following events: (i) a failure by such Approved Account to deliver any Pledged Cash or Approved Securities to Borrower in accordance with subparagraph 9(c) hereof; (ii) a failure by such Approved Account to deliver any Collateral to Borrower in accordance with subparagraph 6(b) hereof; (iii) a failure by such Approved Account to pay or deliver to Borrower any interest payment or other distribution on any Approved Securities held as Collateral in accordance with subparagraph 4(c) hereof and the continuance of such default for a period of one New York Business Day after written notice thereof has been given to Trustee by Borrower; (iv) such Approved Account, if such Approved Account is not an employee benefit plan subject to ERISA, shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek, consent to or acquiesce in the appointment of any liquidator (or similar official) of itself or of any material part of its properties, or any petition, not dismissed within 30 calendar days, shall be filed against such Approved Account (other than by Borrower) in any court or before any agency alleging the bankruptcy or insolvency of such Approved Account or seeking any reorganization, arrangement, composition, readjustment of debts, liquidation, dissolution or similar relief with respect to such Approved Account under any present or future statute, law or regulation, or the appointment of a liquidator of all or any material part of such Approved Accounts property, or, if such Approved Account is an employee benefit plan subject to ERISA, the Pension Benefit Guaranty Corporation, or any successor thereof, shall institute proceedings to terminate such plan under section 4042 of ERISA; or (v) such Approved Account, if such Approved Account is not an employee benefit plan subject to ERISA, shall have any license, charter or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof, or, if such Approved Account is an employee benefit subject to ERISA, a final determination shall be rendered that such plan no longer is exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended.

(f)  Payment of Expenses. If any Event of Default shall occur Borrower shall pay to Trustee, on and as of the date of any demand therefor, an amount in United States dollars equal to the Dollar Equivalent of all fees, including a Default management fee, out-of-pocket expenses, including reasonable attorneys fees, paid or incurred by Trustee in realizing upon any Collateral or enforcing any covenants or obligations hereunder and all fees, including a Default management fee, commissions, taxes and other out-of-pocket expenses, including reasonable attorneys fees, paid or incurred in connection with the purchase of any equivalent securities in accordance with subparagraph 10(c) hereof. Amounts payable under this subparagraph 10(f) and subparagraph 10(c) hereof shall be paid in United States dollars to Trustee by Borrower on and as of the date of any demand therefor, together with the interest thereon in United States dollars from the date such amounts were paid by Trustee (including, where applicable, Dollar Equivalents thereof) to the date of the repayment of such amounts to Trustee, whether out of the proceeds of Collateral or otherwise, at a rate per annum equal to 1/2 of 1% above the prime commercial lending rate per annum as announced from time to time by JPMorgan Chase Bank, N.A., at its principal office in New York, as in effect from time to time during such period, but in no event at a rate in excess of the highest rate permissible under any applicable usury law.

(g)  Remedies Cumulative. No remedy herein conferred upon Trustee or Borrower shall be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every remedy given to such party under this Agreement or now or hereafter existing at law or in equity or by statute.

(h)  Return of Collateral After a Default. If the Loans hereunder have been terminated pursuant to subparagraph 10(b) hereof, Trustee shall not be obligated to return any Collateral to Borrower until (i) all Loaned Securities have been returned to Trustee or securities equivalent to such Loaned Securities have been acquired by Trustee, (ii) all amounts due and to become due hereunder have been paid to Trustee in full, and (iii) Borrower has delivered to Trustee any and all property of any kind which it is then or may thereafter be required to deliver to Trustee hereunder. If each of the conditions in the preceding sentence is satisfied Trustee shall deliver all Collateral then held by it which has not been applied to the satisfaction of Borrower’s obligations hereunder to Borrower.

11.  Transfer Taxes, Necessary Costs and Compensation. All transfers of Loaned Securities shall be in good deliverable form. Borrower shall pay all transfer and withholding taxes, relevant stamp duties, registration fees and necessary costs and shall arrange for transfer deeds and/or documents, and shall pay any other applicable fees and expenses with respect to the transfer of Loaned Securities by Trustee to Borrower and from Borrower to Trustee upon the termination of each Loan. In addition, Borrower shall reimburse Trustee in United States dollars for the Dollar Equivalent of any loss, including interest and/or penalties, incurred by Trustee by reason of Borrowers failure to pay all such taxes and costs and to arrange for such transfer deeds and/or documents and to pay any other applicable fees and expenses, as of the date of the incurrence of any such loss by Trustee. Except as otherwise expressly provided in paragraph 10 hereof, Borrower shall pay Trustee interest in United States dollars on any and all amounts (including, where applicable, Dollar Equivalents thereof) not paid when due hereunder from the date due ‘until paid at the current daily average offered rate for federal funds.

If Borrower is a non-Canadian resident branch of a Canadian bank or broker-dealer, Borrower hereby represents and warrants that Loans entered into in connection herewith and all activity related hereto are conducted as part of business wholly outside of Canada.

12.  Addition and Removal of Accounts. Account Information.

(a)  Agreed Format. Trustee shall provide to Borrower, prior to effecting any Loan hereunder as Trustee on behalf of any Account, such information in its possession as may be necessary to complete all required fields in the format generally used in the industry, or as otherwise agreed by Trustee and Borrower (“Agreed Format”), and will use its reasonable best efforts to provide to Borrower any optional information that may be requested by the Borrower for the purpose of identifying such Account (with all such information being the “Account Information”). Trustee hereby represents and warrants to Borrower that, with the exception of the pseudo tax identification numbers for Account(s) which do not have an official U.S. Internal Revenue Service tax identification number, the Account Information for each given Account accurately reflects the information furnished by such Account to Trustee. (For purposes of clarity, where Borrower is not a U.S. broker or dealer, Borrower and Trustee may agree to another method of communicating Account information to Borrower, as to the scope of such information and to another method for Borrower to approve Accounts and, depending on the scope of the information communicated, the confidentiality agreement referred to in (c) below may not be necessary.)

(b)  Approval of Accounts. Anything that may be to the contrary in the Agreement notwithstanding, Trustee shall not effect any Loan with Borrower on behalf of an Account unless Borrower has first notified Trustee of Borrower’s approval of such Account, and has not notified Trustee that it has withdrawn such approval (with each such Account, being an “Approved Account” and collectively being “Approved Accounts”), and with both such notifications in the Agreed Format. Where Borrower has Loans outstanding to an Approved Account as to which Borrower has withdrawn approval, Borrower shall advise Trustee as to which such Loans shall be terminated, which such loans shall be allowed to remain open and which such loans Borrower requests that Trustee, if Trustee so elects to do so in its sole discretion, attempt to reallocate to remaining Approved Accounts. With respect to each Loan outstanding as of the close of a given New York Business Day, Trustee shall further provide Borrower, before the close of business on the next New York Business Day with notice, in the Agreed Format, of the specific Approved Account or Approved Accounts for which it is acting in connection with such Loan, and the portion of each Loan allocable to the account of each Approved Account for which it is acting. If Trustee fails to identify such Approved Account(s) or fails to accurately allocate any portion of a Loan to such Approved Account(s) prior to the close of business on such next New York Business Day or such later time as the Trustee and Borrower shall agree, Borrower may terminate such Loan from such Approved Account(s), return to Trustee such Loaned Securities or portion thereof, and Trustee shall immediately return to Borrower that portion of the Collateral previously transferred to Trustee in connection with such Loan from such Approved Account(s).

(c)  Confidential Information Concerning Accounts. Borrower acknowledges that Trustee shall not have any obligation to provide it with confidential information regarding the financial status of Accounts. Trustee agrees, however, that it shall attempt to obtain from Account(s) such information regarding the financial status thereof as Borrower may reasonably request, it being understood that Trustee shall have no liability in the event that any such Account(s) do not furnish the requested information. For purposes of clarity, Borrower hereby acknowledges that the confidentiality agreement, dated as of the date hereof, between Borrower and Trustee shall apply to Account Information and to any other information furnished pursuant to this subparagraph (c).

13.  Indemnification. Borrower agrees to indemnify and hold harmless Trustee from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) which Trustee may incur or suffer arising in any way out of the use by Borrower of Loaned Securities or any failure of Borrower to deliver Loaned Securities in accordance herewith or otherwise comply with the terms of this Agreement, except those caused by the gross negligence or willful misconduct of Trustee. Without limiting the foregoing, if, under any applicable law and whether pursuant to a judgment, against Borrower or the liquidation, bankruptcy or analogous process of Borrower or for any other reason, any amount due to Trustee hereunder or in respect of any Loan is paid in a currency other than United States dollars, then to the extent that the payment actually received by Trustee (when converted into a Dollar Equivalent on the first day after the date of payment on which it is practicable for Trustee to effect the conversion) falls short of the amount due hereunder or under the terms of the relevant Loan, Borrower shall, as a separate and independent obligation, indemnify Trustee and hold Trustee harmless against the amount of such shortfall.

14.  Notices, Deliveries, etc. All oral notices specified herein shall be given in person or by telephone. All other notices and communications hereunder shall be in writing and all such other notices and communications, and all deliveries and payments hereunder, shall be delivered by hand or mailed by certified or registered mail, or given by telegram confirmed by certified or registered mail as follows:

If to Trustee, to:

JPMorgan Chase Bank, N.A.

Securities Lending Division

4 New York Plaza, 12th Floor

New York, New York 10004

Attention: Securities Lending Business Executive

Telephone: (212) 552-7500

If to Borrower, to:

________________________________________________

________________________________________________

________________________________________________

________________________________________________

or, in either case, to such other person and at such other address or telephone number as either party may designate by written notice to the other hereunder.

Deliveries of Loaned Securities and Collateral and payments due hereunder or in respect of any Loan may be made in any manner to any designee of Borrower or Trustee, as the case may be, upon agreement of the other party as evidenced in the relevant Loan confirmation.

15.  Single Agreement. Borrower and Trustee acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Trustee hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Trustee acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower and Trustee hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower or by Trustee (the “Defaulting Party”) in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.

16.  Miscellaneous. Neither this Agreement, any obligation to return a security borrowed hereunder or any other obligation of Borrower hereunder shall be assignable by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary in the Agreement, in the event a party becomes subject to a resolution proceeding under the Federal Deposit Insurance Act (12 U.S.C. 1811-1835a) or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381-5394) and regulations promulgated under those statutes (each, a “U.S. Special Resolution Regime”) the transfer of this Agreement (and any interest and obligation in or under, and any property securing, the Agreement) from such party will be effective to the extent effective under the U.S. Special Resolution Regime.

This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to its conflict of law provisions, except that the foregoing shall not reduce any statutory right to choose New York law or forum, and except to the extent such law is preempted by ERISA or other applicable Federal law. This Agreement shall not be modified or amended except by an instrument in writing signed by each of the parties hereto. Except as otherwise agreed by the parties in writing, this Agreement contains the complete agreement of the parties with respect to the subject matter hereof and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by the parties. This Agreement may be terminated by either party upon notice to the other, subject only to fulfillment of any obligations then outstanding. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

17.  Fees. The compensation in connection with Loans and the manner of payment thereof shall be as agreed upon from time to time by the parties hereto. With respect to Loans secured by Approved Securities, Borrower shall pay to Trustee a loan fee negotiated at the time of the Loan. With respect to Loans secured by Pledged Cash, Trustee shall pay to Borrower a rate of interest earned on Pledged Cash investments as negotiated at the time of the Loan or subsequently revised from time to time by the mutual consent of the parties. Each agreement by the parties hereto with respect to the foregoing matters shall be evidenced by a written confirmation from Trustee to Borrower and shall be deemed to be, and shall be, a part of this Agreement for all purposes hereof as fully as if such agreement were set forth herein in full, and each and every amount due under any such agreement shall be deemed to constitute, and shall constitute, an amount due under this Agreement for all purposes hereof.

18.  SIPC Act. TRUSTEE ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTORS PROTECTION ACT OF 1970 MAY NOT PROTECT TRUSTEE OR THE APPROVED ACCOUNTS WITH RESPECT TO THE SECURITIES LOAN TRANSACTIONS HEREUNDER BETWEEN TRUSTEE AND BORROWER AND THAT, THEREFORE, THE COLLATERAL DELIVERED BY BORROWER TO TRUSTEE MAY IN EFFECT CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER’S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE SECURITIES. Trustee agrees to notify the Accounts of this provision, which obligation may be satisfied by furnishing the Account with a copy of this Agreement. This provision does not constitute a limitation on any obligations of Borrower hereunder or a waiver by Trustee of any of its rights hereunder.

19.  Effective Date. This Agreement shall be and become effective as of the date first above written.

20.  Intent. The parties agree and acknowledge that:

(a)  Each Loan is a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and each payment, delivery and other transfer contemplated by this Agreement is a transfer pursuant to and in connection with a securities contract;

(b)  It is understood that each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a “settlement payment” or a “margin payment,” as such terms are used in Sections 362(b)(6) and 546(e) of Title 11 of the United States Code, as amended;

(c)  Either party’s right to sell and/or apply Approved Securities, Loaned Securities, Pledged Cash or other property, or to exercise any other remedies pursuant to paragraph 10 hereof, is a contractual right to liquidate a securities contract and a right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Section 555 and 362(b)(6) of Title 11 of the United States Code, as amended;

(d)  If a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Loan hereunder is a “securities contract” and “qualified financial contract” as that term is defined in the FDIA and any rules, orders or policy statements thereunder, and each payment, delivery and other transfer contemplated by this Agreement is a transfer pursuant to and in connection with a qualified financial contract; and

(e)  This Agreement constitutes a “netting contract” as defined in and subject to Title TV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ( “FDICIA”) and each payment entitlement and payment obligation under any Loan hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or more of the relevant parties is not a “financial institution” as that term is defined in FDICIA).

(f)  Except to the extent required by applicable law or regulation or as otherwise agreed, Borrower and Trustee agree that Loans hereunder shall in no event be “exchange contracts” for purposes of the rules of any securities exchange and that Loans hereunder shall not be governed by the buy-in or similar rules of any such exchange, registered national securities association or other self-regulatory organization.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above-written.

JPMORGAN CHASE BANK, N.A. as trustee and managing agent

By
Name:
Title:

as Borrower

By
Name:
Title:

SOUTH AFRICA ADDENDUM

TO MASTER SECURITIES LENDING AGREEMENT

ADDENDUM dated ____________________20 , to the Master Securities Lending Agreement dated _____________, between ________________________________, (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as trustee or managing agent for certain trusts of accounts (the “Trustee”).

It is hereby agreed as follows:

Paragraph 7 of the Agreement is hereby amended by adding the following as a new subparagraph 7(d) thereof: “The Borrower: (i) shall borrow ‘South African Securities’ (as hereinafter defined) solely in order to effect delivery of such Securities within 10 Business Days after the date of transfer of those Securities from the Trustee to the Borrower to another person; and (ii) hereby covenants that it shall (a) transfer South African Securities of the same kind and of the same or equivalent quantity and quality to the Trustee within a period of twelve months from the date of such borrowing and (b) compensate the Trustee for any distributions in respect of the Securities which the Trustee would have been entitled to receive had the Loan not been made. For the avoidance of doubt, the Borrower hereby confirms that the foregoing representations, warrants and covenants shall survive the making of any Loan of South African Securities until the return thereof by Borrower. For purposes hereof, ‘South African Securities’ shall mean any marketable security as contemplated in the definition of ‘securities’ in section 1 of the Uncertified Securities Act, 31 of 1998.”

Subparagraph 9(a) of the Agreement is hereby amended by adding the following at the end thereof: “In any event, with respect to South African Securities, the Borrower shall effect delivery of such Securities to another person within 10 Business Days after the transfer of those Securities from the Trustee to the Borrower and the Borrower shall terminate any Loan of such Securities and shall return such Securities to the Trustee no later than twelve months from the making of such Loan, regardless of whether the Borrower shall have received notice of termination thereof. This obligation of termination shall be solely the Borrower’s, and the Borrower shall be responsible for any stamp or other taxes or charges that may be assessed or incurred as a result of the Borrower’s failure to terminate such Loans within such twelve month period, including, but not limited to, stamp or other taxes or charges resulting from such Loans of South African Securities not falling within the exemption from stamp duties and other taxes as set out in the 1968 Act and the South African Uncertificated Securities Tax, 1998 (as amended). In addition, Borrower shall be responsible for, and shall hold Trustee harmless from and against, any stamp or other taxes or charges that may be assessed or incurred as a result of the Borrower’s failure to comply with the conditions for exemption from such stamp or other taxes or charges including, but not limited to, those conditions set our in subparagraph 7(d) above.”

In witness whereof, the parties have executed this Addendum as of the date first above written.

(Borrower)

JPMORGAN CHASE BANK, N.A.

as trustee or managing agent

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Securities Lending Agreement

SCHEDULE 6B

Form of Master Securities Lending Agreement (non-US borrowers)

GLOBAL MASTER SECURITIES LENDING AGREEMENT

AGREEMENT DATED ___________________

BETWEEN:

JPMORGAN CHASE BANK N.A., acting as agent (Party A), chartered under U.S. Federal law as a national banking association, acting through one or more Designated Offices; and

[  ] (Party B), a company incorporated under the laws of [·], acting through one or more Designated Offices.

1.	APPLICABILITY

1.1	From time to time the Parties acting through one or more Designated Offices may enter into transactions in which one party (Lender) will transfer to the other (Borrower) securities and financial instruments (Securities) against the transfer of Collateral (as defined in paragraph 2) with a simultaneous agreement by Borrower to transfer to Lender Securities equivalent to such Securities on a fixed date or on demand against the transfer to Borrower by Lender of assets equivalent to such Collateral.

1.2	Each such transaction shall be referred to in this Agreement as a Loan and shall be governed by the terms of this Agreement, including the supplemental terms and conditions contained in the Schedule and any Addenda or Annexes attached hereto, unless otherwise agreed in writing. In the event of any inconsistency between the provisions of an Addendum or Annex and this Agreement, the provisions of such Addendum or Annex shall prevail unless the Parties otherwise agree.

1.3	Either Party may perform its obligations under this Agreement either directly or through a Nominee.

2.	INTERPRETATION

2.1	In this Agreement:

Act of Insolvency means in relation to either Party:

(a)	its making a general assignment for the benefit of, or entering into a reorganisation, arrangement, or composition with creditors; or

(b)	its stating in writing that it is unable to pay its debts as they become due; or

(c)	its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

(d)	the presentation or filing of a petition in respect of it (other than by the other Party to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such Party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, readjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition not having been stayed or dismissed within 30 days of its filing (except in the case of a petition for winding-up or any analogous proceeding in respect of which no such 30 day period shall apply); or

(e)	the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such Party over all or any material part of such Party’s property; or

(f)	the convening of any meeting of its creditors for the purpose of considering a voluntary arrangement as referred to in Section 3 of the Insolvency Act 1986 (or any analogous proceeding);

Agency Annex means the Annex to this Agreement published by the International Securities Lending Association and providing for Lender to act as agent for a third party in respect of one or more Loans;

Alternative Collateral means Collateral having a Market Value equal to the Collateral delivered pursuant to paragraph 5 and provided by way of substitution in accordance with the provisions of paragraph 5.3;

Applicable Law means the laws, rules and regulations (including double taxation conventions) of any relevant jurisdiction, including published practice of any government or other taxing authority in connection with such laws, rules and regulations;

Automatic Early Termination has the meaning given in paragraph 10.1(d); Base Currency means the currency indicated in paragraph 2 of the Schedule; Business Day means:

(a)	in relation to Delivery in respect of any Loan, a day other than a Saturday or a Sunday on which banks and securities markets are open for business generally in the place(s) where the relevant Securities, Equivalent Securities, Collateral or Equivalent Collateral are to be delivered;

(b)	in relation to any payments under this Agreement, a day other than a Saturday or a Sunday on which banks are open for business generally in the principal financial centre of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the Parties for the making or receipt of the payment is situated (or, in the case of a payment in euro, a day on which TARGET operates);

(c)	in relation to a notice or other communication served under this Agreement, any day other than a Saturday or a Sunday on which banks are open for business generally in the place designated for delivery in accordance with paragraph 3 of the Schedule; and

(d)	in any other case, a day other than a Saturday or a Sunday on which banks are open for business generally in each place stated in paragraph 6 of the Schedule;

Buy-In means any arrangement under which, in the event of a seller or transferor failing to deliver securities to the buyer or transferee, the buyer or transferee of such securities is entitled under the terms of such arrangement to buy or otherwise acquire securities equivalent to such securities and to recover the cost of so doing from the seller or transferor;

Cash Collateral means Collateral taking the form of a transfer of currency;

Close of Business means the time at which the relevant banks, securities settlement systems or depositaries close in the business centre in which payment is to be made or Securities or Collateral is to be delivered;

Collateral means such securities or financial instruments or transfers of currency as are referred to in the table set out under paragraph 1 of the Schedule as being acceptable or any combination thereof as agreed between the Parties in relation to any particular Loan and which are delivered by Borrower to Lender in accordance with this Agreement and shall include Alternative Collateral;

Defaulting Party has the meaning given in paragraph 10;

Delivery in relation to any Securities or Collateral or Equivalent Securities or Equivalent Collateral comprising Securities means:

(a)	in the case of Securities held by a Nominee or within a clearing or settlement system, the crediting of such Securities to an account of the Borrower or Lender, as the case may be, or as it shall direct, or,

(b)	in the case of Securities otherwise held, the delivery to Borrower or Lender, as the case may be, or as the transferee shall direct of the relevant instruments of transfer, or

(c)	by such other means as may be agreed, and

deliver shall be construed accordingly;

Designated Office means the branch or office of a Party which is specified as such in paragraph 6 of the Schedule or such other branch or office as may be agreed to in writing by the Parties;

Equivalent or equivalent to in relation to any Loaned Securities or Collateral (whether Cash Collateral or Non-Cash Collateral) provided under this Agreement means Securities or other property, of an identical type, nominal value, description and amount to particular Loaned Securities or Collateral (as the case may be) so provided. If and to the extent that such Loaned Securities or Collateral (as the case may be) consists of Securities that are partly paid or have been converted, subdivided, consolidated, made the subject of a takeover, rights of pre-emption, rights to receive securities or a certificate which may at a future date be exchanged for Securities, the expression shall include such Securities or other assets to which Lender or Borrower (as the case may be) is entitled following the occurrence of the relevant event, and, if appropriate, the giving of the relevant notice in accordance with paragraph 6.7 and provided that Lender or Borrower (as the case may be) has paid to the other Party all and any sums due in respect thereof. In the event that such Loaned Securities or Collateral (as the case may be) have been redeemed, are partly paid, are the subject of a capitalisation issue or are subject to an event similar to any of the foregoing events described in this paragraph, the expression shall have the following meanings:

(a)	in the case of redemption, a sum of money equivalent to the proceeds of the redemption;

(b)	in the case of a call on partly-paid Securities, Securities equivalent to the relevant Loaned Securities or Collateral, as the case may be, provided that Lender shall have paid Borrower, in respect of Loaned Securities, and Borrower shall have paid to Lender, in respect of Collateral, an amount of money equal to the sum due in respect of the call;

(c)	in the case of a capitalisation issue, Securities equivalent to the relevant Loaned Securities or Collateral, as the case may be, together with the securities allotted by way of bonus thereon;

(d)	in the case of any event similar to any of the foregoing events described in this paragraph, Securities equivalent to the Loaned Securities or the relevant Collateral, as the case may be, together with or replaced by a sum of money or Securities or other property equivalent to that received in respect of such Loaned Securities or Collateral, as the case may be, resulting from such event;

Income means any interest, dividends or other distributions of any kind whatsoever with respect to any Securities or Collateral;

Income Record Date, with respect to any Securities or Collateral, means the date by reference to which holders of such Securities or Collateral are identified as being entitled to payment of Income;

Letter of Credit means an irrevocable, non-negotiable letter of credit in a form, and from a bank, acceptable to Lender;

Loaned Securities means Securities which are the subject of an outstanding Loan;

Margin has the meaning specified in paragraph 1 of the Schedule with reference to the table set out therein;

Market Value means:

(a)	in relation to the valuation of Securities, Equivalent Securities, Collateral or Equivalent Collateral (other than Cash Collateral or a Letter of Credit):

(i)	such price as is equal to the market quotation for the mid price of such Securities, Equivalent Securities, Collateral and/or Equivalent Collateral as derived from a reputable pricing information service reasonably chosen in good faith by Lender; or

(ii)	if unavailable the market value thereof as derived from the mid price or rate bid by a reputable dealer for the relevant instrument reasonably chosen in good faith by Lender,

in each case at Close of Business on the previous Business Day, or as specified in the Schedule, unless agreed otherwise or, at the option of either Party where in its reasonable opinion there has been an exceptional movement in the price of the asset in question since such time, the latest available price, plus (in each case):

(iii)	the aggregate amount of Income which has accrued but not yet been paid in respect of the Securities, Equivalent Securities, Collateral or Equivalent Collateral concerned to the extent not included in such price, provided that the price of Securities, Equivalent Securities, Collateral or Equivalent Collateral that are suspended or that cannot legally be transferred or that are transferred or required to be transferred to a government, trustee or third party (whether by reason of nationalisation, expropriation or otherwise) shall for all purposes be a commercially reasonable price agreed between the Parties, or absent agreement, be a price provided by a third party dealer agreed between the Parties, or if the Parties do not agree a third party dealer then a price based on quotations provided by the Reference Dealers. If more than three quotations are provided, the Market Value will be the arithmetic mean of the prices, without regard to the quotations having the highest and lowest prices. If three quotations are provided, the Market Value will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest or lowest price, then one of such quotations shall be disregarded. If fewer than three quotations are provided, the Market Value of the relevant Securities, Equivalent Securities, Collateral or Equivalent Collateral shall be determined by the Party making the determination of Market Value acting reasonably;

(b)	in relation to a Letter of Credit the face or stated amount of such Letter of Credit; and

(c)	in relation to Cash Collateral the amount of the currency concerned;

Nominee means a nominee or agent appointed by either Party to accept delivery of, hold or deliver Securities, Equivalent Securities, Collateral and/or Equivalent Collateral or to receive or make payments on its behalf;

Non-Cash Collateral means Collateral other than Cash Collateral;

Non-Defaulting Party has the meaning given in paragraph 10;

Notification Time means the time specified in paragraph 1.5 of the Schedule; Parties means Lender and Borrower and Party shall be construed accordingly; Posted Collateral has the meaning given in paragraph 5.4;

Reference Dealers means, in relation to any Securities, Equivalent Securities, Collateral or Equivalent Collateral, four leading dealers in the relevant securities selected by the Party making the determination of Market Value in good faith;

Required Collateral Value has the meaning given in paragraph 5.4;

Sales Tax means value added tax and any other Tax of a similar nature (including, without limitation, any sales tax of any relevant jurisdiction);

Settlement Date means the date upon which Securities are due to be transferred to Borrower in accordance with this Agreement;

Stamp Tax means any stamp, transfer, registration, documentation or similar Tax; and

Tax means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) imposed by any government or other taxing authority in respect of any transaction effected pursuant to or contemplated by, or any payment under or in respect of, this Agreement.

2.2	Headings

All headings appear for convenience only and shall not affect the interpretation of this Agreement.

2.3	Market terminology

Notwithstanding the use of expressions such as “borrow”, “lend”, “Collateral”, “Margin” etc. which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, title to Securities “borrowed” or “lent” and “Collateral” provided in accordance with this Agreement shall pass from one Party to another as provided for in this Agreement, the Party obtaining such title being obliged to deliver Equivalent Securities or Equivalent Collateral as the case may be.

2.4	Currency conversions

Subject to paragraph 11, for the purposes of determining any prices, sums or values (including Market Value and Required Collateral Value) prices, sums or values stated in currencies other than the Base Currency shall be converted into the Base Currency at the latest available spot rate of exchange quoted by a bank selected by Lender (or if an Event of Default has occurred in relation to Lender, by Borrower) in the London inter-bank market for the purchase of the Base Currency with the currency concerned on the day on which the calculation is to be made or, if that day is not a Business Day, the spot rate of exchange quoted at Close of Business on the immediately preceding Business Day on which such a quotation was available.

2.5	The Parties confirm that introduction of and/or substitution (in place of an existing currency) of a new currency as the lawful currency of a country shall not have the effect of altering, or discharging, or excusing performance under, any term of the Agreement or any Loan thereunder, nor give a Party the right unilaterally to alter or terminate the Agreement or any Loan thereunder. Securities will for the purposes of this Agreement be regarded as equivalent to other securities notwithstanding that as a result of such introduction and/or substitution those securities have been redenominated into the new currency or the nominal value of the securities has changed in connection with such redenomination.

2.6	Modifications etc. to legislation

Any reference in this Agreement to an act, regulation or other legislation shall include a reference to any statutory modification or re-enactment thereof for the time being in force.

3.	LOANS OF SECURITIES

Lender will lend Securities to Borrower, and Borrower will borrow Securities from Lender in accordance with the terms and conditions of this Agreement. The terms of each Loan shall be agreed prior to the commencement of the relevant Loan either orally or in writing (including any agreed form of electronic communication) and confirmed in such form and on such basis as shall be agreed between the Parties. Unless otherwise agreed, any confirmation produced by a Party shall not supersede or prevail over the prior oral, written or electronic communication (as the case may be).

4.	DELIVERY

4.1	Delivery of Securities on commencement of Loan

Lender shall procure the Delivery of Securities to Borrower or deliver such Securities in accordance with this Agreement and the terms of the relevant Loan.

4.2	Requirements to effect Delivery

The Parties shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

(a)	any Securities borrowed pursuant to paragraph 3;

(b)	any Equivalent Securities delivered pursuant to paragraph 8;

(c)	any Collateral delivered pursuant to paragraph 5;

(d)	any Equivalent Collateral delivered pursuant to paragraphs 5 or 8;

shall pass from one Party to the other subject to the terms and conditions set out in this Agreement, on delivery of the same in accordance with this Agreement with full title guarantee, free from all liens, charges and encumbrances. In the case of Securities, Collateral, Equivalent Securities or Equivalent Collateral title to which is registered in a computer-based system which provides for the recording and transfer of title to the same by way of book entries, delivery and transfer of title shall take place in accordance with the rules and procedures of such system as in force from time to time. The Party acquiring such right, title and interest shall have no obligation to return or deliver any of the assets so acquired but, in so far as any Securities are borrowed by or any Collateral is delivered to such Party, such Party shall be obliged, subject to the terms of this Agreement, to deliver Equivalent Securities or Equivalent Collateral as appropriate.

4.3	Deliveries to be simultaneous unless otherwise agreed

Where under the terms of this Agreement a Party is not obliged to make a Delivery unless simultaneously a Delivery is made to it, subject to and without prejudice to its rights under paragraph 8.6, such Party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities, Collateral and cash transfers, waive its right under this Agreement in respect of simultaneous delivery and/or payment provided that no such waiver (whether by course of conduct or otherwise) in respect of one transaction shall bind it in respect of any other transaction.

4.4	Deliveries of Income

In respect of Income being paid in relation to any Loaned Securities or Collateral, Borrower (in the case of Income being paid in respect of Loaned Securities) and Lender (in the case of Income being paid in respect of Collateral) shall provide to the other Party, as the case may be, any endorsements or assignments as shall be customary and appropriate to effect, in accordance with paragraph 6, the payment or delivery of money or property in respect of such Income to Lender, irrespective of whether Borrower received such endorsements or assignments in respect of any Loaned Securities, or to Borrower, irrespective of whether Lender received such endorsements or assignments in respect of any Collateral.

5.	COLLATERAL

5.1	Delivery of Collateral on commencement of Loan

Subject to the other provisions of this paragraph 5, Borrower undertakes to deliver to or deposit with Lender (or in accordance with Lender’s instructions) Collateral simultaneously with Delivery of the Securities to which the Loan relates and in any event no later than Close of Business on the Settlement Date.

5.2	Deliveries through securities settlement systems generating automatic payments

Unless otherwise agreed between the Parties, where any Securities, Equivalent Securities, Collateral or Equivalent Collateral (in the form of securities) are transferred through a book entry transfer or settlement system which automatically generates a payment or delivery, or obligation to pay or deliver, against the transfer of such securities, then:

(a)	such automatically generated payment, delivery or obligation shall be treated as a payment or delivery by the transferee to the transferor, and except to the extent that it is applied to discharge an obligation of the transferee to effect payment or delivery, such payment or delivery, or obligation to pay or deliver, shall be deemed to be a transfer of Collateral or delivery of Equivalent Collateral, as the case may be, made by the transferee until such time as the Collateral or Equivalent Collateral is substituted with other Collateral or Equivalent Collateral if an obligation to deliver other Collateral or deliver Equivalent Collateral existed immediately prior to the transfer of Securities, Equivalent Securities, Collateral or Equivalent Collateral; and

(b)	the Party receiving such substituted Collateral or Equivalent Collateral, or if no obligation to deliver other Collateral or redeliver Equivalent Collateral existed immediately prior to the transfer of Securities, Equivalent Securities, Collateral or Equivalent Collateral, the Party receiving the deemed transfer of Collateral or Delivery of Equivalent Collateral, as the case may be, shall cause to be made to the other Party for value the same day either, where such transfer is a payment, an irrevocable payment in the amount of such transfer or, where such transfer is a Delivery, an irrevocable Delivery of securities (or other property, as the case may be) equivalent to such property.

5.3	Substitutions of Collateral

Borrower may from time to time call for the repayment of Cash Collateral or the Delivery of Collateral equivalent to any Collateral delivered to Lender prior to the date on which the same would otherwise have been repayable or deliverable provided that at or prior to the time of such repayment or Delivery Borrower shall have delivered Alternative Collateral acceptable to Lender and Borrower is in compliance with paragraph 5.4 or paragraph 5.5, as applicable.

5.4	Marking to Market of Collateral during the currency of a Loan on aggregated basis

Unless paragraph 1.3 of the Schedule indicates that paragraph 5.5 shall apply in lieu of this paragraph 5.4, or unless otherwise agreed between the Parties:

(a)	the aggregate Market Value of the Collateral delivered to or deposited with Lender (excluding any Equivalent Collateral repaid or delivered under paragraphs 5.4(b) or 5.5(b) (as the case may be)) (Posted Collateral) in respect of all Loans outstanding under this Agreement shall equal the aggregate of the Market Value of Securities equivalent to the Loaned Securities and the applicable Margin (the Required Collateral Value) in respect of such Loans;

(b)	if at any time on any Business Day the aggregate Market Value of the Posted Collateral in respect of all Loans outstanding under this Agreement together with: (i) all amounts due and payable by the Lender under this Agreement but which are unpaid; and (ii) if agreed between the parties and if the Income Record Date has occurred in respect of any Non-Cash Collateral, the amount or Market Value of Income payable in respect of such Non-Cash Collateral exceeds the aggregate of the Required Collateral Values in respect of such Loans together with: (i) all amounts due and payable by the Borrower under this Agreement but which are unpaid; and (ii) if agreed between the parties and if the Income Record Date has occurred in respect of any securities equivalent to Loaned Securities, the amount or Market Value of Income payable in respect of such Equivalent Securities, Lender shall (on demand) repay and/or deliver, as the case may be, to Borrower such Equivalent Collateral as will eliminate the excess;

(c)	if at any time on any Business Day the aggregate Market Value of the Posted Collateral in respect of all Loans outstanding under this Agreement together with: (i) all amounts due and payable by the Lender under this Agreement but which are unpaid; and (ii) if agreed between the parties and if the Income Record Date has occurred in respect of any Non-Cash Collateral, the amount or Market Value of Income payable in respect of such Non-Cash Collateral falls below the aggregate of Required Collateral Values in respect of all such Loans together with: (i) all amounts due and payable by the Borrower under this Agreement but which are unpaid; and (ii) if agreed between the parties and if the Income Record Date has occurred in respect of Securities equivalent to any Loaned Securities, the amount or Market Value of Income payable in respect of such Equivalent Securities, Borrower shall (on demand) provide such further Collateral to Lender as will eliminate the deficiency;

(d)	where a Party acts as both Lender and Borrower under this Agreement, the provisions of paragraphs 5.4(b) and 5.4(c) shall apply separately (and without duplication) in respect of Loans entered into by that Party as Lender and Loans entered into by that Party as Borrower.

5.5	Marking to Market of Collateral during the currency of a Loan on a Loan by Loan basis

If paragraph 1.3 of the Schedule indicates this paragraph 5.5 shall apply in lieu of paragraph 5.4, the Posted Collateral in respect of any Loan shall bear from day to day and at any time the same proportion to the Market Value of Securities equivalent to the Loaned Securities as the Posted Collateral bore at the commencement of such Loan. Accordingly:

(a)	the Market Value of the Posted Collateral to be delivered or deposited while the Loan continues shall be equal to the Required Collateral Value;

(b)	if at any time on any Business Day the Market Value of the Posted Collateral in respect of any Loan together with: (i) all amounts due and payable by the Lender in respect of that Loan but which are unpaid; and (ii) if agreed between the parties and if the Income Record Date has occurred in respect of any Non-Cash Collateral, the amount or Market Value of Income payable in respect of such Non-Cash Collateral exceeds the Required Collateral Value in respect of such Loan together with: (i) all amounts due and payable by the Borrower in respect of that Loan; and (ii) if agreed between the parties and if the Income Record Date has occurred in respect of Securities equivalent to any Loaned Securities, the amount or Market Value of Income payable in respect of such Equivalent Securities, Lender shall (on demand) repay and/or deliver, as the case may be, to Borrower such Equivalent Collateral as will eliminate the excess; and

(c)	if at any time on any Business Day the Market Value of the Posted Collateral together with: (i) all amounts due any payable by the Lender in respect of that Loan; and (ii) if agreed between the parties and if the Income Record Date has occurred in respect of any Non-Cash Collateral, the amount or Market Value of Income payable in respect of such Non-Cash Collateral falls below the Required Collateral Value together with: (i) all amounts due and payable by the Borrower in respect of that Loan; and (ii) if agreed between the parties and if the Income Record Date has occurred in respect of Securities equivalent to any Loaned Securities, the amount or Market Value of Income payable in respect of such Equivalent Securities, Borrower shall (on demand) provide such further Collateral to Lender as will eliminate the deficiency.

5.6	Requirements to deliver excess Collateral

Where paragraph 5.4 applies, unless paragraph 1.4 of the Schedule indicates that this paragraph 5.6 does not apply, if a Party (the first Party) would, but for this paragraph 5.6, be required under paragraph 5.4 to provide further Collateral or deliver Equivalent Collateral in circumstances where the other Party (the second Party) would, but for this paragraph 5.6, also be required to or provide Collateral or deliver Equivalent Collateral under paragraph 5.4, then the Market Value of the Collateral or Equivalent Collateral deliverable by the first Party (X) shall be set off against the Market Value of the Collateral or Equivalent Collateral deliverable by the second Party (Y) and the only obligation of the Parties under paragraph 5.4 shall be, where X exceeds Y, an obligation of the first Party, or where Y exceeds X, an obligation of the second Party to repay and/or (as the case may be) deliver Equivalent Collateral or to deliver further Collateral having a Market Value equal to the difference between X and Y.

5.7	Where Equivalent Collateral is repaid or delivered (as the case may be) or further Collateral is provided by a Party under paragraph 5.6, the Parties shall agree to which Loan or Loans such repayment, delivery or further provision is to be attributed and failing agreement it shall be attributed, as determined by the Party making such repayment, delivery or further provision to the earliest outstanding Loan and, in the case of a repayment or delivery up to the point at which the Market Value of Collateral in respect of such Loan equals the Required Collateral Value in respect of such Loan, and then to the next earliest outstanding Loan up to the similar point and so on.

5.8	Timing of repayments of excess Collateral or deliveries of further Collateral

Where any Equivalent Collateral falls to be repaid or delivered (as the case may be) or further Collateral is to be provided under this paragraph 5, unless otherwise provided or agreed between the Parties, if the relevant demand is received by the Notification Time specified in paragraph 1.5 of the Schedule, then the delivery shall be made not later than the Close of Business on the same Business Day; if a demand is received after the Notification Time, then the relevant delivery shall be made not later than the Close of Business on the next Business Day after the date such demand is received.

5.9	Substitutions and extensions of Letters of Credit

Where Collateral is a Letter of Credit, Lender may by notice to Borrower require that Borrower, on the third Business Day following the date of delivery of such notice (or by such other time as the Parties may agree), substitute Collateral consisting of cash or other Collateral acceptable to Lender for the Letter of Credit. Prior to the expiration of any Letter of Credit supporting Borrower’s obligations hereunder, Borrower shall, no later than 10.30 a.m. UK time on the second Business Day prior to the date such Letter of Credit expires (or by such other time as the Parties may agree), obtain an extension of the expiration of such Letter of Credit or replace such Letter of Credit by providing Lender with a substitute Letter of Credit in an amount at least equal to the amount of the Letter of Credit for which it is substituted.

6.	DISTRIBUTIONS AND CORPORATE ACTIONS

6.1	In this paragraph 6, references to an amount of Income received by any Party in respect of any Loaned Securities or Non-Cash Collateral shall be to an amount received from the issuer after any applicable withholding or deduction for or on account of Tax.

6.2	Manufactured payments in respect of Loaned Securities

Where the term of a Loan extends over an Income Record Date in respect of any Loaned Securities, Borrower shall, on the date such Income is paid by the issuer, or on such other date as the Parties may from time to time agree, pay or deliver to Lender such sum of money or property as is agreed between the Parties or, failing such agreement, a sum of money or property equivalent to (and in the same currency as) the type and amount of such Income that would be received by Lender in respect of such Loaned Securities assuming such Securities were not loaned to Borrower and were retained by Lender on the Income Record Date.

6.3	Manufactured payments in respect of Non-Cash Collateral

Where Non-Cash Collateral is delivered by Borrower to Lender and an Income Record Date in respect of such Non-Cash Collateral occurs before Equivalent Collateral is delivered by Lender to Borrower, Lender shall on the date such Income is paid, or on such other date as the Parties may from time to time agree, pay or deliver to Borrower a sum of money or property as is agreed between the Parties or, failing such agreement, a sum of money or property equivalent to (and in the same currency as) the type and amount of such Income that would be received by Lender in respect of such Non-Cash Collateral assuming Lender:

(a)	retained the Non-Cash Collateral on the Income Record Date; and

(b)	is not entitled to any credit, benefit or other relief in respect of Tax under any Applicable Law.

6.4	Indemnity for failure to redeliver Equivalent Non-Cash Collateral

Unless paragraph 1.6 of the Schedule indicates that this paragraph does not apply, where:

(a)	prior to any Income Record Date in relation to Non-Cash Collateral, Borrower has in accordance with paragraph 5.3 called for the Delivery of Equivalent Non-Cash Collateral;

(b)	Borrower has given notice of such call to Lender so as to be effective, at the latest, five hours before the Close of Business on the last Business Day on which Lender would customarily be required to initiate settlement of the Non-Cash Collateral to enable settlement to take place on the Business Day immediately preceding the relevant Income Record Date;

(c)	Borrower has provided reasonable details to Lender of the Non-Cash Collateral, the relevant Income Record Date and the proposed Alternative Collateral;

(d)	Lender, acting reasonably, has determined that such Alternative Collateral is acceptable to it and Borrower shall have delivered or delivers such Alternative Collateral to Lender; and

(e)	Lender has failed to make reasonable efforts to transfer Equivalent Non-Cash Collateral to Borrower prior to such Income Record Date,

Lender shall indemnify Borrower in respect of any cost, loss or damage (excluding any indirect or consequential loss or damage or any amount otherwise compensated by Lender, including pursuant to paragraphs 6.3 and/or 9.3) suffered by Borrower that it would not have suffered had the relevant Equivalent Non-Cash Collateral been transferred to Borrower prior to such Income Record Date.

6.5	Income in the form of Securities

Where Income, in the form of securities, is paid in relation to any Loaned Securities or Collateral, such securities shall be added to such Loaned Securities or Collateral (and shall constitute Loaned Securities or Collateral, as the case may be, and be part of the relevant Loan) and will not be delivered to Lender, in the case of Loaned Securities, or to Borrower, in the case of Collateral, until the end of the relevant Loan, provided that the Lender or Borrower (as the case may be) fulfils its obligations under paragraph 5.4 or 5.5 (as applicable) with respect to the additional Loaned Securities or Collateral, as the case may be.

6.6	Exercise of voting rights

Where any voting rights fall to be exercised in relation to any Loaned Securities or Collateral, neither Borrower, in the case of Equivalent Securities, nor Lender, in the case of Equivalent Collateral, shall have any obligation to arrange for voting rights of that kind to be exercised in accordance with the instructions of the other Party in relation to the Securities borrowed by it or transferred to it by way of Collateral, as the case may be, unless otherwise agreed between the Parties.

6.7	Corporate actions

Where, in respect of any Loaned Securities or any Collateral, any rights relating to conversion, sub-division, consolidation, pre-emption, rights arising under a takeover offer, rights to receive securities or a certificate which may at a future date be exchanged for securities or other rights, including those requiring election by the holder for the time being of such Securities or Collateral, become exercisable prior to the delivery of Equivalent Securities or Equivalent Collateral, then Lender or Borrower, as the case may be, may, within a reasonable time before the latest time for the exercise of the right or option give written notice to the other Party that on delivery of Equivalent Securities or Equivalent Collateral, as the case may be, it wishes to receive Equivalent Securities or Equivalent Collateral in such form as will arise if the right is exercised or, in the case of a right which may be exercised in more than one manner, is exercised as is specified in such written notice.

7.	RATES APPLICABLE TO LOANED SECURITIES AND CASH COLLATERAL

7.1	Rates in respect of Loaned Securities

In respect of each Loan, Borrower shall pay to Lender, in the manner prescribed in subparagraph 7.3, sums calculated by applying such rate as shall be agreed between the Parties from time to time to the daily Market Value of the Loaned Securities.

7.2	Rates in respect of Cash Collateral

Where Cash Collateral is deposited with Lender in respect of any Loan, Lender shall pay to Borrower, in the manner prescribed in paragraph 7.3, sums calculated by applying such rates as shall be agreed between the Parties from time to time to the amount of such Cash Collateral. Any such payment due to Borrower may be set-off against any payment due to Lender pursuant to paragraph 7.1.

7.3	Payment of rates

In respect of each Loan, the payments referred to in paragraph 7.1 and 7.2 shall accrue daily in respect of the period commencing on and inclusive of the Settlement Date and terminating on and exclusive of the Business Day upon which Equivalent Securities are delivered or Cash Collateral is repaid. Unless otherwise agreed, the sums so accruing in respect of each calendar month shall be paid in arrears by the relevant Party not later than the Business Day which is the tenth Business Day after the last Business Day of the calendar month to which such payments relate or such other date as the Parties shall from time to time agree.

8.	DELIVERY OF EQUIVALENT SECURITIES

8.1	Lender’s right to terminate a Loan

Subject to paragraph 11 and the terms of the relevant Loan, Lender shall be entitled to terminate a Loan and to call for the delivery of all or any Equivalent Securities at any time by giving notice on any Business Day of not less than the standard settlement time for such Equivalent Securities on the exchange or in the clearing organisation through which the Loaned Securities were originally delivered. Borrower shall deliver such Equivalent Securities not later than the expiry of such notice in accordance with Lender’s instructions.

8.2	Borrower’s right to terminate a Loan

Subject to the terms of the relevant Loan, Borrower shall be entitled at any time to terminate a Loan and to deliver all and any Equivalent Securities due and outstanding to Lender in accordance with Lender’s instructions and Lender shall accept such delivery.

8.3	Delivery of Equivalent Securities on termination of a Loan

Borrower shall procure the Delivery of Equivalent Securities to Lender or deliver Equivalent Securities in accordance with this Agreement and the terms of the relevant Loan on termination of the Loan. For the avoidance of doubt any reference in this Agreement or in any other agreement or communication between the Parties (howsoever expressed) to an obligation to deliver or account for or act in relation to Loaned Securities shall accordingly be construed as a reference to an obligation to deliver or account for or act in relation to Equivalent Securities.

8.4	Delivery of Equivalent Collateral on termination of a Loan

On the date and time that Equivalent Securities are required to be delivered by Borrower on the termination of a Loan, Lender shall simultaneously (subject to paragraph 5.4 if applicable) repay to Borrower any Cash Collateral or, as the case may be, deliver Collateral equivalent to the Collateral provided by Borrower pursuant to paragraph 5 in respect of such Loan. For the avoidance of doubt any reference in this Agreement or in any other agreement or communication between the Parties (however expressed) to an obligation to deliver or account for or act in relation to Collateral shall accordingly be construed as a reference to an obligation to deliver or account for or act in relation to Equivalent Collateral.

8.5	Delivery of Letters of Credit

Where a Letter of Credit is provided by way of Collateral, the obligation to deliver Equivalent Collateral is satisfied by Lender delivering for cancellation the Letter of Credit so provided, or where the Letter of Credit is provided in respect of more than one Loan, by Lender consenting to a reduction in the value of the Letter of Credit.

8.6	Delivery obligations to be reciprocal

Neither Party shall be obliged to make delivery (or make a payment as the case may be) to the other unless it is satisfied that the other Party will make such delivery (or make an appropriate payment as the case may be) to it. If it is not so satisfied (whether because an Event of Default has occurred in respect of the other Party or otherwise) it shall notify the other Party and unless that other Party has made arrangements which are sufficient to assure full delivery (or the appropriate payment as the case may be) to the notifying Party, the notifying Party shall (provided it is itself in a position, and willing, to perform its own obligations) be entitled to withhold delivery (or payment, as the case may be) to the other Party until such arrangements to assure full delivery (or the appropriate payment as the case may be) are made.

9.	FAILURE TO DELIVER

9.1	Borrower’s failure to deliver Equivalent Securities

If Borrower fails to deliver Equivalent Securities in accordance with paragraph 8.3 Lender may:

(a)	elect to continue the Loan (which, for the avoidance of doubt, shall continue to be taken into account for the purposes of paragraph 5.4 or 5.5 as applicable); or

(b)	at any time while such failure continues, by written notice to Borrower declare that that Loan (but only that Loan) shall be terminated immediately in accordance with paragraph 11.2 as if (i) an Event of Default had occurred in relation to the Borrower, (ii) references to the Termination Date were to the date on which notice was given under this sub-paragraph, and (iii) the Loan were the only Loan outstanding. For the avoidance of doubt, any such failure shall not constitute an Event of Default (including under paragraph 10.1(i)) unless the Parties otherwise agree.

9.2	Lender’s failure to deliver Equivalent Collateral

If Lender fails to deliver Equivalent Collateral comprising Non-Cash Collateral in accordance with paragraph 8.4 or 8.5, Borrower may:

(a)	elect to continue the Loan (which, for the avoidance of doubt, shall continue to be taken into account for the purposes of paragraph 5.4 or 5.5 as applicable); or

(b)	at any time while such failure continues, by written notice to Lender declare that that Loan (but only that Loan) shall be terminated immediately in accordance with paragraph 11.2 as if (i) an Event of Default had occurred in relation to the Lender, (ii) references to the Termination Date were to the date on which notice was given under this sub-paragraph, and (iii) the Loan were the only Loan outstanding. For the avoidance of doubt, any such failure shall not constitute an Event of Default (including under paragraph 10.1(i)) unless the Parties otherwise agree.

9.3	Failure by either Party to deliver

Where a Party (the Transferor) fails to deliver Equivalent Securities or Equivalent Collateral by the time required under this Agreement or within such other period as may be agreed between the Transferor and the other Party (the Transferee) and the Transferee:

(a)	incurs interest, overdraft or similar costs and expenses; or

(b)	incurs costs and expenses as a direct result of a Buy-in exercised against it by a third party,

then the Transferor agrees to pay within one Business Day of a demand from the Transferee and hold harmless the Transferee with respect to all reasonable costs and expenses listed in sub-paragraphs (a) and (b) above properly incurred which arise directly from such failure other than (i) such costs and expenses which arise from the negligence or wilful default of the Transferee and (ii) any indirect or consequential losses.

10.	EVENTS OF DEFAULT

10.1	Each of the following events occurring and continuing in relation to either Party (the Defaulting Party, the other Party being the Non-Defaulting Party) shall be an Event of Default but only (subject to sub-paragraph 10.1(d)) where the Non-Defaulting Party serves written notice on the Defaulting Party:

(a)	Borrower or Lender failing to pay or repay Cash Collateral or to deliver Collateral on commencement of the Loan under paragraph 5.1 or to deliver further Collateral under paragraph 5.4 or 5.5;

(b)	Lender or Borrower failing to comply with its obligations under paragraph 6.2 or 6.3 upon the due date and not remedying such failure within three Business Days after the NonDefaulting Party serves written notice requiring it to remedy such failure;

(c)	Lender or Borrower failing to pay any sum due under paragraph 9.1(b), 9.2(b) or 9.3 upon the due date;

(d)	an Act of Insolvency occurring with respect to Lender or Borrower, provided that, where the Parties have specified in paragraph 5 of the Schedule that Automatic Early Termination shall apply, an Act of Insolvency which is the presentation of a petition for winding up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party shall not require the Non-Defaulting Party to serve written notice on the Defaulting Party (Automatic Early Termination);

(e)	any warranty made by Lender or Borrower in paragraph 13 or paragraphs 14(a) to 14(d) being incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

(f)	Lender or Borrower admitting to the other that it is unable to, or it intends not to, perform any of its obligations under this Agreement and/or in respect of any Loan where such failure to perform would with the service of notice or lapse of time constitute an Event of Default;

(g)	all or any material part of the assets of Lender or Borrower being transferred or ordered to be transferred to a trustee (or a person exercising similar functions) by a regulatory authority pursuant to any legislation;

(h)	Lender (if applicable) or Borrower being declared in default or being suspended or expelled from membership of or participation in, any securities exchange or suspended or prohibited from dealing in securities by any regulatory authority, in each case on the grounds that it has failed to meet any requirements relating to financial resources or credit rating; or

(i)	Lender or Borrower failing to perform any other of its obligations under this Agreement and not remedying such failure within 30 days after the Non-Defaulting Party serves written notice requiring it to remedy such failure.

10.2	Each Party shall notify the other (in writing) if an Event of Default or an event which, with the passage of time and/or upon the serving of a written notice as referred to above, would be an Event of Default, occurs in relation to it.

10.3	The provisions of this Agreement constitute a complete statement of the remedies available to each Party in respect of any Event of Default.

10.4	Subject to paragraphs 9 and 11, neither Party may claim any sum by way of consequential loss or damage in the event of failure by the other Party to perform any of its obligations under this Agreement.

11.	CONSEQUENCES OF AN EVENT OF DEFAULT

11.1	If an Event of Default occurs in relation to either Party then paragraphs 11.2 to 11.7 below shall apply.

11.2	The Parties’ delivery and payment obligations (and any other obligations they have under this Agreement) shall be accelerated so as to require performance thereof at the time such Event of Default occurs (the date of which shall be the Termination Date) so that performance of such delivery and payment obligations shall be effected only in accordance with the following provisions.

(a)	The Default Market Value of the Equivalent Securities and Equivalent Non- Cash Collateral to be delivered and the amount of any Cash Collateral (including sums accrued) to be repaid and any other cash (including interest accrued) to be paid by each Party shall be established by the Non-Defaulting Party in accordance with paragraph 11.4 and deemed as at the Termination Date.

(b)	On the basis of the sums so established, an account shall be taken (as at the Termination Date) of what is due from each Party to the other under this Agreement (on the basis that each Party’s claim against the other in respect of delivery of Equivalent Securities or Equivalent Non-Cash Collateral equal to the Default Market Value thereof) and the sums due from one Party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the Party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be payable on the next following Business Day after such account has been taken and such sums have been set off in accordance with this paragraph. For the purposes of this calculation, any sum not denominated in the Base Currency shall be converted into the Base Currency at the spot rate prevailing at such dates and times determined by the Non-Defaulting Party acting reasonably.

(c)	If the balance under sub-paragraph (b) above is payable by the Non-Defaulting Party and the Non-Defaulting Party had delivered to the Defaulting Party a Letter of Credit, the Defaulting Party shall draw on the Letter of Credit to the extent of the balance due and shall subsequently deliver for cancellation the Letter of Credit so provided.

(d)	If the balance under sub-paragraph (b) above is payable by the Defaulting Party and the Defaulting Party had delivered to the Non-Defaulting Party a Letter of Credit, the Non-Defaulting Party shall draw on the Letter of Credit to the extent of the balance due and shall subsequently deliver for cancellation the Letter of Credit so provided.

(e)	In all other circumstances, where a Letter of Credit has been provided to a Party, such Party shall deliver for cancellation the Letter of Credit so provided.

11.3	For the purposes of this Agreement, the Default Market Value of any Equivalent Collateral in the form of a Letter of Credit shall be zero and of any Equivalent Securities or any other Equivalent Non-Cash Collateral shall be determined in accordance with paragraphs 11.4 to 11.6 below, and for this purpose:

(a)	the Appropriate Market means, in relation to securities of any description, the market which is the most appropriate market for securities of that description, as determined by the Non-Defaulting Party;

(b)	the Default Valuation Time means, in relation to an Event of Default, the close of business in the Appropriate Market on the fifth dealing day after the day on which that Event of Default occurs or, where that Event of Default is the occurrence of an Act of Insolvency in respect of which under paragraph 10.1(d) no notice is required from the Non-Defaulting Party in order for such event to constitute an Event of Default, the close of business on the fifth dealing day after the day on which the Non-Defaulting Party first became aware of the occurrence of such Event of Default;

(c)	Deliverable Securities means Equivalent Securities or Equivalent Non-Cash Collateral to be delivered by the Defaulting Party;

(d)	Net Value means at any time, in relation to any Deliverable Securities or Receivable Securities, the amount which, in the reasonable opinion of the Non-Defaulting Party, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available prices for securities with similar maturities, terms and credit characteristics as the relevant Equivalent Securities or Equivalent Collateral) as the Non-Defaulting Party considers appropriate, less, in the case of Receivable Securities, or plus, in the case of Deliverable Securities, all Transaction Costs incurred or reasonably anticipated in connection with the purchase or sale of such securities;

(e)	Receivable Securities means Equivalent Securities or Equivalent Non-Cash Collateral to be delivered to the Defaulting Party; and

(f)	Transaction Costs in relation to any transaction contemplated in paragraph 11.4 or 11.5 means the reasonable costs, commissions (including internal commissions), fees and expenses (including any mark-up or mark-down or premium paid for guaranteed delivery) incurred or reasonably anticipated in connection with the purchase of Deliverable Securities or sale of Receivable Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction.

11.4	If between the Termination Date and the Default Valuation Time:

(a)	the Non-Defaulting Party has sold, in the case of Receivable Securities, or purchased, in the case of Deliverable Securities, securities which form part of the same issue and are of an identical type and description as those Equivalent Securities or that Equivalent Collateral, (and regardless as to whether or not such sales or purchases have settled) the Non-Defaulting Party may elect to treat as the Default Market Value:

(i)	in the case of Receivable Securities, the net proceeds of such sale after deducting all Transaction Costs; provided that, where the securities sold are not identical in amount to the Equivalent Securities or Equivalent Collateral, the Non-Defaulting Party may, acting in good faith, either (A) elect to treat such net proceeds of sale divided by the amount of securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Collateral as the Default Market Value or (B) elect to treat such net proceeds of sale of the Equivalent Securities or Equivalent Collateral actually sold as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Collateral, and, in the case of (B), the Default Market Value of the balance of the Equivalent Securities or Equivalent Collateral shall be determined separately in accordance with the provisions of this paragraph 11.4; or

(ii)	in the case of Deliverable Securities, the aggregate cost of such purchase, including all Transaction Costs; provided that, where the securities purchased are not identical in amount to the Equivalent Securities or Equivalent Collateral, the Non-Defaulting Party may, acting in good faith, either (A) elect to treat such aggregate cost divided by the amount of securities purchased and multiplied by the amount of the Equivalent Securities or Equivalent Collateral as the Default Market Value or (B) elect to treat the aggregate cost of purchasing the Equivalent Securities or Equivalent Collateral actually purchased as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Collateral, and, in the case of (B), the Default Market Value of the balance of the Equivalent Securities or Equivalent Collateral shall be determined separately in accordance with the provisions of this paragraph 11.4;

(b)	the Non-Defaulting Party has received, in the case of Deliverable Securities, offer quotations or, in the case of Receivable Securities, bid quotations in respect of securities of the relevant description from two or more market makers or regular dealers in the Appropriate Market in a commercially reasonable size (as determined by the Non-Defaulting Party) the Non- Defaulting Party may elect to treat as the Default Market Value of the relevant Equivalent Securities or Equivalent Collateral:

(i)	the price quoted (or where more than one price is so quoted, the arithmetic mean of the prices so quoted) by each of them for, in the case of Deliverable Securities, the sale by the relevant market marker or dealer of such securities or, in the case of Receivable Securities, the purchase by the relevant market maker or dealer of such securities, provided that such price or prices quoted may be adjusted in a commercially reasonable manner by the Non-Defaulting Party to reflect accrued but unpaid coupons not reflected in the price or prices quoted in respect of such Securities;

(ii)	after deducting, in the case of Receivable Securities or adding in the case of Deliverable Securities the Transaction Costs which would be incurred or reasonably anticipated in connection with such transaction.

11.5	If, acting in good faith, either (A) the Non-Defaulting Party has endeavoured but been unable to sell or purchase securities in accordance with paragraph 11.4(a) above or to obtain quotations in accordance with paragraph 11.4(b) above (or both) or (B) the Non-Defaulting Party has determined that it would not be commercially reasonable to sell or purchase securities at the prices bid or offered or to obtain such quotations, or that it would not be commercially reasonable to use any quotations which it has obtained under paragraph 11.4(b) above the Non-Defaulting Party may determine the Net Value of the relevant Equivalent Securities or Equivalent Collateral (which shall be specified) and the Non-Defaulting Party may elect to treat such Net Value as the Default Market Value of the relevant Equivalent Securities or Equivalent Collateral.

11.6	To the extent that the Non-Defaulting Party has not determined the Default Market Value in accordance with paragraph 11.4, the Default Market Value of the relevant Equivalent Securities or Equivalent Collateral shall be an amount equal to their Net Value at the Default Valuation Time; provided that, if at the Default Valuation Time the Non-Defaulting Party reasonably determines that, owing to circumstances affecting the market in the Equivalent Securities or Equivalent Collateral in question, it is not reasonably practicable for the NonDefaulting Party to determine a Net Value of such Equivalent Securities or Equivalent Collateral which is commercially reasonable (by reason of lack of tradable prices or otherwise), the Default Market Value of such Equivalent Securities or Equivalent Collateral shall be an amount equal to their Net Value as determined by the Non-Defaulting Party as soon as reasonably practicable after the Default Valuation Time.

Other costs, expenses and interest payable in consequence of an Event of Default

11.7	The Defaulting Party shall be liable to the Non-Defaulting Party for the amount of all reasonable legal and other professional expenses incurred by the Non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at such rate as is agreed by the Parties and specified in paragraph 10 of the Schedule or, failing such agreement, the overnight London Inter Bank Offered Rate as quoted on a reputable financial information service (LIBOR) as at 11.00 a.m., London time, on the date on which it is to be determined or, in the case of an expense attributable to a particular transaction and, where the Parties have previously agreed a rate of interest for the transaction, that rate of interest if it is greater than LIBOR. Interest will accrue daily on a compound basis.

Set-off

11.8	Any amount payable to one Party (the Payee) by the other Party (the Payer) under paragraph 11.2(b) may, at the option of the Non-Defaulting Party, be reduced by its set-off against any amount payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement between the Payee and the Payer or instrument or undertaking issued or executed by one Party to, or in favour of, the other Party. If an obligation is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and set off in respect of the estimate, subject to accounting to the other Party when the obligation is ascertained. Nothing in this paragraph shall be effective to create a charge or other security interest. This paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

12.	TAXES

Withholding, gross-up and provision of information

12.1	All payments under this Agreement shall be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any Applicable Law.

12.2	Except as otherwise agreed, if the paying Party is so required to deduct or withhold, then that Party (Payer) shall:

(a)	promptly notify the other Party (Recipient) of such requirement;

(b)	pay or otherwise account for the full amount required to be deducted or withheld to the relevant authority;

(c)	upon written demand of Recipient, forward to Recipient documentation reasonably acceptable to Recipient, evidencing such payment to such authorities; and

(d)	other than in respect of any payment made by Lender to Borrower under paragraph 6.3, pay to Recipient, in addition to the payment to which Recipient is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the amount actually received by Recipient (after taking account of such withholding or deduction) will equal the amount Recipient would have received had no such deduction or withholding been required; provided Payer will not be required to pay any additional amount to Recipient under this sub-paragraph (d) to the extent it would not be required to be paid but for the failure by Recipient to comply with or perform any obligation under paragraph 12.3.

12.3	Each Party agrees that it will upon written demand of the other Party deliver to such other Party (or to any government or other taxing authority as such other Party directs), any form or document and provide such other cooperation or assistance as may (in either case) reasonably be required in order to allow such other Party to make a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document, or the provision of such cooperation or assistance, would not materially prejudice the legal or commercial position of the Party in receipt of such demand). Any such form or document shall be accurate and completed in a manner reasonably satisfactory to such other Party and shall be executed and delivered with any reasonably required certification by such date as is agreed between the Parties or, failing such agreement, as soon as reasonably practicable.

Stamp Tax

12.4	Unless otherwise agreed, Borrower hereby undertakes promptly to pay and account for any Stamp Tax chargeable in connection with any transaction effected pursuant to or contemplated by this Agreement (other than any Stamp Tax that would not be chargeable but for Lender’s failure to comply with its obligations under this Agreement).

12.5	Borrower shall indemnify and keep indemnified Lender against any liability arising as a result of Borrower’s failure to comply with its obligations under paragraph 12.4.

Sales Tax

12.6	All sums payable by one Party to another under this Agreement are exclusive of any Sales Tax chargeable on any supply to which such sums relate and an amount equal to such Sales Tax shall in each case be paid by the Party making such payment on receipt of an appropriate Sales Tax invoice.

Retrospective changes in law

12.7	Unless otherwise agreed, amounts payable by one Party to another under this Agreement shall be determined by reference to Applicable Law as at the date of the relevant payment and no adjustment shall be made to amounts paid under this Agreement as a result of:

(a)	any retrospective change in Applicable Law which is announced or enacted after the date of the relevant payment; or

(b)	any decision of a court of competent jurisdiction which is made after the date of the relevant payment (other than where such decision results from an action taken with respect to this Agreement or amounts paid or payable under this Agreement).

13.	LENDER’S WARRANTIES

Each Party hereby warrants and undertakes to the other on a continuing basis to the intent that such warranties shall survive the completion of any transaction contemplated herein that, where acting as a Lender:

(a)	it is duly authorised and empowered to perform its duties and obligations under this Agreement;

(b)	it is not restricted under the terms of its constitution or in any other manner from lending Securities in accordance with this Agreement or from otherwise performing its obligations hereunder;

(c)	it is absolutely entitled to pass full legal and beneficial ownership of all Securities provided by it hereunder to Borrower free from all liens, charges and encumbrances; and

(d)	it is acting as principal in respect of this Agreement, other than in respect of an Agency Loan.

14.	BORROWER’S WARRANTIES

Each Party hereby warrants and undertakes to the other on a continuing basis to the intent that such warranties shall survive the completion of any transaction contemplated herein that, where acting as a Borrower:

(a)	it has all necessary licences and approvals, and is duly authorised and empowered, to perform its duties and obligations under this Agreement and will do nothing prejudicial to the continuation of such authorisation, licences or approvals;

(b)	it is not restricted under the terms of its constitution or in any other manner from borrowing Securities in accordance with this Agreement or from otherwise performing its obligations hereunder;

(c)	it is absolutely entitled to pass full legal and beneficial ownership of all Collateral provided by it hereunder to Lender free from all liens, charges and encumbrances;

(d)	it is acting as principal in respect of this Agreement; and

(e)	it is not entering into a Loan for the primary purpose of obtaining or exercising voting rights in respect of the Loaned Securities.

15.	INTEREST ON OUTSTANDING PAYMENTS

In the event of either Party failing to remit sums in accordance with this Agreement such Party hereby undertakes to pay to the other Party upon demand interest (before as well as after judgment) on the net balance due and outstanding, for the period commencing on and inclusive of the original due date for payment to (but excluding) the date of actual payment, in the same currency as the principal sum and at the rate referred to in paragraph 11.7. Interest will accrue daily on a compound basis and will be calculated according to the actual number of days elapsed. No interest shall be payable under this paragraph in respect of any day on which one Party endeavours to make a payment to the other Party but the other Party is unable to receive it.

16.	TERMINATION OF THIS AGREEMENT

Each Party shall have the right to terminate this Agreement by giving not less than 15 Business Days’ notice in writing to the other Party (which notice shall specify the date of termination) subject to an obligation to ensure that all Loans which have been entered into but not discharged at the time such notice is given are duly discharged in accordance with this Agreement.

17.	SINGLE AGREEMENT

Each Party acknowledges that, and has entered into this Agreement and will enter into each Loan in consideration of and in reliance upon the fact that, all Loans constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each Party agrees:

(a)	to perform all of its obligations in respect of each Loan, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Loans, subject always to the other provisions of the Agreement; and

(b)	that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan.

18.	SEVERANCE

If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from the Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the Parties in such reasonable manner so as to achieve as far as possible, without illegality, the intention of the Parties with respect to that severed provision.

19.	SPECIFIC PERFORMANCE

Each Party agrees that in relation to legal proceedings it will not seek specific performance of the other Party’s obligation to deliver Securities, Equivalent Securities, Collateral or Equivalent Collateral but without prejudice to any other rights it may have.

20.	NOTICES

20.1	Any notice or other communication in respect of this Agreement may be given in any manner set forth below to the address or number or in accordance with the electronic messaging system details set out in paragraph 6 of the Schedule and will be deemed effective as indicated:

(a)	if in writing and delivered in person or by courier, on the date it is delivered;

(b)	if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(c)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(d)	if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or the receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the Close of Business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

20.2	Either Party may by notice to the other change the address or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

21.	ASSIGNMENT

21.1	Subject to paragraph 21.2, neither Party may charge, assign or otherwise deal with all or any of its rights or obligations hereunder without the prior consent of the other Party, except that Party A may, without Party B’s consent, assign this Agreement and all or any of its rights or obligations hereunder to any Affiliate, by notifying Party B of any assignment at least 5 (five) Business Days prior to such assignment.

21.2	Paragraph 21.1 shall not preclude a party from charging, assigning or otherwise dealing with all or any part of its interest in any sum payable to it under paragraph 11.2(b) or 11.7.

22.	NON-WAIVER

No failure or delay by either Party (whether by course of conduct or otherwise) to exercise any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege as herein provided.

23.	GOVERNING LAW AND JURISDICTION

23.1	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and shall be construed in accordance with, English law.

23.2	The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes or any non-contractual obligation which may arise out of or in connection with this Agreement (respectively, Proceedings and Disputes) and, for these purposes, each Party irrevocably submits to the jurisdiction of the courts of England.

23.3	Each Party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

23.4	Each Party hereby respectively appoints the person identified in paragraph 7 of the Schedule pertaining to the relevant Party as its agent to receive on its behalf service of process in the courts of England. If such an agent ceases to be an agent of a Party, the relevant Party shall promptly appoint, and notify the other Party of the identity of its new agent in England.

24.	TIME

Time shall be of the essence of the Agreement.

25.	RECORDING

The Parties agree that each may record all telephone conversations between them.

26.	WAIVER OF IMMUNITY

Each Party hereby waives all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgement) and execution to which it might otherwise be entitled in any action or proceeding in the courts of England or of any other country or jurisdiction relating in any way to this Agreement and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

27.	MISCELLANEOUS

27.1	This Agreement constitutes the entire agreement and understanding of the Parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

27.2	The Party (the Relevant Party) who has prepared the text of this Agreement for execution (as indicated in paragraph 9 of the Schedule) warrants and undertakes to the other Party that such text conforms exactly to the text of the standard form Global Master Securities Lending Agreement (2010 version) posted by the International Securities Lending Association on its website except as notified by the Relevant Party to the other Party in writing prior to the execution of this Agreement.

27.3	Unless otherwise provided for in this Agreement, no amendment in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the Parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

27.4	The Parties agree that where paragraph 11 of the Schedule indicates that this paragraph 27.4 applies, this Agreement shall apply to all loans which are outstanding as at the date of this Agreement and which are subject to the securities lending agreement or agreements specified in paragraph 11 of the Schedule, and such Loans shall be treated as if they had been entered into under this Agreement, and the terms of such loans are amended accordingly with effect from the date of this Agreement.

27.5	The Parties agree that where paragraph 12 of the Schedule indicates that this paragraph 27.5 applies, each may use the services of a third party vendor to automate the processing of Loans under this Agreement and that any data relating to such Loans received from the other Party may be disclosed to such third party vendors.

27.6	The obligations of the Parties under this Agreement will survive the termination of any Loan.

27.7	The warranties contained in paragraphs 13, 14 and 27.2 and in the Agency Annex will survive termination of this Agreement for so long as any obligations of either of the Parties pursuant to this Agreement remain outstanding.

27.8	Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

27.9	This Agreement (and each amendment in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

27.10	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

EXECUTED by the PARTIES

SIGNED by	)
)
duly authorised for and	)
on behalf of	)
JPMORGAN CHASE BANK N.A.
acting as agent

SIGNED by	)
)
duly authorised for and	)
on behalf of	)
[·]

SCHEDULE

COLLATERAL

(i)	following

(ii)	Securities

(1)	U.S. Government Securities: book-entry securities issued by the U.S. Treasury and any other securities issued or fully guaranteed as to principal and interest by the United States government.

(2)	US Government Sponsored Agencies Debt Securities:

■	US-FNMA, FHLMC, FHLB, FFCS - Debt securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank, and the Federal Farm Credit System.

(3)	US Government Sponsored Agencies Mortgage Backed Securities:

■	MBSs - Single-class mortgage participation certificates (FNMA Certificates or FHLMC Certificates) in book-entry form backed by single family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation (excluding Real Estate Mortgage Investment Conduit (REMIC) or other multi-class passthrough certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivative securities).

■	Remics/CMOs - Collateralized Mortgage Obligations (CMOs) and Real Estate Mortgage Investment Conduits (REMICs) issued by FNMA and FHLMC. Types include Sequential-Pay Classes, Floaters, and Planned Amortization Classes (PACs).

(4)	UK Government Securities:

■	Unstripped British Government Debt - Unstripped Government Debt issued by the government of the United Kingdom or by the Bank of England.

■	UK Eligible Bank Bills issued by the Bank of England - UK bank bills are bills of exchange issued by the Bank of England and accepted by a UK bank. A UK bank bill represents an order in writing, addressed and signed by the Bank of England, requiring the Bank of England to pay its holder, on demand or at a fixed date, a specified sum of money.

(5)	Eurozone Government Securities:

■	Bills, Notes and Bonds issued or guaranteed as to principal and interest by the governments of the following countries denominated in Euro: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain. Bills, notes, and bonds are defined as negotiable debt obligations of the listed countries.

(6)	Other Government Securities:

■	Bills, Notes and Bonds issued or guaranteed as to principal and interest by the governments of the following countries: Australia, Canada, Denmark, Japan, New Zealand, Norway, Sweden, and Switzerland. Bills, notes, and bonds are defined as negotiable debt obligations of the listed countries.

(7)	Cash-in-Lieu:

■	In the unlikely event where the Borrower is unable to supply and deliver securities described above as Collateral, a deposit of cash, which is not to be reinvested, is required to be held overnight to meet the collateral value requirements under the Agreement in the following currencies: U.S. Dollars (USD), Euro (EUR), Pound Sterling (GBP).

(iii)	Equities. Common stocks listed on the following indices:

Australia S&P ASX 200 / S&P ASX 300

Austria ATX

Canada S&P / TSX Composite Index

Denmark OMX Copenhagen 20

Finland OMXH25 / OMHX General Shares

France CAC40 / CAC Mid 60 / SBF 250

Germany DAX30 / MDAX / HDAX

Hong Kong Hang Seng

Japan Nikkei 225 / Nikkei 300 / TSE Topix

Netherlands AEX / Mid Kap

Singapore STI

Sweden OMX 30

Switzerland SMI

UK FTSE 100 / FTSE 250

US S&P 500 / Russell 3000

6.

7.

8.

9.

(b)

10.

11.

12.

13.

The Parties to the Agreement agree to be governed by the Supplemental Terms and Conditions stated herein. To the extent that any provisions in these Supplemental Terms and Conditions are in conflict with provisions contained in the Agreement, the provisions contained in these Supplemental Terms and Conditions shall prevail.

13.1	Paragraph 2.1 shall be amended as follows:

(i)	The definition of Collateral shall be supplemented by the following after the words “under paragraph 1 of the Schedule”:

“or as otherwise agreed by the Parties from time to time”.

(ii)	The definition of Letter of Credit shall be deleted in its entirety.

(iii)	The definition of Margin shall be deleted in its entirety and replaced by the following:

“Margin has the meaning specified in paragraph 1 of the Schedule hereto;”.

(iv)	The definition of Market Value shall be amended by deleting the words “or a Letter of Credit” in sub-paragraph (a).

(v)	The definition of Applicable Privacy Laws shall be added as follows:

“Applicable Privacy Laws” means all applicable data protection laws, rules and regulations relating to personal data, including the EU Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 as it may be amended or replaced from time to time (including by the General Data Protection Regulation), and any applicable national laws, rules and regulations implementing foregoing;”.

(vi)	The definition of General Data Protection Regulation shall be added as follows:

“General Data Protection Regulation” means any exchange, multilateral trading facility, market, automated trading system, organised trading facility or platform or association of dealers in any part of the world on or through which securities, commodities or currencies or assets underlying, derived from or otherwise related directly or indirectly to the same are bought and sold;”.

(vii)	The definition of Exchange shall be added as follows:

“Exchange” means any exchange, multilateral trading facility, market, automated trading system, organised trading facility or platform or association of dealers in any part of the world on or through which securities, commodities or currencies or assets underlying, derived from or otherwise related directly or indirectly to the same are bought and sold;”.

(viii)	The definition of Relevant Organisation shall be added as follows:

“Relevant Organisation means any governmental agency, bureau, commission or department and any self-regulatory or other organisation concerned with dealings, and any association of dealers, in securities of any description;”.

13.2	Paragraph 4.3 Deliveries to be simultaneous unless otherwise agreed shall be amended by deletion of the reference to paragraph 8.6 and replacing it with the reference to paragraph 8.5.

13.3	Paragraph 4.4 Deliveries of Income shall be amended by adding the following after the words ‘endorsements or assignments’ :

“(which, for the avoidance of doubt, shall not include tax vouchers)”.

13.4	Paragraph 5.1 shall be amended as follows:

(i)	Heading of paragraph 5.1 shall be amended by deletion the word “on” and replacing it with the words “prior to”

(ii)	Paragraph 5.1 shall be deleted in its entirety and replaced by the following:

“Unless otherwise agreed in respect of any particular Loan, notwithstanding anything to the contrary in this Agreement (i) any obligation of Lender to deliver Securities in respect of any Loan to Borrower is conditional upon Lender having received the Collateral agreed to be provided in respect of such Loan and (ii) any obligation of Lender to repay or deliver (as the case may be) Equivalent Collateral upon the termination of a Loan or upon the substitution of Alternative Collateral is conditional upon Lender verifying receipt of Equivalent Securities.”

13.5	Sub-paragraph (b) of paragraph 5.4 Marking to Market of Collateral during the currency of a Loan on aggregated basis shall be amended by adding the words “if agreed between the Parties” before the words: “all amounts due and payable by the Lender”; and “all amounts due and payable by the Borrower”;

13.6	Sub-paragraph (c) of paragraph 5.4 Marking to Market of Collateral during the currency of a Loan on aggregated basis shall be amended by adding the words “if agreed between the Parties” before the words: “all amounts due and payable by the Lender”; and “all amounts due and payable by the Borrower”;

13.7	Sub-paragraph (b) of paragraph 5.5 Marking to Market of Collateral during the currency of a Loan on a Loan by Loan basis shall be amended by adding the words “if agreed between the Parties” before the words: “all amounts due and payable by the Lender”; and “all amounts due and payable by the Borrower”;

13.8	Sub-paragraph (c) of paragraph 5.5 Marking to Market of Collateral during the currency of a Loan on a Loan by Loan basis shall be am ended by adding the words “if agreed between the Parties” before the words: “all amounts due and payable by the Lender”; and “all amounts due and payable by the Borrower”;

13.9	Paragraph 5.6 Requirements to deliver excess Collateral shall be amended by deleting ‘shall’ in the seventh line and replacing it with ‘may’.

13.10	Paragraph 5.9 Substitutions and extensions of Letters of Credit shall be deleted in its entirety.

13.11	Paragraph 6.3 of the Agreement shall be amended as follows:

(i)	sub -paragraph (b) shall be amended by replacing full stop at the end of it with “; and”;

(ii)	a new following sub-paragraph (c) shall be added:

“(c) is compliant with FATCA, unless neither Lender nor Borrower are actually compliant with FATCA. “FATCA” means Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, and any fiscal or regulatory rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections.”

13.12	The last paragraph of 6.4 shall be deleted and replaced with the following:

“Lender, to the extent any Non-Cash Collateral is managed on a bilateral basis between Lender and Borrower, shall, on the date any Income is paid on any Non-Cash Collateral that Lender has not transferred to Borrower in accordance with the foregoing, pay or deliver to Borrower a sum of money or property (equivalent to (and in the same currency as) the type and amount of such Income that would be received by Borrower in respect of such Non-Cash Collateral assuming such Non-Cash Collateral were retained by Borrower on the Income Record Date (and paragraph 6.3 shall not apply in respect of such Income).”

13.13	Sub-paragraph 6.5(a) Income in the form of Securities shall be deleted in its entirety and replaced with the following:

13.14	Sub-paragraph 6.5(b) Income in the form of Warrants or Rights to Purchase Shares shall be added as follows:

13.15	Paragraph 6.7 Corporate actions shall be deleted in its entirety and replaced with the following:

13.16	Paragraph 8.4 Delivery of Equivalent Collateral on termination of a Loan shall be amended by addition the words “and only upon receipt of Equivalent Securities,” after the words “on the termination of a Loan,” in the second row thereof; and deletion of the “simultaneously” after the words “Lender shall” in the third row thereof.

13.17	Paragraph 8.5 Delivery of Letters of Credit shall be deleted in its entirety.

13.18	Paragraph 8.6 Delivery obligations to be reciprocal shall be renumbered as paragraph 8.5.

13.19	Paragraph 9.1(b) Borrower’s failure to deliver Equivalent Securities shall be deleted in its entirety and replaced with the following:

“(b) at any time while such failure continues, following the expiry of a three Business Day grace period from the date of delivery failure where the delivery failure was caused solely by an error or omission of an administrative or operational nature unrelated to Borrower’s financial condition, by written notice to Borrower declare that that Loan (but only that Loan) shall be terminated immediately in accordance with paragraph 11.2 as if (i) an Event of Default had occurred in relation to the Borrower, (ii) references to the Terimnation Date were to the date on which notice was given under this sub-paragraph, and (iii) the Loan were the only Loan outstanding. For the avoidance of doubt, any such failure shall not constitute an Event of Default (including under paragraph 10.1(i)) unless the Parties otherwise agree.”

*	This sub-paragraph 6.7(b) applies to Italian Securities only (as defined herein).

13.20	Paragraph 9.2(b) Lender’s failure to deliver Equivalent Collateral shall be deleted in its entirety and replaced with the following:

“(b) in the event Collateral is+ managed on a bilateral basis between Lender and Borrower, at any time while such failure continues, following the expiry of a three Business Day grace period from the date of delivery failure where the delivery failure was caused solely by an error or omission of an administrative or operational nature unrelated to Lender’s financial condition, by written notice to Lender declare that that Loan (but only that Loan) shall be terminated immediately in accordance with paragraph 11.2 as if (i) an Event of Default had occurred in relation to the Lender, (ii) references to the Terimnation Date were to the date on which notice was given under this sub-paragraph, and (iii) the Loan were the only Loan outstanding. For the avoidance of doubt, any such failure shall not constitute an Event of Default (including under paragraph 10.1 (i)) unless the Parties otherwise agree.”

13.21	Paragraph 9.3 FailurebyeiethrPartytodelsivehalrlbe deleted in its entirety and replaced with the following:

“9.3

(i)

(ii)

(iii)

13.22	Paragraph 10.1 shall be amended by deletion of the words “(subject to sub-paragraph 10.1(d))” in the third row thereof, and replacing them with the words “(subject to sub-paragraphs 10.1(d) and (l))”.

13.23	Paragraph 10.1(c) shall be deleted and replaced with the following:

“Notwithstanding the language in paragraph 9 regarding termination of an individual Loan upon a delivery failure, Borrower failing to comply with its redelivery obligations under paragraph 8.3, Lender failing to comply with its redelivery obligations under paragraph 8.4 (where Collateral is managed on a bilateral basis between Lender and Borrower) or Lender or Borrower failing to pay any sum due under paragraph 9.1(b), 9.2(b) or 9.3 upon the due date.

Provided, however, that failure by either party to deliver under this Paragraph shall only be deemed to have occurred following the expiry of a three Business Day grace period from the date of delivery failure where the delivery failure was caused solely by an error or omission of an administrative or operational nature unrelated to the relevant party’s financial condition,”

13.24	Sub-paragraph 10.1 (i) shall be amended by replacing “30 days” with “five (5) Business Days”.

13.25	Paragraph 10.1 shall be amended by adding the following sub-paragraphs at the end thereof:

“(j) a violation by Borrower in connection with any Securities that are the subject of a Loan, or the holding or disposition thereof by Borrower, of any applicable law, regulation or rule of any jurisdiction, or of any Relevant Organisation the requirements of which Borrower may be subject; or

(k) the occurrence of any other event which Borrower is required to notify to Lender pursuant to paragraph 27 hereof.

13.26	Paragraph 11.3 shall be amended by deletion of the words “of any Equivalent Collateral in the form of a Letter of Credit shall be zero and” in the first and second rows thereof.

13.27	Sub-paragraph 11.3(f) Transaction Costs shall be amended by adding the words “any default management fees payable to Agent” after the word “incurred” in the forth row thereof.

13.28	Paragraph 11.8 Set-Off shall be deleted in its entirety.

13.29	New sub-paragraph 12.5(b) shall be added at the end of paragraph 12.5 as follows:

“(b) any other Tax in connection with any transaction effected pursuant to or contemplated by this Agreement.”

13.30	Paragraph 12.7 shall be amended by adding the words “or the Income Record Date in case of any payments made pursuant to paragraph 6 Corporate Actions and Distributions)” after the words “relevant payment” in the third row thereof.

13.31	Sub-paragraph 12.7(a) shall be amended by adding the words “or the Income Record Date, as the case may be” after the words “relevant payment” in the second row thereof.

13.32	Sub-paragraph 12.7(b) shall be amended by adding the words “or the Income Record Date, as the case may be” after the words “relevant payment” in the second row thereof.

13.33	[New paragraph 12.9 French withholding tax shall be added as follows:

“12.9

13.34	New paragraph 14(f) shall be added as follows:

“(f) it is a “qualified investor” within the meaning of Section 3(a)(54) of the Securities Exchange Act 1934 as amended.”

13.13	Paragraph 21.1 shall be amended by adding the words “, except that Party A may, without Party B’s consent, assign this Agreement and all or any of its rights or obligations hereunder to any Affiliate, by notifying Party B of any assignment at least 5 (five) Business Days prior to such assignment.” after the word “Party” in the third row thereof.

13.35	Paragraph 26 Waiver of Immunity shall be deleted in its entirety and replaced with the following:

“The Borrower acknowledges that certain Principals do not waive immunity from jurisdiction, attachment (both before and after judgment) and execution to which they might otherwise be entitled in any action or proceeding in the courts of England or any other country or jurisdiction relating in any way to such Principals and this Agreement, and therefore, may raise, claim or cause to plead such sovereign immunity at or in respect of any such action or proceeding.”

13.36	Paragraph 27 Miscellaneous shall be renumbered as paragraph 26, and paragraphs 27.1-27.10 shall be renumbered as paragraphs 26.1-26.10.

13.37	New paragraph 27 Covenants of Borrower shall be added as follows:

“The Borrower hereby covenants and agrees with Lender that Borrower will give Lender immediate notice if at any time any order, decree, determination or instruction is issued on the authority of any rule, regulation or proceeding of any Relevant Organisation in relation to Borrower, or any litigation, arbitration or similar proceeding against or affecting Borrower is commenced, which in any such case could have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or to carry on its business as conducted as at the date of this Agreement or which might adversely affect the borrowing of Securities by Borrower. Any such notice shall set forth in reasonable detail a description of the event which has occurred and of the action, if any which Borrower proposes to take with respect thereto.”

13.38	New paragraph 28 DATA PRIVACY shall be added as follows:

*	Applicable to French Borrowers only.

“(a)	For the purposes of this Clause 17, the terms “data controller”, “data processor”, “data subject”, “personal data”, “processing”, and “supervisory authority” shall have the meaning given in Applicable Privacy Laws.

(b)	You and we agree that J.P. Morgan and you are each a data controller with respect to the personal data used in the course of providing the services contemplated by these Terms.

(c)	J.P. Morgan will use personal data for the following purposes and may share personal data for these purposes within J.P. Morgan’s group of companies, with any of its Affiliates, service providers, attorneys, auditors, agents, insurers, brokers and any financial institution or intermediary with which we may have dealings, any party that may have an economic interest in any of J.P. Morgan’s rights or obligations, any governmental or regulatory or similar authority or industry body, a court or tribunal of competent jurisdiction, and entities that are financial market infrastructure entities or trading venues, in all cases in any country in which any of the foregoing conduct business or otherwise reside or operate. This may include some countries which do not provide the same protections for personal data as apply in the country where it was collected:

(i)	administering your accounts and related services, including (i) performing control and risk management functions, including where required by Applicable Law or by J.P. Morgan’s internal compliance requirements (such as monitoring credit exposure, credit checks, audit, sanctions and anti-money laundering/countering the financing of terrorism compliance processes, regulatory screening, reporting and monitoring and trade surveillance review and monitoring, fraud monitoring, tax reporting (including under foreign regulations such as The Foreign Account Tax Compliance Act (FATCA)) and prevention/investigation of a crime or other potential wrongdoing); (ii) managing J.P. Morgan’s client relationship with you; and (iii) servicing you globally;

(ii)	fulfilling J.P. Morgan’s own know your customer (“KYC”) and due diligence requirements;

(iii)	complying with any requirements of Applicable Law, any code of conduct to which J.P. Morgan is subject, or finance industry, best practice, including compliance with J.P. Morgan’s own reporting obligations;

(iv)	compliance with Exchange rules;

(v)	compliance and assistance, as required, with regulatory, governmental and law enforcement investigations and examinations, handling complaints and managing legal matters and litigation and other legal processes;

(vi)	assisting other financial institutions or financial intermediaries to conduct credit checks and collect debts;

(vii)	assisting any actual or proposed assignee, transferee, participant or sub-participant of any of J.P. Morgan’s rights or obligations (or of our participations or interests in any credit) to conduct due diligence or verification on you and any related third parties (including its guarantor(s), security provider(s) or obligor(s)), and/or any individuals connected to such parties;

(viii)	providing you with information concerning products and services, by email, SMS and telephone, that may be of interest to you unless you have specifically instructed J.P. Morgan not to do so;

(ix)	conducting analysis activities (including statistical and behavioural analysis) to enable J.P. Morgan to identify behavioural or market trends and to improve J.P. Morgan’s product offerings and business operations; and

(x)	fulfilling J.P. Morgan’s obligations or exercising J.P. Morgan’s rights, under these Terms.

(d)	Further details of J.P. Morgan’s processing activities are available at www.jpmorgan.com (as updated from time to time). You agree that you have the right to provide personal data to J.P. Morgan and that you will provide any requisite notice to individuals and ensure that there is a proper legal basis for J.P. Morgan to process the personal data as described in and for the purposes detailed in this Clause 17 and in the information located at www.jpmorgan.com.

(e)	Both you and J.P. Morgan will comply with our respective obligations under Applicable Privacy Laws.”

4.3	Paragraph 1.3(a) of the Agency Annex shall be read as applying to one or more Principals.

4.4

4.5

4.6

5.

(a)	If the Agent has made a Collateral Transfer on behalf of more than one Pooled Principal, that Collateral Transfer shall be allocated in proportion to Borrower’s Net Loan Exposure in respect of each Pooled Principal at the Agent’s close of business on the Business Day before the Collateral Transfer is made; and

(b)	if the Agent has received a Collateral Transfer on behalf of more than one Pooled Principal, that Collateral Transfer shall be allocated in proportion to each Pooled Principal’s Net Loan Exposure in respect of Borrower at the Agent’s close of business on the Business Day before the Collateral Transfer is made.

6.

6.4	Where the Agent acts on behalf of more than one Principal, the Parties may agree that, as regards all (but not some only) outstanding Agency Loans with those Principals, or with such of those Principals as they may agree (Pooled Principals, such Agency Loans being Pooled Loans), any Collateral Transfers are to be made on an aggregate basis.

6.5	Paragraphs 6.3 to 6.5 below shall have effect for the purpose of ensuring that Posted Collateral is, so far as is practicable, transferred and held uniformly, as between the respective Pooled Principals, in respect of all Pooled Loans for the time being outstanding under the Agreement.

6.6	At or as soon as practicable after the Agent’s close of business on each Business Day on which Pooled Loans are outstanding (or at such other times as the Parties may from time to time agree) there shall be effected such Collateral Transfers as shall ensure that immediately thereafter:

6.7	Collateral Transfers effected under paragraph 6.3 shall be effected (and if not so effected shall be deemed to have been so effected) by appropriations made by the Agent and shall be reflected by entries in accounting and other records maintained by the Agent. Accordingly, it shall not be necessary for payments of cash or deliveries of Securities to be made through any settlement system for the purpose of such Collateral Transfers. Without limiting the generality of the foregoing, the Agent is hereby authorised and instructed by Borrower to do all such things on behalf of Borrower as may be necessary or expedient to effect and record the receipt on behalf of Borrower of cash and Securities from, and the delivery on behalf of Borrower of cash and Securities to, Pooled Principals in the course or for the purposes of any Collateral Transfer effected under that paragraph.

6.8	Promptly following the Collateral Transfers effected under paragraph 6.3 above, and as at the Agent’s close of business on any Business Day, the Agent shall prepare a statement showing in respect of each Pooled Principal the amount of cash Collateral which has been paid, and the amount of non-cash Collateral of each description which have been transferred, by or to that Pooled Principal immediately after those Collateral Transfers. If Borrower so requests, the Agent shall deliver to Borrower a copy of the statement so prepared in a format and to a timetable generally used in the market or as otherwise agreed between the Parties.

6.9	Borrower acknowledges that Agent may, in its discretion, allocate and reallocate Collateral posted by Borrower among Pooled Principals who are party to a Transaction with Borrower.

GLOBAL MASTER SECURITIES LENDING AGREEMENT

2014 UK TAX ADDENDUM

We hereby agree that the attached Global Master Securities Lending Agreement dated ____________ (the Agreement) shall as from the date of this Addendum be subject to the following and supplemental terms:-

1.	APPLICATION OF THIS ADDENDUM

The remaining provisions of this Addendum shall apply in relation to any payment made by Borrower under paragraph 6.2 or by Lender under paragraph 6.3 where:

(a)	Borrower, in relation to any payment made under paragraph 6.2, or Lender, in relation to any payment made under paragraph 6.3, is either UK resident (except where the payment is an Exempt Branch Payment) or makes such payment in the course of a trade carried on in the UK through a branch or agency; and

(b)	the Loaned Securities or Non-Cash Collateral (as the case may be) are REIT Shares, Net Paying UK Securities or PAIF Shares.

2.	DISAPPLICATION OF GROSS-UP

2.1	Except as otherwise agreed, Borrower shall not be obliged to pay an additional amount under paragraph 12.2(d) in respect of any payment made under paragraph 6.2.

2.2	When determining whether any deduction or withholding is required under paragraph 12.1, Borrower, in relation to any payment made under paragraph 6.2, and Lender, in relation to any payment made under paragraph 6.3 shall (in each case acting reasonably) take account of:

(a)	any warranties made by the other Party under this Addendum; and

(b)	any relevant documentation, warranty, certification or notice provided by the other Party.

3.	APPLICATION OF WARRANTIES

Each Party shall specify in the Schedule to this Addendum which (if any) of paragraphs 5 to 7 below shall apply in relation to it and where or to the extent that no such specification is made it shall be assumed that such paragraphs do not apply in relation to Borrower and/or Lender, as the case may be.

4.	MANUFACTURED PAYMENTS: NET PAYING UK SECURITIES

Lender, in relation to any Loan of Net Paying UK Securities, and Borrower, in relation to any Non-Cash Collateral in the form of any Net Paying UK Securities provided, warrants to the other Party on a continuing basis that, unless otherwise notified:

(a)	the person beneficially entitled to any payment made under, as the case may be, paragraph 6.2 or 6.3 in respect of such Net Paying UK Securities is either:

(i)	a UK resident company; or

(ii)	a non-UK resident company carrying on a trade in the UK through a permanent establishment which is required to bring any such payment made to it into account in computing its chargeable profits for UK corporation tax purposes; or

(b)	the person beneficially entitled to any payment made under, as the case may be, paragraph 6.2 or 6.3 in respect of such Net Paying UK Securities is a partnership each member of which is a company mentioned in (a)(i) or (ii) above; or

(c)	the recipient of any payment made under, as the case may be, paragraph 6.2 or 6.3 in respect of such Net Paying UK Securities is either:

(i)	an ISA Manager or a PEP Manager, or the nominee of such a person, who receives such payment in respect of investments under the plan; or

(ii)	a scheme administrator of a Registered Pension Scheme.

5.	MANUFACTURED PAYMENTS: REIT SHARES

Lender, in relation to any Loan of any REIT Shares, and Borrower, in relation to any Non-Cash Collateral in the form of any REIT Shares, warrants to the other Party on a continuing basis that, unless otherwise notified:

(a)	the person beneficially entitled to any payment made under, as the case may be, paragraph 6.2 or 6.3 in respect of such shares is either:

(i)	a UK resident company; or

(ii)	a non-UK resident company carrying on a trade in the UK through a permanent establishment which is required to bring any such payment made to it into account in computing its chargeable profits for UK corporation tax purposes; or

(b)	the recipient of any payment made under, as the case may be, paragraph 6.2 or 6.3 in respect of such shares is a partnership each member of which is a company mentioned in (a)(i) or (ii) above; or

(c)	the recipient of any payment made under, as the case may be, paragraph 6.2 or 6.3 in respect of such shares is either a scheme administrator of a Registered Pension Scheme or an ISA Manager or a PEP Manager and (in each case) any such payment is applied for the purposes of the scheme, account or plan in respect of which the recipient has duties.

6.	MANUFACTURED PAYMENTS: PAIF SHARES

Lender, in relation to any Loan of any PAIF Shares, and Borrower, in relation to any Non-Cash Collateral in the form of any PAIF Shares, warrants to the other Party on a continuing basis that, unless otherwise notified, the warranties in paragraphs 5 and 6 of this Addendum shall apply in relation to any payment made under, as the case may be, paragraph 6.2 or 6.3 in respect of such shares as if such paragraphs referred to PAIF Shares.

7.	INTERPRETATION

7.1	In this Addendum the following definitions shall apply:

Exempt Branch Payment means a payment where both (i) section 18A of the Corporation Tax Act 2009 has effect in relation to the payer for the accounting period in which the payment is made and (ii) the payment is made in the course of a trade carried on through a permanent establishment in a territory outside the UK;

ISA Manager means the account manager of an account within the meaning of regulation 4(1) of the Individual Savings Account Regulations 1998;

Net Paying UK Securities means securities (including any loan stock or any similar security, but excluding any shares) of the UK government or a local authority (or other public authority) in the UK or a UK resident company or other UK resident body, where such securities are neither gilt-edged securities nor other securities on which interest is payable without deduction of UK income tax;

PAIF Shares means shares in an open-ended investment company to which Part 4A of the Authorised Investment Funds (Tax) Regulations 2006 applies;

PEP Manager means the plan manager of a plan within the meaning of regulation 4(1) of the Personal Equity Plan Regulations 1989;

Previous Addendum has the meaning given to it in paragraph 1.1 of this Addendum;

REIT Shares means shares in a company UK REIT or the principal company of a group UK REIT (each as defined in Part 12 of the Corporation Tax Act 2010); and

Registered Pension Scheme means a registered pension scheme for the purposes of Part 4 of the Finance Act 2004.

7.2	Terms to which a defined meaning is given in the Agreement have the same meanings in this Addendum.

7.3	Unless otherwise specified, references to paragraphs in this Addendum are to paragraphs in the Agreement.

7.4	Any reference to a provision of law includes references to that provision as amended, consolidated or re-enacted.

Signed by	)
)
Duly authorised for and on	)
behalf of	)

Signed by	)
)
Duly authorised for and on	)
behalf of	)

SCHEDULE

1.	PARTY A WARRANTIES

In relation to Party A:

(a) paragraph 5 of this Addendum [shall/shall not]* apply;

(b) paragraph 6 of this Addendum [shall/shall not]* apply; and

(c) paragraph 7 of this Addendum [~~shall/~~shall not]* apply.

2.	PARTY B WARRANTIES

In relation to Party B:

(a) paragraph 5 of this Addendum [shall/~~shall not~~]* apply;

(b) paragraph 6 of this Addendum [shall/~~shall not~~]* apply; and

(c) paragraph 7 of this Addendum [shall/~~shall not~~]* apply.

*	delete as appropriate

ANNEX I

This Annex I forms a part of the Global Master Securities Lending Agreement dated as of [           ] between

JPMORGAN CHASE BANK N.A., acting as agent and [            ].

Information Statement in accordance with Article 15 of the Securities Financing Transactions Regulation

This Information Statement is provided for information purposes only and does not amend or supersede the express terms of any Transaction, Collateral Arrangement or any rights or obligations you may have under applicable law, create any rights or obligations, or otherwise affect your or our liabilities and obligations.

1.	Introduction

You have received this Information Statement because you have entered into or may hereafter enter into one or more title transfer collateral arrangements or security collateral arrangements containing a right of use (together, “Collateral Arrangements”) with us.

This Information Statement has been prepared to comply with Article 15 of the Securities Financing Transactions Regulation by informing you of the general risks and consequences that may be involved in consenting to a right of use of collateral provided under a security collateral arrangement or of concluding a title transfer collateral arrangement (“Re-use Risks and Consequences”). The information required to be provided to you pursuant to Article 15 of the Securities Financing Transactions Regulation relates only to Re-use Risks and Consequences, and so this Information Statement does not address any other risks or consequences that may arise as a result of your particular circumstances or as a result of the terms of particular Transactions.

This Information Statement is not intended to be, and should not be relied upon as, legal, financial, tax, accounting or other advice. Unless otherwise expressly agreed in writing, we are not providing you with any such legal, financial, tax, accounting or other advice and you should consult your own advisors for advice on consenting to a right of use of collateral provided under a security collateral arrangement or on concluding a title transfer collateral arrangement, including the impact on your business and the requirements of, and results of, entering into any Transaction.

Appendix 2 sets out an indicative (but not exhaustive) list of types of agreement that may constitute Collateral Arrangements.

Appendix 3 sets out alternative disclosures that are applicable if we are (1) a U.S. broker-dealer or futures commission merchant or (2) a U.S. bank or U.S. branch or agency office of a non-U.S. bank.

In this Information Statement:

●	“we”, “our”, “ours” and “us” refer to the provider of this Information Statement that may conduct Transactions with you (or, where we are acting on behalf of another person, including where that person is an affiliate, that person);

●	“you”, “your” and “yours” refer to each of the persons to which this Information Statement is delivered or addressed in connection with entering into, continuing, executing or agreeing upon the terms of Transactions with us (or, where you are acting on behalf of other persons, each of those persons);

●	“right of use” means any right we have to use, in our own name and on our own account or the account of another counterparty, financial instruments received by us by way of collateral under a security collateral arrangement between you and us;

●	“Securities Financing Transactions Regulation” means Regulation (EU) 2015/2365 of the European Parliament and of the Council of 25 November 2015 on transparency of securities financing transactions and of reuse and amending Regulation (EU) No 648/2012 (as amended from time to time);

●	“Transaction” means a transaction entered into, executed or agreed between you and us under which you agree to provide financial instruments as collateral, either under a security collateral arrangement or under a title transfer collateral arrangement;

●	“financial instruments”, “security collateral arrangement” and “title transfer collateral arrangement” have the meaning given to those terms in the Securities Financing Transactions Regulation. These are set out in Appendix 1 for reference.

2.	Re-use Risks and Consequences

a)	Where you provide financial instruments to us under a title transfer collateral arrangement or if we exercise a right of use in relation to any financial instruments that you have provided to us by way of collateral under a security collateral arrangement containing a right of use, we draw your attention to the following Re-use Risks and Consequences:[1]

i.	your rights, including any proprietary rights that you may have had, in those financial instruments will be replaced by an unsecured contractual claim for delivery of equivalent financial instruments subject to the terms of the relevant Collateral Arrangement;

ii.	those financial instruments will not be held by us in accordance with client asset rules, and, if they had benefited from any client asset protection rights, those protection rights will not apply (for example, the financial instruments will not be segregated from our assets and will not be held subject to a trust);

[1]	As noted above, Appendix 3 sets forth the risks and consequences that may arise in connection with re-use of financial instruments by a U.S. broker-dealer, U.S. futures commission merchant, or U.S. bank or U.S. branch or agency office of a non-U.S. bank.

iii.	in the event of our insolvency or default under the relevant agreement your claim against us for delivery of equivalent financial instruments will not be secured and will be subject to the terms of the relevant Collateral Arrangement and applicable law and, accordingly, you may not receive such equivalent financial instruments or recover the full value of the financial instruments (although your exposure may be reduced to the extent that you have liabilities to us which can be set off or netted against or discharged by reference to our obligation to deliver equivalent financial instruments to you);

iv.	in the event that a resolution authority exercises its powers under any relevant resolution regime in relation to us any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant resolution authority and:

a)	your claim for delivery of equivalent financial instruments may be reduced (in part or in full) or converted into equity; or

b)	a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities although you may be protected to the extent that the exercise of resolution powers is restricted by the availability of set-off or netting rights;

v.	as a result of your ceasing to have a proprietary interest in those financial instruments you will not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties);

vi.	in the event that we are not able to readily obtain equivalent financial instruments to deliver to you at the time required: you may be unable to fulfil your settlement obligations under a hedging or other transaction you have entered into in relation to those financial instruments; a counterparty, exchange or other person may exercise a right to buy-in the relevant financial instruments; and you may be unable to exercise rights or take other action in relation to those financial instruments;

vii.	subject to any express agreement between you and us, we will have no obligation to inform you of any corporate events or actions in relation to those financial instruments;

viii.	you will not be entitled to receive any dividends, coupon or other payments, interests or rights (including securities or property accruing or offered at any time) payable in relation to those financial instruments, although the express written terms of the relevant Collateral Arrangement or Transaction may provide for you to receive or be credited with a payment by reference to such dividend, coupon or other payment (a “manufactured payment”);

ix.	the provision of title transfer collateral to us, our exercise of a right of use in respect of any financial collateral provided to us by you and the delivery by us to you of equivalent financial instruments may give rise to tax consequences that differ from the tax consequences that would have otherwise applied in relation to the holding by you or by us for your account of those financial instruments;

x.	where you receive or are credited with a manufactured payment, your tax treatment may differ from your tax treatment in respect of the original dividend, coupon or other payment in relation to those financial instruments.

b.	Where we provide you with clearing services (whether directly as a clearing member or otherwise), we draw your attention to the following additional Re-use Risks and Consequences:

i.	if we are declared to be in default by an EU central counterparty (“EU CCP”) the EU CCP will try to transfer (“port”) your transactions and assets to another clearing broker or, if this cannot be achieved, the EU CCP will terminate your transactions;

ii.	in the event that other parties in the clearing structure default (e.g., a central counterparty, a custodian, settlement agent or any clearing broker that we may instruct) you may not receive all of your assets back and your rights may differ depending on the law of the country in which the party is incorporated (which may not necessarily be English law) and the specific protections that that party has put in place;

iii.	in some cases a central counterparty may benefit from legislation which protects actions it may take under its default rules in relation to a defaulting clearing member (e.g., to port transactions and related assets) from being challenged under relevant insolvency law.

Appendix 1

Defined terms for the purposes of the Securities Financing Transactions Regulation:

“financial instrument” means the instruments set out in Section C of Annex I to Directive 2014/65/EU on markets in financial instruments, and includes without limitation:

1)	Transferable securities;
2)	Money-market instruments;
3)	Units in collective investment undertakings.

“title transfer collateral arrangement” means an arrangement, including repurchase agreements, under which a collateral provider transfers full ownership of financial collateral to a collateral taker for the purpose of securing or otherwise covering the performance of relevant financial obligations.

“security collateral arrangement” means an arrangement under which a collateral provider provides financial collateral by way of security in favour of, or to, a collateral taker, and where the full ownership of the financial collateral remains with the collateral provider when the security right is established.

Appendix 2

We have set out below examples of the types of agreements to which this Information Statement applies. These examples are for illustrative purposes only and should not be relied upon as a legal determination of the characterisation of each agreement. The fact that an agreement is grouped with Title Transfer Collateral Agreements below does not preclude its characterisation as a Security Collateral Arrangement with a right of use and vice versa. Moreover, the characterization of an agreement may be different under U.S. and European law.

Title Transfer Collateral Arrangement

Such arrangements may include without limitation:

●	Overseas Securities Lender’s Agreement

●	Global Master Securities Lending Agreement

●	Global Master Repurchase Agreement

●	SIFMA Master Repurchase Agreement

●	An ISDA Master Agreement incorporating an English Law ISDA Credit Support Annex

●	An ISDA/FIA Client Cleared OTC Derivatives Addendum which provides for title transfer collateral arrangements and in particular where entered into in connection with an English law governed ISDA Master Agreement which includes the English law CSA Collateral Terms as set out in Appendix 1 thereto, or when entered into in connection with a relevant FIA client clearing agreement

•	Master Gilt Edged Stock Lending Agreement

●	Master Equity and Fixed Interest Stock Lending Agreement

●	Prime brokerage agreements which provide for title transfer collateral arrangements

●	FIA client clearing agreements for exchange traded and other cleared derivatives which provide for title transfer collateral arrangements

●	FIA Clearing Module which provides for title transfer collateral arrangements

●	Any bespoke agreements granting security by way of transfer of title to the secured party

●	Futures & Options Client Agreements

●	FBE European Master Agreement with Product Annex for Repurchase Transactions

●	ISDA Master Agreement incorporating a Japanese Law 1995 Credit Support Annex (Loan) and Japanese Law 2008 Credit Support Annex (Loan)

●	ISDA Master Agreement incorporating a New York Law ISDA Credit Support Annex with Loan & Set-off language

●	Convention-Cadre FBF Relative aux Opérations de Pension Livrées (FBF Master Agreement for Repurchase Transactions)

Security Collateral Arrangement containing a right of use

Such arrangements may include without limitation:

●	An ISDA Master Agreement incorporating a New York Law ISDA Credit Support Annex

●	An ISDA/FIA Client Cleared OTC Derivatives Addendum which provides for security collateral arrangements and in particular where entered into in connection a New York law governed ISDA Master Agreement including the New York law CSA Collateral Terms as set out in Appendix 2 thereto, or when entered into in connection with a relevant FIA client clearing agreement

●	An IS

●	DA Master Agreement in respect of which an English Law ISDA Credit Support Deed incorporating a right of use is a credit support document

●	Prime brokerage agreements which provide for the creation of security over financial instruments

●	FIA client clearing agreements for exchange traded and other cleared derivatives which provide for a creation of security over financial instruments

●	FIA Clearing Module which provides for a creation of security over financial instruments

●	Security arrangements in relation to margin loan documentation and associated custody agreements

●	SIFMA Master Securities Lending Agreement (this agreement is generally a security collateral arrangement with respect to collateral delivered to the lender; the borrower takes title to the borrowed securities)

●	Any bespoke security agreements creating security in respect of financial instruments with rehypothecation rights or a right of use over the financial instruments in favour of the secured party

●	SIFMA Master Securities Forward Transaction Agreement

●	Futures & Options Client Agreements

Appendix 3

U.S. BROKER-DEALER, U.S. FUTURES COMMISSION MERCHANT, or U.S. BANK:

This Appendix describes the Re-use Risks and Consequences that may arise under Collateral Arrangements with a bank chartered under U.S. federal or state law, a U.S. branch or agency office of a non-U.S. bank (any such bank, branch, or agency office, a “U.S. banking organization”), a U.S. entity that is registered as a broker-dealer with the U.S. Securities and Exchange Commission (“broker-dealer”), or a U.S. entity that is registered as a futures commission merchant with the Commodity Futures Trading Commission (“FCM”). A single U.S. entity can operate, and be regulated, as both a broker-dealer and an FCM, but it remains subject to separate regulatory requirements with respect to its separate activities.

U.S. law draws a distinction between financial instruments delivered to a broker-dealer or FCM and treated as customer assets (“Customer Assets”), financial instruments held by a U.S. banking organization in a trust or custodial capacity (“Custodial Assets”), and financial instruments delivered or pledged to a U.S. banking organization, broker-dealer, or FCM in a principal (non-customer) capacity (“Non-Customer Assets”). Customer Assets held by a broker-dealer or FCM are subject to mandatory segregation requirements under the rules of the SEC and CFTC, respectively, and specialpurpose insolvency regimes under which segregated assets, i.e., Customer Assets and cash required to be held in segregated accounts, are distributed to customers. Custodial Assets held by a U.S. banking organization are generally segregated on an account- or customer-specific basis, while in some circumstances broker-dealers and FCMs are permitted to segregate Customer Assets on an omnibus basis for all customers.

Financial instruments held in a securities account at a broker-dealer or delivered to an FCM as margin (or “performance bond”) for a cleared derivative generally constitute Customer Assets. On the other hand, securities delivered to us under a repurchase or securities lending agreement generally do not constitute Customer Assets. If, with respect to Customer Assets received by us as a broker-dealer, you separately agree to lend financial instruments to us under a securities lending agreement, or agree to sell financial instruments to us under a repurchase agreement, then the financial instruments are removed from your account and are no longer eligible for customer protection. Any financial instruments delivered to us under such transactions are Non-Customer Assets. If you are uncertain whether a financial instrument pledged or delivered to us is a Customer Asset, please obtain legal advice.

With respect to Customer Assets received by us as an FCM in connection with your CFTC-regulated transactions, we generally cannot use such Customer Assets other than to margin, guarantee or secure those transactions. That is, we may transfer such assets to segregated or secured accounts established by us with banks, clearing houses and clearing brokers, which acknowledge, via rules or written agreements, that such Customer Assets are the property of the FCM’s customers and can be utilized solely to margin, guarantee or secure customer transactions. In addition, an FCM may, pursuant to repurchase agreements, substitute such segregated Customer Assets, subject to very strict CFTC regulations, including the requirement that such substitution is made on a “delivery versus delivery” basis, and the market value of the substituted securities is at least equal to that of the Customer Assets being substituted. To the extent segregated assets were found to be insufficient to satisfy customer claims in full, customers would continue to have a claim against the proprietary assets of the FCM. With respect to Customer Assets received by us as a broker-dealer in connection with your SECregulated transactions, we generally can use such Customer Assets only with your consent and subject to regulatory usage limits that are imposed both at the account level (by reference to the amount of your obligations to us) and across all customers (by reference to the amount of all customer obligations to us). The SEC requires that broker-dealers perform a daily valuation of Customer Assets (including related customer obligations) and maintain in segregation either Customer Assets or cash or other high-grade assets such that the value of segregated assets will at all times exceed the value of all Customer Assets net of customer obligations to the broker-dealer. Further, to the extent segregated assets were to be insufficient to satisfy customer claims in full, customers would continue to have a claim against the proprietary assets of the broker-dealer.

Notwithstanding point (b) of paragraph 2 of Article 15 of the Securities Financing Transactions Regulation, when we use your Customer Assets, they continue to be included on your account statement reflecting their status as Customer Assets, and we may not identify to you the financial instruments that we have used.

If we are a broker-dealer or FCM, our exercise of our right to use Customer Assets has no effect on the nature of your property interest in the financial instruments or on your rights as a customer in the event of our insolvency. The amount of your customer claim in a broker-dealer or FCM insolvency proceeding is a function of the value of assets held in your account and the amount of your obligations to us, if any. In a broker-dealer or FCM insolvency proceeding, all customers generally receive the same pro rata share of their claims based on Customer Assets (and customer cash), regardless of whether their financial instruments were subject to use or were used by the broker-dealer or FCM. (In the case of an FCM insolvency, customers are separated into several account classes based on product type, and recoveries may vary across account classes. Customers within the same account class receive the same pro rata share of all customer claims within that class.)

In the insolvency of a U.S. banking organization, Custodial Assets are generally returned to their owners to the extent such assets are available for distribution. Your consent to our use of your financial instruments may prevent them from being treated as Custodial Assets, and it may jeopardize your right to obtain their return in the event of our insolvency.

Collateral Arrangements with respect to Non-Customer Assets can take a variety of forms with differing legal characterizations and practical consequences. Generally, a title transfer collateral arrangement entitles you only to a creditor claim for the return of your financial instruments. Under a security collateral arrangement, in some cases you may retain a property interest in the financial instruments delivered to us as collateral, but your property right (if any) may be subject to superior rights of our creditors or of a party to which we have transferred the financial instruments. Additionally, in the event of our insolvency, you may lose your property interest if you are unable to identify your property as distinct from our other assets, and our use of your financial instruments may impair your ability to do so.

This Appendix is not intended to provide a complete description of the treatment of Collateral Arrangements under U.S. law or the U.S. customer protection system, and you should not rely on it for that purpose.

If we are a U.S. broker-dealer, U.S. FCM, or U.S. banking organization, Sections 2(a)(i) through (v) of the Information Statement do not apply. Instead, where you provide financial instruments to us under a title transfer collateral arrangement or if we exercise a right of use in relation to any financial instruments that you have provided to us by way of collateral under a security collateral arrangement containing a right of use, we draw your attention to the following Re-use Risks and Consequences:

Risks in Connection with Financial Instruments That Are Customer Assets

If we are a U.S. broker-dealer or FCM and your financial instruments are Customer Assets, then we are permitted to use your financial instruments (i) to post as margin in respect of CFTC-regulated products with a clearing organization or other intermediary, and (ii) as otherwise permitted within the limits imposed by U.S. customer protection rules. When we use your Customer Assets, we may not hold them in segregation or trust, depending on the applicable U.S. regulation, but we continue to report them on your account statement reflecting their status as Customer Assets. As a result of our use of your Customer Assets, those assets are subject to the Re-use Risks and Consequences listed in Sections 2(a)(vi) through (x) of the Information Statement. In addition, if we provide you with clearing services (whether directly as a clearing member or otherwise), Customer Assets are subject to the Re-use Risks and Consequences listed in Section 2(b) of the Information Statement.

Moreover, as a result of our use of those financial instruments (including, in some cases, your ceasing to have a proprietary interest in those financial instruments), or the failure of a third party to deliver to us financial instruments, you may not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties).

However, our right to use Customer Assets and our actual use of Customer Assets do not present any insolvency-related Re-use Risks and Consequences. This is because, as described above, in the event of our insolvency your claim for Customer Assets would be calculated according to a formula that does not take our use of assets into account.

In the event that a receiver, conservator or other insolvency official exercises its powers under an insolvency regime in relation to us, any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant authority and a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities. However, this risk exists regardless of whether we have used your financial instruments or you have consented to their use.

Risks in Connection with Financial Instruments That Are Non-Customer Assets

Non-Customer Assets are not protected by the U.S. customer protection rules that apply to Customer Assets. If we are a U.S. broker-dealer or FCM and your financial instruments are Non-Customer Assets, or we are a U.S. banking organization, and you have granted us a right to use your financial instruments, then we will not hold such financial instruments in segregation or trust. Your rights, including any proprietary rights that you may have had, in those financial instruments may be replaced by a contractual claim (which would be unsecured unless otherwise agreed) for the delivery of equivalent financial instruments subject to the terms of the relevant Collateral Arrangement. As a result of our use of your Non-Customer Assets, those assets are subject to the Re-use Risks and Consequences listed in Sections 2(a)(vi) through (x) of the Information Statement.

If we are a U.S. banking organization, as a result of your consent to our use of your financial instruments, those financial instruments may not be held by us in accordance with the rules that apply to Custodial Assets, and, if they had benefited from any protections as Custodial Assets, those protection rights may not apply (for example, the financial instruments will not be segregated from our assets and will not be held subject to a trust).

Moreover, as a result of our use of financial instruments (including, in some cases, your ceasing to have a proprietary interest in those financial instruments), or the failure of a third party to deliver to us financial instruments, you may not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties).

In the event of our insolvency your rights in financial instruments that we have used may be replaced by a general claim (which would be unsecured unless otherwise agreed) against us for equivalent financial instruments or the value of those financial instruments, and you may not receive such equivalent financial instruments or recover the full value of the financial instruments (although your exposure may be reduced to the extent that we have provided collateral to you or you have liabilities to us which can be set off or netted against or discharged by reference to our obligation to deliver equivalent financial instruments to you). To the extent you retain a property interest in financial assets we have used, our use of the financial instruments may give other parties superior rights in them and may interfere with your ability to identify the financial instruments for the purpose of obtaining their return.

In the event that a receiver, conservator or other insolvency official exercises its powers under an insolvency regime in relation to us, any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant authority and a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities. However, this risk exists regardless of whether we have used your financial instruments or you have consented to their use.

Securities Lending Agreement

SCHEDULE 7

Cut-Off Times

Type of Instruction	Cut-off Time
Sale of Securities on Loan	No later than 18:00 local time on trade date in the market of settlement unless otherwise specified in this Schedule or separately
Sale of any Securities on Loan settled through the Federal Reserve Bank of New York	No later than 09:00 EST on settlement date
ISO election	Market expiry date of ISO + 1

Securities Lending Agreement

SCHEDULE 8

Electronic Access

1.

J.P. Morgan may permit the Lender, and its Authorized Persons and other persons designated by the Lender or its Authorized Persons (collectively “Users”), to access certain electronic systems and applications (collectively, the “Products”) and to access or receive Data (as defined below) electronically in connection with the Agreement. J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Lender reasonable notice of its termination or suspension of access to the Products, including suspension or cancelation of any User Codes, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is known or suspected to be at risk. Access to the Products shall be subject to the Security Procedure.

2.

In consideration of the fees paid by the Lender to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Lender a non-exclusive, non- transferable, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically (the “Data”) for the Lender’s internal business use only. The Lender may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Users, provided that such use shall be in accordance with the terms of the Agreement, including this Schedule. The Lender will not disclose or distribute (and will cause the Users not to disclose or distribute) to any other party, or allow any other party to access, inspect or copy the Products or any Data, except as reasonably necessary in the course of Lender’s management or administration of the accounts for which services are provided under this Agreement. The Lender acknowledges that elements of the Data, including prices, Corporate Action information, and reference data, may have been licensed by J.P. Morgan from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to J.P. Morgan.

3.

The Lender acknowledges that there are security, cyberfraud, corruption, transaction error and access availability risks associated with using open networks such as the internet to access and use the Products, and the Lender hereby expressly assumes such risks. The Lender is solely responsible for obtaining, maintaining and operating all systems, software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Lender and its Users to access and use the Products. All such software must be interoperable with J.P. Morgan’s software. Each of the Lender and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4.

In cases where J.P. Morgan’s website or the Products are unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Lender or its Users to instruct J.P. Morgan or obtain reports from J.P. Morgan. J.P. Morgan shall not be liable for any Liabilities arising out of the Lender’s use of, access to or inability to use the Products in the absence of J.P. Morgan’s negligence, fraud or willful misconduct.

5.

Use of the Products may be monitored, tracked, and recorded. In using the Products, the Lender hereby expressly consents to, and will ensure that its Users are advised of and have consented to such monitoring, tracking and recording, and J.P. Morgan’s right to disclose data derived from such activity in accordance with the Agreement, including this Schedule. J.P. Morgan shall own all right, title and interest in the data reflecting the Lender usage of the Products or J.P. Morgan’s website (including general usage data and aggregated transaction data), provided that J.P. Morgan’s use of such data shall remain, subject to its obligations of confidentiality set forth in this Agreement. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. The Lender hereby expressly consents, and will ensure that its Users are advised of and have consented to, J.P. Morgan’s collection, storage, use and transfer (including to or through jurisdictions that do not provide the same statutory protection as the originating jurisdiction(s)) of their personal data. Any personal data collected through, or in connection with, the Lender’s use of the Products shall be subject to J.P. Morgan’s Privacy Policy (available at: https://www.jpmorgan.com/global/privacy) and Cookies Policy (available at: https://www.jpmorgan.com/global/cookies), each as updated from time to time and incorporated herein by reference.

6.

The Lender shall not knowingly upload, post or transmit to or distribute or otherwise publish through the Products or J.P. Morgan’s website any materials which (i) restrict or inhibit any other user from using and enjoying the Products or the website, (ii) are defamatory, offensive, explicit, or indecent, and (iii) infringe the rights of third parties including intellectual property rights, (iv) contains a virus, Trojan horse, worm, time bomb, cancelbot or other harmful component, or (v) constitute or contain false or misleading information.

7.

The Lender shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its Users upon written request. The Lender shall not access, and shall not permit its Users to access, the service from any jurisdiction which J.P. Morgan informs the Lender, or which the Lender has actual knowledge, that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates Users, the Lender shall obtain from User all necessary consents to enable J.P. Morgan to process data concerning that User for the purposes of providing the Products.

8.

The Lender will be subject to and shall comply with Applicable Law with regard to its use of the Products, including Applicable Law concerning restricting collection, use, disclosure, processing and free movement of the Data.

9.

The Lender shall be responsible for the compliance of its Users with the terms of this Schedule.

Securities Lending Agreement

SCHEDULE 9

Form of Self Investor Addendum

SELF INVESTOR ADDENDUM TO SECURITIES LENDING AGREEMENT

This Addendum to the Securities Lending Agreement (“Agreement”) is between JPMorgan Chase Bank, National Association (“J.P. Morgan”), and Janus Detroit Street Trust on behalf of its series as listed in Schedule 11, (each such series severally and not jointly a “Fund”), a registered management investment company (organised and existing under the laws of Delaware (a “Trust”) at 151 Detroit Street, Denver, CO 80206 (each such series as listed in Schedule 11, a “Lender”).

Capitalized terms in this Addendum that are not defined herein have the meaning set forth in the Agreement.

Whereas, Lender intends to invest Cash Collateral which has been received by J.P. Morgan each Business Day prior to 2pm EST directly for its own account. The terms of this Addendum sets forth the terms of such Cash Collateral investment by the Lender.

Whereas, in respect of any Cash Collateral received by J.P. Morgan each Business Day after 2pm EST, J.P. Morgan shall invest such Cash Collateral in accordance with the Agreement and the Investment Guidelines.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, each of J.P. Morgan and Lender agree as follows:

1. DEFINITIONS

(a)	For the purposes of this Addendum, the following terms shall have the following meanings:

“Business Day” shall have the meaning given to it in the Agreement.

Cash Collateral Investment Directed by Lender” has the meaning set forth in Section 2(a) of this Addendum.

“Lending Fees” has the meaning set forth in Section 2(c)(v) of this Addendum.

“Lender Portion” has the meaning set forth in Section 2(c)(i) of this Addendum.

2. CASH COLLATERAL INVESTMENT DIRECTED BY LENDER

(a)	The Lender shall have the right to invest Cash Collateral directly for its own account in accordance with the procedures set out in Section 2(c) hereof (“Cash Collateral Investment Directed by Lender

(b)	J.P. Morgan’s obligation to indemnify for Borrower Event of Default pursuant to Section 2.7 and 3.2 of the Agreement shall be reduced to the extent that the Lender does not return the Lender Portion pursuant to Section 2(c)(vi) hereof.

(c)	The parties acknowledge that the Cash Collateral Investment Directed by Lender will occur as follows, and be subject to the following conditions:

(i)	On each Business Day before the relevant cut-off time as set out in the operating guidelines, the parties will determine the allocation of Cash Collateral, which was or will be received by J.P. Morgan prior to 2pm EST on such Business Day, to be invested by the Lender, as Cash Collateral Investment Directed by Lender (“Lender Portion”). Each party agrees to transfer (pay and receive) the Lender Portion amount in the currency and manner as agreed from time to time.

(ii)	The Lender Portion will be subject to:

A.	The application of the de minimis guidelines and the mark to market calculations in accordance with Section 2.5 of the Agreement; and

B.	The obligation, upon the termination of the Loan, to return it to J.P. Morgan for payment to the relevant Borrower (as adjusted by J.P. Morgan to reflect Market Value in accordance with Section 2.5(b) of the Agreement).

(iii)	Lender agrees that J.P. Morgan may make demand for return of the Lender Portion:

A.	upon termination of a Loan to which such Lender Portion relates;

B.	to meet a demand by a Borrower as described in Section 2.5(c) of the Agreement; or

C.	if there is an Event of Default by a Borrower under the applicable MSLA.

Notwithstanding the foregoing, any advance of funds with respect to the return of Cash Collateral to a Borrower or the payment of a Rebate to an approved Borrower shall be subject to Sections 5.2 Overdrafts and 5.3 J.P. Morgan’s Right over Securities in the Agreement.

(iv)	All Lender Portions delivered to Lender shall be returned to J.P. Morgan on the same Business Day of J.P. Morgan’s demand therefor, provided that such demand is received by the Lender by 2pm Eastern Standard Time (“EST”). If demand is received by the Lender thereafter, Cash Collateral shall be returned on the following Business Day. Notice of such demand shall be sent in accordance with the notification provisions of the Agreement.

(v)	On each Business Day that the Lender Portion is held by the Lender hereunder, the daily yield on such amount shall be calculated by Lender, and such daily yield will be provided daily to J.P. Morgan. The earnings payable to J.P. Morgan and the Rebate payable to the Borrower (the “Lending Fees”) shall accrue for each Business Day of the month that the Lender Portion is held by the Lender. J.P. Morgan’s and the Lender’s share of earnings, and their method of payment, shall be determined in accordance with Section 5.1 of the Agreement. Lender shall use commercially reasonable efforts to pay all the earnings derived from the Lender Portion, if any, to J.P. Morgan no later than the third Business Day of the subsequent month but in any event no later than the fifth Business Day of such subsequent month. J.P. Morgan will return such earnings to the Lender less the Lending Fees in accordance with Section 5.1 of the Agreement. Lender shall be responsible for the shortfall if the monthly net income of (i), (ii) and (iii) outlined in Section 5.1(a) of the Agreement with respect to a Loan are less than the Rebate payable to the relevant Borrower.

(vi)	Following an Event of Default, the Lender shall cause the Lender Portion to be transferred to J.P. Morgan by the close of business on the day J.P. Morgan requests such a transfer, provided such request is received by 2pm EST . If such request is received thereafter, the Lender Portion shall be transferred to J.P. Morgan by 10:00am EST the following Business Day. Upon J.P. Morgan’s receipt of the Lender Portion in accordance with the timings outlined above, the Lender Portion shall be applied by J.P. Morgan in accordance with Section 3.2, and if any Lender Portion remains, against the cost of any indemnification obligation in accordance with Section 3.3 of the Agreement. In the event that the Lender Portion is not transferred to J.P. Morgan in accordance with the timings outlined above, the Borrower Event of Default indemnification obligations of J.P. Morgan in the Agreement, including without limitation Sections 2.7 and 3.2 of the Agreement, shall be reduced accordingly. If the Lender Portion required to be transferred to J.P. Morgan is greater than the Market Value of the loaned Securities as of the Return Date, the Lender shall return such excess amount to J.P. Morgan, to be applied by J.P. Morgan in accordance with Section 3.2 and, if any such excess remains, in accordance with Section 3.3 of the Agreement and the MSLA.

(vii)	Any Lender Portion shall be subject to Section 2.6(f) of the Agreement.

(viii)	J.P. Morgan shall have no fiduciary or other responsibility with respect to any Cash Collateral Investment Directed by Lender.

3. EFFECT OF THIS ADDENDUM

Except as expressly stated by this Addendum, the Agreement shall remain in full force and effect in accordance with its terms. All references to the Agreement in the Addendum or any other document executed or delivered in connection therewith shall, from and after the effective date of this Addendum, be deemed to be references to the Agreement, as amended hereby, unless the context expressly requires otherwise. This Addendum may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

4.	GOVERNING LAW

This Addendum shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to its principles of conflict of laws (except that the foregoing shall not reduce any statutory right to choose New York law or forum).

JPMORGAN CHASE BANK, N.A.

By:
Name:	George Rennick

Title:	Managing Director

Date:	06/15/2021

Janus Detroit Street Trust, on behalf of

its series as listed in Schedule 11 of the

Agreement

By:
Name:	Jesper Nergaard

Title:	VP, Treasurer & Chief Financial Officer
Date:	June 9, 2021 | 21:07 MDT

Securities Lending Agreement

SCHEDULE 10

Applicable Restrictions

J.P. Morgan shall follow applicable lending restrictions as set forth in this Schedule.

1.	Based on the daily report of the Securities held by the Custodian for the Lender, J.P. Morgan may not lend Securities held by the Custodian for the Lender which are more than 75% of the Securities of a particular series of an issuer. For the avoidance of doubt, this lending restriction of 75% does not apply with respect to Securities held by the Custodian for the Lender which are United States Treasury securities.

2.	J.P. Morgan may not lend Securities where Janus Henderson Investors holds 13.5% or more of free float (the “Free Float Limit”) and 10% or greater of total shares outstanding (the TSO Limit “) .

3.	J.P. Morgan may not lend Securities held by the Lender if as a result more than 25% of the Lender’s total assets would be on loan.

4.	J.P. Morgan may not enter into new Loans where the Lender has already loaned 25% of its total assets.

5.	In accordance with Section 2.8 (Voting), the Lender may terminate a Loan for purposes of voting. However, the Lender will not terminate a Loan for voting where the relevant issuers of the Securities subject to such Loan are located in any of the jurisdictions set out below which permits “share-blocking” (“Shareblocking Jurisdictions”), unless otherwise instructed by the Lender. Lender may amend such list of jurisdictions (the “Shareblocking Jurisdiction List”) by fourteen (14) days’ prior written notice to J.P. Morgan.

Each of the following jurisdictions qualify as Shareblocking Jurisdictions for the purposes of this clause 5:

Argentinia, Curacao (Netherlands Antilles), Egypt, Iceland, Kazakhstan, Lebanon, Luxembourg, Mauritius, Morocco, Norway and Switzerland.

6.	The restrictions set forth in this Schedule 10 may be amended from time to time by both parties in writing.

J.P. Morgan’s obligation to comply with the above restrictions (“Restrictions”) is subject to the following:

(i) J.P. Morgan to receive the following information (“Information”) from the Lender as specified below and J.P. Morgan’s monitoring of these Restrictions will be based on such Information and J.P. Morgan is not under an obligation to request any further information from the Lender:

•	Daily report of the Securities held by the Custodian for the Lender;
•	In respect of the Free Float Limit, upon execution of this Agreement, a list of Securities to which the Free Float Limit applies. The Lender will provide J.P. Morgan with an updated list on a dailybasis to reflect any changes and J.P. Morgan shall comply with and monitor the Free Float Limit based on such daily updated list.
•	In respect of the TSO Limit, upon execution of this Agreement, a list of Securities to which the TSO Limit applies. The Lender will provide J.P. Morgan with an updated list on a daily basis to reflect any changes and J.P. Morgan shall comply with and monitor the TSO Limit based on such daily updated list.
•	On a monthly basis, the total assets of the Lender
•	In respect of the above voting restriction in any jurisdiction which permits share-blocking Lender to ensure that it provides J.P. Morgan with an updated Shareblocking Jurisdiction List where there are changes to such list.

(ii) Upon receipt of the Information, J.P. Morgan to operational implement such Information as soon as reasonably practicable after receipt of the relevant Information; and

(iii) As a result of J.P. Morgan applying particular Information to such relevant Restriction(s), J.P. Morgan may be required to terminate Loans of the Lender, J.P. Morgan to terminate such relevant Loans as soon as reasonably practicable, taking into account market practice and relevant settlement cycles, after receipt of the relevant Information.

Securities Lending Agreement

SCHEDULE 11

List of Lenders

Each of the following Funds of Janus Detroit Street Trust will be a Lender for the purposes of this Agreement:

Janus Henderson Mortgage-Backed Securities ETF
The Long-Term Care ETF
Janus Henderson Small/Mid Cap Growth Alpha ETF
Janus Henderson Small Cap Growth Alpha ETF
Janus Henderson Short Duration Income ETF
Janus Henderson AAA CLO ETF
Janus Henderson US Real Estate ETF